UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INTERSIL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A common stock, par value $0.01 per share (“Common Stock”)
(2)

Aggregate number of securities to which transaction applies:

As of September 30, 2016, (A) 136,540,475 shares of Common Stock issued and outstanding, (B) 1,759,898 shares of Common Stock issuable upon the exercise of stock options, (C) 4,139,645 shares of Common Stock underlying restricted stock units (“RSUs”) and (D) 1,837,429 shares of Common Stock underlying performance-based RSUs.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of: (A) 136,540,475 shares of Common Stock issued and outstanding as of September 30, 2016 multiplied by $22.50 per share; (B) options to purchase 1,759,898 shares of Common Stock outstanding as of September 30, 2016, with an exercise price less than $22.50 per share multiplied by $10.80 (the difference between $22.50 per share and the weighted average exercise price of $11.70 per share); (C) 4,139,645 shares of Common Stock underlying RSUs outstanding as of September 30, 2016 multiplied by $22.50 per share; and (D) 1,837,429 shares of Common Stock underlying performance-based RSUs outstanding as of September 30, 2016 multiplied by $22.50 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001159.

	(4)	Proposed maximum aggregate value of transaction: $3,225,651,751
	(5)	Total fee paid: $373,854

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED OCTOBER 12, 2016

INTERSIL CORPORATION

1001 Murphy Ranch Road

Milpitas, CA 95035

[●], 2016

To the Stockholders of Intersil Corporation:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Intersil Corporation, a Delaware corporation (“Intersil,” the “Company,” “we,” “us,” or “our”), to be held on [●], 2016, at [●], Pacific time, at the headquarters of the Company at 1001 Murphy Ranch Road, Milpitas, California 95035.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated September 12, 2016, by and between Renesas Electronics Corporation, a Japanese corporation (“Parent” or “Renesas”), and the Company. Upon satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Chapter One Company (“Merger Sub”), which was formed following the date of the Merger Agreement as a Delaware corporation and a direct wholly-owned subsidiary of Parent, will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a direct wholly-owned subsidiary of Parent. At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $22.50 in cash, without interest and less any applicable withholding taxes, for each share of the Company’s Class A common stock, $0.01 par value (“Common Stock”) that you own (unless you have properly exercised your appraisal rights).

The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s Common Stock.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 347-6024

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Dr. Necip Sayiner President, Chief Executive Officer and Director

Milpitas, California

[●], 2016

The accompanying proxy statement is dated [●], 2016 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about [●], 2016.

INTERSIL CORPORATION

1001 Murphy Ranch Road

Milpitas, CA 95035

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2016

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Intersil Corporation, a Delaware corporation (“Intersil,” the “Company,” “we,” “us,” or “our”), will be held on [●], 2016, at [●], Pacific time, at the headquarters of the Company at 1001 Murphy Ranch Road, Milpitas, California 95035, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated September 12, 2016, by and between Renesas Electronics Corporation, a Japanese corporation (“Parent” or “Renesas”), and the Company. Upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Chapter One Company (“Merger Sub”), which was formed following the date of the Merger Agreement as a Delaware corporation and a direct wholly-owned subsidiary of Parent, will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a direct wholly-owned subsidiary of Parent;

2. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;

3. To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger; and

4. To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Only stockholders of record as of the close of business on [●], 2016 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Company’s Board of Directors (the “Board”) unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By the Order of the Board,

Dr. Necip Sayiner President, Chief Executive Officer and Director

Milpitas, California

[●], 2016

Dated: [●], 2016

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE; OR (2) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 347-6024

- i -

(continued)

- ii -

TABLE OF CONTENTS—(Continued)

- iii -

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Chapter One Company, a direct wholly-owned subsidiary of Renesas Electronics Corporation, with and into Intersil Corporation, which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “Intersil,” the “Company,” “we,” “us,” or “our” and similar words refer to Intersil Corporation, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Renesas Electronics Corporation as “Parent” or “Renesas” and Chapter One Company as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated September 12, 2016, by and between the Company and Parent, as subsequently joined by Merger Sub and as it may be amended from time to time, as the “Merger Agreement,” and to the Joinder Agreement, dated September 21, 2016, by and between the Company and Merger Sub by which Merger Sub joined the Merger Agreement as a party, as it may be amended from time to time, as the “Joinder Agreement.”

Parties Involved in the Merger

Intersil Corporation

The Company is a corporation organized under the laws of Delaware. We are a leading provider of innovative power management and precision analog semiconductor solutions. Our products form the building blocks of increasingly intelligent, mobile and power-hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, we are the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace.

The Company’s Class A common stock (referred to herein as “Common Stock”) is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “ISIL.”

Renesas Electronics Corporation

Parent is a corporation organized under the laws of Japan (kabushiki kaisha). Parent delivers trusted embedded design innovation with complete semiconductor solutions that enable billions of connected, intelligent devices to enhance the way people work and live — securely and safely. The number one global supplier of microcontrollers, and a leader in Analog & Power and SoC products, Parent provides the expertise, quality, and comprehensive solutions for a broad range of automotive, industrial, home electronics, office automation and information communication technology applications to help shape a limitless future.

Parent’s common stock is listed on the Tokyo Stock Exchange under code 6723.

Chapter One Company

Merger Sub is a corporation organized under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Parent that was formed on September 16, 2016, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. It has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a direct subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, the Company will cease to be a publicly traded company, all outstanding shares of the Company’s Common Stock (except for (i) any shares owned by the Company’s direct or indirect subsidiaries, Parent, Merger Sub or any of their direct or indirect subsidiaries (which will be canceled for no consideration) and (ii) any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) (the shares excluded by clauses (i) and (ii), collectively, the “Excluded Shares”)) will be canceled and converted into the right to receive $22.50 per share in cash, without interest and less any applicable withholding taxes plus, if applicable, the amount of any Final Quarterly Dividend, as described below in the section captioned “The Merger Agreement — Other Covenants — Final Quarterly Dividend” (the “Per Share Merger Consideration”), and you will no longer own any shares of the capital stock of the Surviving Corporation.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who are entitled to and who properly exercise their appraisal rights under the DGCL will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger — Appraisal Rights”).

Treatment of Company Equity Awards

At the time at which the Merger will become effective (the “Effective Time”), each Company stock option (each, a “Company Option”), whether or not vested, that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash amount equal to the product of the number of shares of Common Stock subject to such Company Option, and the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Company Option. Each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration, will, as of the Effective Time, be canceled without the payment of any consideration therefor.

At the Effective Time, the portion of each outstanding restricted stock unit award (each, a “Company RSU Award”) that (a) is vested as of the Effective Time, (b) is held by an individual serving as a non-employee director of the Company as of immediately prior to the Effective Time (each, a “Director RSU Award”), or (c)(i) was granted prior to 2017, (ii) is not treated as deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986 (as amended, the “Code”), and (iii) in the absence of the Merger, would not be scheduled to vest until (A) calendar year 2017, if the Effective Time occurs prior to April 1, 2017, and (B) calendar years 2019 and 2020 (each, an “Accelerated RSU Award”), will be canceled and converted into the right to receive an amount in cash, without interest, equal to the sum of (i) the product obtained by multiplying the Per Share Merger Consideration and the aggregate number of shares of Common Stock subject to such Company RSU Award and (ii) the cash dividend equivalents that have accrued but remain unpaid as of the Effective Time on such Company RSU Award (such amount, the “RSU Payment”).

With respect to each outstanding Company RSU Award that is subject to performance-based vesting and that would otherwise remain subject to an on-going corporate performance period in the absence of the Merger (each, a “Company MSU Award”) (i) the Company will accelerate the conclusion of the on-going performance period to the last business day prior to the closing date of the Merger (the “Measurement Date”) and will measure performance for each such Company MSU Award using actual performance as of the Measurement Date, and (ii) the holder of such Company MSU Award will be deemed, as of immediately prior to the Effective Time, to have earned and be fully vested in the number of shares of Common Stock earned based on such actual performance and the payout formula set forth in the applicable award agreement, and the shares of Common Stock earned in respect of each such Company RSU Award will be canceled and converted into the right to receive the RSU Payment.

At the Effective Time, each outstanding Company RSU Award that (i) does not become vested by the Effective Time and that (ii) is not a Director RSU Award, an Accelerated RSU Award, or a Company MSU Award, will be canceled and converted into an adjusted award having the same terms and conditions as were in effect immediately prior to the Effective Time, including the same vesting schedule (including rights to acceleration of vesting and rights to post-termination vesting in connection with retirement eligibility), the same payment schedule (including any deferral election) and the right to receive dividend equivalents that accrued by the Effective Time, except that such adjusted award will be in the form of an unfunded, unsecured promise of Parent to deliver to the holder an amount in cash equal to the RSU Payment.

For a more complete description of the treatment of Company Equity Awards, see the section of this proxy statement captioned “The Merger Agreement — Treatment of Company Equity Awards.”

The Special Meeting

Date, Time and Place

A special meeting of stockholders of the Company (the “Special Meeting”) will be held on [●], 2016, at [●], Pacific time, at the headquarters of the Company at 1001 Murphy Ranch Road, Milpitas, California 95035.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of the Company’s Common Stock at the close of business on [●], 2016 (the “Record Date”). You will have one vote at the Special Meeting for each share of the Company’s Common Stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of the Company’s Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of the Company’s Common Stock having voting power present in person or represented by proxy at the Special Meeting entitled to vote on the subject matter.

Share Ownership of Our Directors and Executive Officers

As of September 30, 2016, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,478,486 shares of Common Stock, representing approximately 1.1% of the shares of Common Stock outstanding on September 30, 2016. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee of how you wish to vote your shares of Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Company’s Board of Directors (the “Board”) that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that stockholders vote in favor of the Merger Agreement. These interests generally include, among others, the rights to accelerated vesting of equity awards and certain payments and benefits in connection with a qualifying termination of employment on or following the Merger, as described in more detail under the caption “The Merger —  Interests of the Company’s Directors and Executive Officers in the Merger.”

Market Price Information

Our Common Stock is listed on NASDAQ under the trading symbol “ISIL.” The closing sale price of our Common Stock on NASDAQ on August 19, 2016, the last trading day prior to third-party media reports speculating regarding a possible transaction involving the Company, was $15.64, compared to which the Per

Share Merger Consideration represents a premium of approximately 43.9%. On [●], 2016, the last trading day before the date of this proxy statement, the closing price of our Common Stock on NASDAQ was $[●].

Recommendation of the Board

The Board, after considering various factors described under the caption “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Fairness Opinion of J.P. Morgan Securities LLC

In connection with the Merger, J.P. Morgan Securities LLC (“J.P. Morgan”), our financial advisor, rendered to the Board its oral opinion on September 12, 2016, subsequently confirmed in writing (in such written form, the “Opinion”), that, as of September 12, 2016, and based upon and subject to the factors and assumptions set forth in the Opinion, the Per Share Merger Consideration to be paid to the holders of shares of our Common Stock was fair, from a financial point of view, to such holders.

The full text of the Opinion, dated as of September 12, 2016, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by J.P. Morgan in rendering the Opinion, is attached hereto as Annex B and is incorporated into this proxy statement by reference in its entirety. The summary of the Opinion contained in this section of the proxy statement is qualified in its entirety by reference to the full text of the Opinion. You are encouraged to read the Opinion carefully and in its entirety. The Opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Per Share Merger Consideration to be paid in the Merger and does not address any other aspects or implications of the Merger or the related transactions. The Opinion was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote with respect to the proposed Merger or any other matter.

Merger Agreement

Conditions to Completion of the Merger

The respective obligations of each party to consummate the Merger will be subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the closing date of the Merger (the “Closing Date”) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of the Company’s stockholders;

•	(1) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (2) clearance or approval by the Anti-Monopoly Bureau of the Ministry of Commerce in the People’s Republic of China (“PRC”); (3) clearance by the Federal Cartel Office in Germany or expiration of the mandatory waiting period, or clearance by the European Commission in the event of a referral, and (4) clearance or approval by the Fair Trade Commission in South Korea;

•	no governmental authority in any jurisdiction that is material for the business and operations of the Company and Parent, taken together, has by any law or order, restrained, enjoined or otherwise prohibited the consummation of the Merger;

•	approval or clearance of the Merger by the Committee on Foreign Investment in the United States (“CFIUS”), or, if CFIUS has sent a report to the President of the United States requesting the President’s decision, either non-action by the President within 15 days from the date on which CFIUS completed its investigation or approval or clearance by the President; and

•	expiration of the applicable waiting period under the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. § 122.4(b), following written notice to the Directorate of Defense Trade Controls with respect to the transactions contemplated by the Merger Agreement.

The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the Closing Date;

•	the Company having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement prior to the Effective Time;

•	no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) shall have occurred since September 12, 2016, and be continuing; and

•	the receipt by Parent of a certificate dated as of the Closing Date and signed on behalf of the Company by the Company’s chief executive officer or chief financial officer, to the effect that the conditions described in the preceding three items have been satisfied.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of the representations and warranties of (i) Parent contained in the Merger Agreement and (ii) Merger Sub contained in the Joinder Agreement, in each case as of the Closing Date;

•	each of Parent and Merger Sub having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement and the Joinder Agreement on or prior to the Closing Date;

•	no Parent Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) shall have occurred since September 12, 2016, and be continuing; and

•	the receipt by the Company of (i) a certificate, dated as of the Closing Date and signed on behalf of the Parent and Merger Sub by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions described in the preceding three items have been satisfied and (ii) the Joinder Agreement (to the extent not previously delivered), duly executed by Merger Sub.

Non-Solicitation; Competing Proposals; Change of Recommendation

Pursuant to the terms of the Merger Agreement, the Company is subject to customary restrictions on its ability to solicit Competing Proposals (as defined in the section of this proxy statement captioned “The Merger

Agreement — Competing Proposals”) from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding Competing Proposals.

However, prior to the adoption of the Merger Agreement by the Company’s stockholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision that allows the Company, in response to its receipt of an unsolicited Competing Proposal, to provide information to and participate in negotiations or discussions with third parties with respect to a Competing Proposal if the Company determines in good faith, after consultation with its outside legal counsel and financial advisor, that the Competing Proposal is or would reasonably be likely to result in a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement — The Board’s Recommendation; Board Recommendation Change”) and the Company receives or has already received an acceptable confidentiality agreement.

In addition, at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, the Company may, in response to its receipt of an unsolicited Competing Proposal, (i) change its recommendation that the holders of shares of Common Stock adopt the Merger Agreement or (ii) terminate the Merger Agreement to enter into a definitive written agreement providing for such Competing Proposal, if the Company has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal and the failure to change its recommendation or to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under applicable law. However, prior to taking these actions, the Company must provide Parent with a four business day period in which to negotiate with the Company, and is obligated to consider in good faith any proposals made by Parent, in order to amend the terms of the proposed transaction such that the Competing Proposal no longer constitutes a Superior Proposal.

Also, prior to the approval of the Merger by the Company’s stockholders, the Board may change its recommendation that the holders of shares of Common Stock adopt the Merger Agreement for a reason unrelated to a Competing Proposal if it determines in good faith (after consultation with its outside legal counsel and financial advisor) that, in light of the occurrence of certain intervening events, the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, provided that the Company gives Parent a four business day period in which to negotiate with the Company so as to avoid such recommendation change.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $3.2 billion, which will be funded through available cash in hand of Parent. This amount includes funds needed to (i) pay the Company’s stockholders the amounts due under the Merger Agreement and (ii) make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement.

For more information, see the section of this proxy statement captioned “The Merger — Financing of the Merger.”

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be completed until (i) the expiration or termination of the applicable waiting period under the HSR Act; (ii) the approval or clearance of the Merger by CFIUS (or, if CFIUS sends a report to the President of the United States requesting the President’s decision, either non-action by the President within 15 days from the date on which CFIUS completed its investigation or approval or clearance by the President); (iii) the expiration of a period of 60 days following written notice to the Directorate of Defense Trade Controls under the ITAR with respect to the transactions contemplated by the Merger Agreement and any required filings under the Export Administration Regulations; (iv) any approvals of the Defense Security Service of the U.S. Department of Defense or any other Governmental Authority as may be required for the Company to mitigate foreign ownership, influence or control under any U.S. national industrial security requirements or laws have been obtained; (v) the approval or clearance by the Anti-Monopoly Bureau of the Ministry of Commerce in the PRC has been obtained; (vi) the clearance by the Federal Cartel Office in Germany has been obtained or the expiration of the mandatory waiting period, or clearance by the European Commission in the event of a referral; (vii) the approval or clearance by the Fair Trade Commission in South Korea has been obtained; and (viii) the approval of any governmental authority in any other jurisdiction other than that of the United States which has review, approval or regulatory authority over the acquisition of the Company has been obtained.

For further details regarding the regulatory approvals required for the completion of the Merger, please refer to the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger.”

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders are entitled, subject to the requirements set forth in the DGCL, to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of their shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash payments to one or more shareholders that are entitled to appraisal), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any, less any payments that the Company has made before the entry of judgment to one or more shareholders that are entitled to appraisal, which payments can be made, and the amount of which can be determined at the Company’s sole discretion. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Per Share Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of Common Stock of record through the Effective Time and (iv) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements set forth in the DGCL for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	The Board is furnishing this proxy statement and form of proxy card to the holders of shares of the Company’s Common Stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

1)	To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, and the Company will become a direct subsidiary of Parent;

2)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3)	To approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on [●], 2016, at [●], Pacific time, at the headquarters of the Company at 1001 Murphy Ranch Road, Milpitas, California 95035.

Q:	Who is entitled to vote at the Special Meeting?

A:	Stockholders as of the Record Date of [●], 2016 are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of the Company’s Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Common Stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:	Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on the Company?

A:	The proposed Merger is the acquisition of the Company by Parent. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, the Company will become a direct wholly-owned subsidiary of Parent, and the Company’s Common Stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, the Company’s Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration for each share of Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of Common Stock, and assuming no Final Quarterly Dividend is payable, you will receive $2,250.00 in cash in exchange for your shares of Common Stock, less any applicable withholding taxes.

Q:	How does the Per Share Merger Consideration compare to the unaffected market price of the Common Stock?

A:	The relationship of the $22.50 Per Share Merger Consideration (assuming that no Final Quarterly Dividend is payable) to the trading price of the Company’s Common Stock constitutes a premium of: (1) approximately 13.9% to the closing price of the Company’s Common Stock on September 12, 2016, the last trading day prior to the announcement that the Company entered into the Merger Agreement, and (2) approximately 43.9% to the closing price of the Company’s Common Stock on August 19, 2016, the last trading day prior to third-party media reports speculating regarding a possible transaction involving the Company.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of Common Stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of the Company’s Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of the Company’s Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board recommend that I vote?

A:	The Board, after considering the various factors described under the caption “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Common Stock. Instead, the Company will remain an independent public company, the Company’s Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and the Company will continue to file periodic reports with the SEC.

Under certain circumstances that are specified in the Merger Agreement, the Company will be required to pay Parent a termination fee upon the termination of the Merger Agreement; and under different specified circumstances, Parent will be required to pay the Company a termination fee upon the termination of the Merger Agreement. For more details see the section of this proxy statement captioned “The Merger Agreement — Termination Fees.”

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A:	Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of the Company’s Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of the Company’s Common Stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the non-binding, advisory vote on compensation proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the non-binding, advisory vote on compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the non-binding, advisory vote on compensation proposal.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A:	SEC rules require the Company to seek a non-binding, advisory vote regarding compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Q:	What is the compensation that will or may become payable to the Company’s named executive officers in connection with the Merger for purposes of this advisory vote?

A:	The compensation that will or may become payable by the Company to its named executive officers in connection with the Merger is certain compensation that is based on or otherwise relates to the Merger and is or may become payable to the Company’s named executive officers. For further details, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if stockholders do not approve the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger at the Special Meeting?

A:	Approval of Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements is not a condition to completion of the Merger. The vote with respect to such proposal is an advisory vote and will not be binding on the Company or Parent. Further, the underlying plans, agreements and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. If the Merger Agreement is adopted by the stockholders and the Merger is completed, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger may be paid to the Company’s named executive officers even if stockholders fail to approve Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of Common Stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•	by attending the Special Meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Common Stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the compensation proposal.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Common Stock is called a “proxy card.” Necip Sayiner, our President, Chief Executive Officer and Director, and Donald Macleod, our Chairman of the Board, with full power of substitution, are the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:	If available, the Company may announce preliminary voting results at the conclusion of the Special Meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of Common Stock for cash pursuant to the Merger?

A:	The exchange of the Company’s Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, you should consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. A more complete discussion of the material U.S. federal income tax consequences of the Merger is provided under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of Company Options and Company RSU Awards receive in the Merger?

A:	At the Effective Time, each Company Option, whether or not vested, that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash amount equal to the product of the number of shares of Common Stock subject to such option, and the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Company Option. Each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration, will, as of the Effective Time, be canceled without the payment of any consideration therefor.

Each outstanding Company RSU Award that (i) is vested as of the Effective Time, (ii) is a Director RSU Award, or (iii) an Accelerated RSU Award, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the RSU Payment. With respect to each Company MSU Award (i) the Company will accelerate the conclusion of the on-going performance period to the last business day prior to the Closing Date (the “Measurement Date”) and will measure performance for each such Company MSU Award using actual performance as of the Measurement Date, and (ii) the holder of such Company MSU Award will be deemed, as of immediately prior to the Effective Time, to have earned and be fully vested in the number of shares of Common Stock earned based on such actual performance and the payout formula set forth in the applicable award agreement, and the shares of Common Stock earned in respect of each such Company RSU Award will be canceled and converted into the right to receive the RSU Payment.

Each outstanding Company RSU Award that (i) does not become vested by the Effective Time and that (ii) is not a Director RSU Award, an Accelerated RSU Award, or a Company MSU Award, will be canceled and converted into an adjusted award having the same terms and conditions as were in effect immediately prior to the Effective Time, including the same vesting schedule (including rights to acceleration of vesting and rights to post-termination vesting in connection with retirement eligibility), the same payment schedule (including any deferral election) and the right to receive dividend equivalents that accrued by the Effective Time, except that such adjusted award will be in the form of an unfunded, unsecured promise of Parent to deliver to the holder an amount in cash equal to the RSU Payment.

For more details on the treatment of Company Options and Company RSU Awards in the Merger please refer to the section captioned “The Merger — Treatment of Company Equity Awards.”

Q:	What will happen to the Company’s employee stock purchase plan?

A:	With respect to the Company’s employee stock purchase plan (the “ESPP”), the maximum aggregate number of shares of Common Stock that may be purchased during any purchase period after September 12, 2016, including the purchase period currently in progress, is 254,000. The duration, frequency and other terms of any such purchase periods shall be in accordance with the ESPP in effect as of September 12, 2016 and the Company’s past practice. On a date determined by the Board that is no later than three business days prior to the Effective Time, the outstanding purchase period that is in progress on such date will terminate and be the final purchase period under the ESPP and the accumulated payroll deductions of each participant under the ESPP will be used to purchase Common Stock on the earlier of the scheduled purchase date for the final purchase period and the date that is not less than three business days prior to the Effective Time (such date, the “Final Purchase Date”). The ESPP will terminate as of immediately prior to the Effective Time. Any shares of Common Stock acquired under the ESPP prior to or on the Final Purchase Date will be canceled and converted into the right to receive the Per Share Merger Consideration.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the first calendar half of 2017. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Common Stock are entitled, subject to the requirements set forth in the DGCL, to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of the shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash payments to one or more shareholders that are entitled to appraisal), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any, less any payments that the Company has made before the entry of judgment to one or more shareholders that are entitled to appraisal, which payments can be made, and the amount of which can be determined at the Company’s sole discretion. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company’s stockholders generally?

A:	Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that stockholders vote in favor of the Merger Agreement. These interests generally include, among others, the rights to accelerated vesting of equity awards and certain payments and benefits in connection with a qualifying termination of employment on or following the Merger, as described in more detail under the caption “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	Who can help answer my questions?

A:	If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 347-6024

FORWARD-LOOKING STATEMENTS

Throughout this document pertaining to the Merger between the Company and Parent, the Company makes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of the Company’s senior management about future events with respect to the Company’s business and its industry in general. Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of the Company’s forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. Factors which could cause the Company’s actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: the ability of the Company and Parent to consummate the Merger in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by the Company’s stockholders; the possibility of litigation and other unknown liabilities; the Company’s and Parent’s ability to successfully integrate their operations, product lines, technology and employees and realize synergies and other benefits from the Merger transaction; the potential impact of the announcement or consummation of the Merger on the Company’s and Parent’s relationships with customers, suppliers and other third parties; and other risks described in the Company’s filings with the SEC. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, and the Company’s more recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov or on the Company’s website at http://ir.intersil.com). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not intend, and assumes no obligation, to update any forward-looking statements.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on [●], 2016, at [●], Pacific time, at the headquarters of the Company at 1001 Murphy Ranch Road, Milpitas, California 95035.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (iii) approve, by a non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Board Recommendation

The Board, after considering various factors described under the caption “The Merger — Reasons for the Merger and Recommendation of the Board,” has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders and (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously recommends that you vote (x) “FOR” the adoption of the Merger Agreement; (y) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (z) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the special meeting will be available at our principal executive offices, located at 1001 Murphy Ranch Road, Milpitas, California 95035, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, [●], 2016, there were [●] shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date is required to adopt the Merger Agreement. Adoption of the Merger Agreement by the Company’s stockholders is a condition to the closing of the Merger.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on (i) the proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (ii) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Under applicable stock exchange rules, as each of the proposals to be voted on at the Special Meeting is considered “non-routine,” brokers do not have discretion to vote on such proposals and as such, broker non-votes will not be included in the calculation of the number of shares of the Company’s Common Stock represented at the Special Meeting for purposes of determining whether a quorum is present.

Shares Held by the Company’s Directors and Executive Officers

As of September 30, 2016, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,478,486 shares of our Common Stock, representing approximately 1.1% of the shares of our Common Stock outstanding on such date. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Voting of Proxies

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or by telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the compensation proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. The Company has retained D.F. King & Co., Inc., a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $13,500 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Adjournments or Postponements

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of, among other things, soliciting additional proxies, by the vote of a majority of the shares of the Company’s Common Stock represented at the Special Meeting, whether or not a quorum is present. Any signed proxies received by us for which no voting instructions are provided on such matter will be voted “FOR” the proposal to adjourn the Special Meeting.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders are entitled, subject to the requirements set forth in the DGCL, to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of their shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash payments to one or more shareholders that are entitled to appraisal), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any, less any payments that the Company has made before the entry of judgment to one or more shareholders that are entitled to appraisal, which payments can be made, and the amount of which can be determined at the Company’s sole discretion. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Per Share Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of Common Stock of record through the Effective Time and (iv) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements set forth in the DGCL for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [●], 2016

The proxy statement is available at www.proxyvote.com.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents in connection with the Special Meeting or this year’s or any future year’s annual meeting (if any), follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035, Attention: Corporate Secretary. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 347-6024

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to adopt the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 28 of this proxy statement and “The Merger Agreement” beginning on page 73 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting in favor of the proposal to adopt the Merger Agreement. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Company is providing its stockholders with the opportunity to cast a vote, on an advisory (non-binding) basis, to approve the compensation payments that will or may be paid by the Company to its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the Merger as disclosed in the section of this proxy statement captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” as required by Section 14A of the Exchange Act.

Through this proposal, we are asking our stockholders to indicate their approval, on an advisory (non-binding) basis, of the various change in control, equity acceleration and other payments that our named executive officers will or may be eligible to receive in connection with the Merger as described in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” referred to above.

You should carefully review the “golden parachute” compensation information disclosed in the section of this proxy statement referred to above. The Board unanimously recommends that stockholders of the Company approve the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Intersil Corporation approve, solely on an advisory, non-binding basis, the ‘golden parachute’ compensation that will or may become payable to the Company’s named executive officers in connection with the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” in the Company’s proxy statement for the Special Meeting.”

The vote on the merger-related compensation proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on the Company, the Board or Parent. Further, the underlying plans, agreements and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, the compensation payments that are contractually required to be paid by the Company to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders on the merger-related compensation proposal.

The Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Intersil Corporation

1001 Murphy Ranch Road

Milpitas, CA 95035

(408) 546-3399

The Company is a corporation organized under the laws of Delaware. We are a leading provider of innovative power management and precision analog semiconductor solutions. Our products form the building blocks of increasingly intelligent, mobile and power-hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, we are the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace.

The Company’s Class A common stock (referred to herein as “Common Stock”) is listed on NASDAQ under the symbol “ISIL.”

Renesas Electronics Corporation

Toyosu Foresia

3-2-24 Toyosu, Koto-ku

Tokyo 135-0061, Japan

+81 3-6773-3002

Parent is a corporation organized under the laws of Japan (kabushiki kaisha). Parent delivers trusted embedded design innovation with complete semiconductor solutions that enable billions of connected, intelligent devices to enhance the way people work and live — securely and safely. The number one global supplier of microcontrollers, and a leader in Analog & Power and SoC products, Parent provides the expertise, quality, and comprehensive solutions for a broad range of automotive, industrial, home electronics, office automation and information communication technology applications to help shape a limitless future.

Parent’s common stock is listed on the Tokyo Stock Exchange under code 6723.

Chapter One Company

Toyosu Foresia

3-2-24 Toyosu, Koto-ku

Tokyo 135-0061, Japan

+81 3-6773-3002

Merger Sub is a corporation organized under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Parent that was formed on September 16, 2016, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. It has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the Surviving Corporation and as a direct subsidiary of Parent. As a result of the Merger, the Company’s Common Stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, the Company’s Common Stock will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as the Company, Parent and Merger Sub may agree and specify in the certificate of Merger).

Effect on the Company if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Common Stock. Instead, the Company will remain an independent public company, the Company’s Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and risks related to adverse economic or industry conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of the Company’s Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company’s Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities or the future value of your shares of Common Stock. If the Merger is not completed, the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, the Company will be required to pay to Parent a termination fee of $96,500,000 if the Merger Agreement is terminated under certain specified circumstances, and Parent will be required to pay to the Company a termination fee of $96,500,000 if the Merger Agreement is terminated under certain specified circumstances. For more information please see the section captioned “The Merger Agreement — Termination Fees.”

Merger Consideration

In the Merger, each outstanding share of Common Stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration. Under certain circumstances, the holders of Common Stock will receive from Parent or the Surviving Corporation a Final Quarterly Dividend, as described below in the section captioned “The Merger Agreement — Other Covenants — Final Quarterly Dividend.”

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger — Appraisal Rights”).

Background of the Merger

The Board and Intersil’s management team regularly review and assess Intersil’s business strategies and objectives, and the Board regularly reviews and discusses Intersil’s performance, risks and opportunities, all with the goal of enhancing stockholder value. The Board and Intersil’s management team regularly consider various strategic alternatives as part of these ongoing efforts, taking into account expected economic, competitive and other market conditions, including indications of interest from other companies and their representatives regarding possible strategic transactions.

On March 1, 2016, at the invitation of Hidetoshi Shibata, the chief financial officer of Renesas, Necip Sayiner, Intersil’s President and Chief Executive Officer, met with Mr. Shibata in Milpitas, California. At this meeting, Mr. Shibata raised the topic of a potential acquisition of Intersil by Renesas and inquired as to whether Mr. Sayiner believed the Board would be interested in such a transaction. Mr. Sayiner indicated that it would be up to the Board to consider any offer if one were received.

On March 16, 2016, Renesas delivered to Intersil a written, non-binding indication of interest regarding an all-cash acquisition of Intersil by Renesas, at a price in the range of $16.50 to $18.00 per share.

On March 24, 2016, Mr. Sayiner and Richard Crowley, Senior Vice President, Chief Financial Officer and Treasurer of Intersil, met with representatives of J.P. Morgan to discuss the potential retention of J.P. Morgan as Intersil’s financial advisor in evaluating the non-binding indication of interest from Renesas. J.P. Morgan was selected based on J.P. Morgan’s reputation as an independent financial advisor and J.P. Morgan’s experience as a financial advisor to companies in the semiconductor industry.

On April 6, 2016, the Board held a meeting to discuss Renesas’ non-binding indication of interest. A representative of J.P. Morgan attended the meeting. Also in attendance was Andrew Hughes, Vice President, General Counsel and Corporate Secretary of Intersil, who reviewed with the Board its fiduciary duties in the context of considering a potential sale of the company transaction, including with respect to evaluating and responding to Renesas’ non-binding indication of interest. The representative from J.P. Morgan then discussed the current semiconductor industry environment, as well as recent industry consolidation trends and the transaction metrics related to a number of recent transactions in the semiconductor industry. Mr. Sayiner then reviewed with the Board the current state of Intersil’s business and a preliminary internal management forecast for the business through 2017. The representative from J.P. Morgan then delivered a presentation to the Board, based on preliminary internal forecasts prepared by Intersil’s management, regarding various perspectives on Intersil’s valuation potential as a standalone entity, as well as a summary of those various perspectives, and compared those valuation perspectives to the price range included in Renesas’ indication of interest. The representative from J.P. Morgan also provided the Board with a description of Renesas’ history and its published strategic objectives. Following deliberations, the Board determined that a potential transaction with Renesas on the terms proposed was not in the best interests of Intersil stockholders given that, among other things, Intersil’s turnaround efforts and investments over the past several years were then nearing completion and given Intersil’s projection of performance over the next one to two years, the valuation suggested by Renesas was not compelling. The Board instructed Mr. Sayiner to convey this determination to Renesas but to otherwise maintain a channel of communication with Renesas. Mr. Sayiner indicated to the Board that he would endeavor to meet with Renesas’ management team during an upcoming trip to Tokyo, Japan.

On April 8, 2016, Mr. Sayiner informed Mr. Shibata that the Board had reviewed Renesas’ non-binding indication of interest and concluded that it represented insufficient value for Intersil.

On April 21, 2016, the Board held its regularly scheduled quarterly meeting. Representatives of J.P. Morgan attended the meeting and reviewed the general landscape for mergers and acquisitions in the semiconductor industry.

On May 5, 2016, the chief executive officer of a public strategic company referred to herein as Company A informed Mr. Sayiner that Company A intended to provide a non-binding indication of interest proposing an acquisition of Intersil to Mr. Sayiner later that day. Mr. Sayiner subsequently received Company A’s written non-binding indication of interest to acquire Intersil at a proposed all-cash purchase price of $15.30 per share.

On May 11, 2016, Mr. Sayiner informed Mr. Shibata that Mr. Sayiner planned to be in Tokyo during the week of May 23, 2016 and asked whether Mr. Shibata would be interested in meeting at that time. Mr. Shibata responded that he would be interested in such a meeting and arrangements were subsequently made to meet on May 24, 2016.

On May 18, 2016, the Board held a meeting to discuss Company A’s non-binding indication of interest. The Board discussed the valuation proposed by Company A and compared it to the value previously proposed by Renesas. The Board then rejected Company A’s offer for the same reasons the Board rejected the Renesas offer at its April 6 meeting. At the Board’s instruction, Mr. Sayiner conveyed the Board’s determination to Company A following the meeting.

On May 24, 2016, Mr. Sayiner met with Tetsuya Tsurumaru, the president and chief executive officer of Renesas at the time and Renesas’ current chairman, Bunsei Kure, an executive advisor to Renesas at the time and Renesas’ current president and chief executive officer, and Mr. Shibata in Tokyo, Japan. The parties discussed Renesas’ efforts to expand globally and Intersil’s recent turnaround initiatives and potential in the current semiconductor marketplace.

On June 2, 2016, Mr. Shibata contacted Mr. Sayiner as a follow-up to the meeting on May 24, 2016 to inquire further about the Board’s receptivity to a renewed offer by Renesas to acquire Intersil. Mr. Shibata indicated that any such renewed offer would contain a minimum all-cash purchase price of $20.00 per share for any potential acquisition of Intersil by Renesas.

On June 5, 2016, Company A’s chief executive officer contacted Mr. Sayiner to further discuss the Board’s rejection of Company A’s non-binding indication of interest. Mr. Sayiner explained that the Board had determined that Company A’s offer did not adequately value Intersil’s business and future potential, and that Intersil had also received an indication of interest with a proposed purchase price in excess of the price proposed by Company A. On June 7, 2016, Company A’s chief executive officer informed Mr. Sayiner that Company A was no longer interested in pursuing an acquisition of Intersil.

On June 10, 2016, Renesas delivered to Intersil a revised non-binding indication of interest regarding an all-cash acquisition of Intersil by Renesas at a price in the range of $20.00 to $21.50 per share.

On June 15, 2016, Donald Macleod, the Chairman of the Board, Mr. Sayiner, and Mr. Crowley spoke with Mr. Shibata in order for the Intersil management team to gain a better understanding of Renesas’ rationale for seeking an acquisition of Intersil and the strategic merits of the combined entity.

On June 20, 2016, the Board held a meeting to discuss Renesas’ revised non-binding indication of interest. Representatives of Intersil’s management and representatives of J.P. Morgan were present. Representatives of J.P. Morgan delivered to the Board an updated presentation, based on preliminary internal forecasts prepared by Intersil’s management, regarding various perspectives on Intersil’s valuation potential as a standalone entity. The Board discussed whether a proposed acquisition of Intersil by Renesas would require approval from CFIUS in light of the classified nature of certain Intersil products and operations, and the potential timing to obtain such approval. The Board then evaluated the significantly improved price in Renesas’ revised indication of interest and the report from those present at the June 15, 2016 meeting regarding Renesas’ rationale for seeking an acquisition of Intersil and the strategic merits of the combined entity. After deliberations, the Board concluded that Intersil should enter into further discussions with Renesas and provide additional information. On June 21, 2016, Mr. Sayiner contacted Renesas to propose an exploratory management meeting.

On June 22, 2016, Intersil entered into a formal written agreement to engage J.P. Morgan as its exclusive financial advisor in connection with a potential sale of Intersil.

On June 26, 2016, Intersil sent Renesas its initial due diligence questions relating to CFIUS and any approvals that may be required by the Defense Security Service of the U.S. Department of Defense (“DSS”).

On July 1, 2016, Intersil and Renesas entered into a confidentiality and non-disclosure agreement with a standstill provision for the purpose of furthering transaction discussions. The terms of the standstill provided that it would no longer apply in the event Intersil entered into a definitive agreement relating to a change in control transaction.

Also on July 1, 2016, the chairman of the board of a public strategic company referred to herein as Company B contacted Mr. Sayiner to inquire whether Intersil would consider a proposal to be acquired by Company B. The chairman of the board informed Mr. Sayiner that he would send to Mr. Sayiner a valuation analysis and proposal. Mr. Sayiner responded that the Board would review and consider any such proposal when, and if, it was received.

On July 6 and 7, 2016, members of Intersil’s management held meetings with Renesas’ management team. During the meetings, the respective management teams discussed the companies’ businesses and prospects and the potential organizational structure of the combined entity, as well as potential synergies that may be achieved by combining the businesses. Representatives of J.P. Morgan and representatives of Renesas’ financial advisor, Merrill Lynch Japan Securities Co., Ltd. (referred to herein as “BofA Merrill Lynch”), attended the meetings.

On July 11, 2016, representatives of BofA Merrill Lynch informed representatives of J.P. Morgan that Renesas intended to submit a final proposal with respect to an acquisition of Intersil on July 21, 2016. On July 12, 2016, Intersil contacted Renesas to request that Renesas submit its revised proposal by July 20, 2016, the day before the Board’s next regularly scheduled quarterly meeting.

On July 17, 2016, representatives of the respective management teams of Intersil and Renesas and Renesas’ financial advisors had a financial due diligence discussion.

On July 19, 2016, Mr. Sayiner and Mr. Kure discussed the status of Renesas’ updated proposal to acquire Intersil. Renesas then delivered to Intersil a draft indication of interest that did not specify a purchase price. The following day, on July 20, 2016, Renesas delivered an indication of interest with a proposed all-cash purchase price of $21.00 per share.

On July 21, 2016, the Board held its regularly scheduled quarterly meeting. Representatives of J.P. Morgan and Jones Day, Intersil’s outside legal counsel in connection with the potential strategic transaction, participated. Mr. Sayiner updated the Board on discussions with Renesas since the Board’s last meeting. Mr. Sayiner also informed the Board of Mr. Sayiner’s discussion with Company B’s chairman of the board on July 1, 2016, and that no further communications had been received from Company B since that discussion. Mr. Sayiner then reviewed Intersil’s revenue forecast and non-GAAP profit-and-loss statement for the remainder of 2016 and 2017 and trends with respect to certain customers. Mr. Sayiner also reviewed with the Board certain Management Projections for 2016 through 2019. The Board reviewed and discussed the Management Projections presented by Mr. Sayiner and approved them for the purpose of internally analyzing proposals to acquire Intersil and approved the delivery of those projections to Renesas (and any other potential acquiror of Intersil) on a confidential basis. For a further discussion of the Management Projections see the section below captioned “— Management Projections”. The Board then discussed the next steps to be taken with respect to Renesas’ due diligence process, as well as what may be necessary to satisfy the requirements of CFIUS and DSS. Representatives of J.P. Morgan then reviewed with the Board an updated presentation regarding various perspectives on Intersil’s valuation potential as a standalone entity based on the Management Projections, as compared with Renesas’ revised indication of interest, while noting the terms of Renesas’ offer, including the implied price premiums and that approval from Renesas’ shareholders was not required for Renesas to consummate the proposed transaction. J.P. Morgan also reviewed the financial aspects of certain precedent transactions with the Board and compared them to the transaction proposed by Renesas. Representatives of J.P. Morgan then presented the Board with a list of certain other companies that J.P. Morgan believed could express an interest in acquiring Intersil and would have the ability to do so, based on such companies’ financial resources and potential strategic fit with Intersil. J.P. Morgan discussed the profile of each such company. At the request of the Board, the J.P. Morgan representatives then provided J.P. Morgan’s assessment for each such company of its likely level of interest in, and available resources for, a strategic transaction with Intersil. Representatives of J.P. Morgan then discussed potential alternatives for how and when a “market check” could be conducted if the Board determined to move forward with the proposed transaction with Renesas. A representative of Jones Day then reviewed with the Board its fiduciary duties if the Board were to determine to proceed with a potential sale of the company transaction. The Board engaged in a discussion of the transaction proposed by Renesas and perceived risks associated with Renesas’ proposal, including the potential delay and risk associated with CFIUS and DSS approvals. At the conclusion of this discussion, the Board determined that Renesas’ proposed purchase price would have to be higher in order for a transaction to supported by the Board. The Board instructed Mr. Sayiner to inform Renesas of its determination and instructed Intersil’s management to continue its discussions with Renesas. The Board also reviewed the information provided in the presentation made by J.P. Morgan, and discussed the other potential acquirors that J.P. Morgan should approach on behalf of Intersil as part of a competitive bidding process. The Board concluded that J.P. Morgan should approach Company A, Company B, and a public strategic company referred to herein as Company C.

Following the meeting, Mr. Sayiner contacted Mr. Shibata to inform him that the Board had discussed Renesas’ revised indication of interest and that J.P. Morgan would communicate the Board’s feedback on the revised indication of interest. Representatives of J.P. Morgan then informed Mr. Shibata that Renesas’ proposed purchase price would have to be higher in order for a transaction to be supported by the Board, but that the Board had determined to continue discussions with Renesas.

On July 22, 2016, representatives of J.P. Morgan contacted Company C to assess Company C’s possible interest in acquiring Intersil.

On July 25, 2016, Mr. Shibata informed Mr. Sayiner that the price of $21.00 per share reflected in Renesas’ July 20 indication of interest was the highest price that Renesas was willing to offer given the level of information that Intersil had provided to date. Mr. Sayiner responded that Intersil would proceed with additional diligence meetings on August 8 and 9, 2016 for the purpose of providing Renesas additional information upon which to base an increased offer. Mr. Sayiner and Mr. Shibata subsequently communicated to discuss the proposed diligence meetings.

Representatives of J.P. Morgan contacted Company B on July 25, 2016 to assess Company B’s interest in acquiring Intersil. Also on July 25, 2016, representatives of J.P. Morgan communicated with Company A’s financial advisor regarding Company A’s interest in acquiring Intersil, and Company A’s financial advisor subsequently delivered a due diligence request list to Intersil.

On July 26, 2016, Mr. Crowley and members of Renesas’ management team discussed potential operational synergies of the proposed business combination. Representatives of J.P. Morgan and BofA Merrill Lynch also participated in the meeting. Additional meetings to discuss potential operational synergies were conducted on July 28, 2016 and August 2 and 3, 2016, with representatives from Intersil, Renesas, J.P. Morgan and BofA Merrill Lynch participating in such meetings.

On July 28, 2016, Renesas requested additional due diligence information from Intersil relating to CFIUS and any approvals that may be required by DSS.

On August 1, 2016, Intersil provided Renesas and its advisors with access to a secure online dataroom.

On August 2, 2016, Intersil and Company B entered into a non-disclosure agreement with a standstill provision for the purpose of furthering transaction discussions. The terms of the standstill provided that it would no longer apply in the event Intersil entered into a definitive agreement relating to a change in control transaction.

On August 4, 2016, Intersil’s management team delivered a management presentation regarding Intersil’s operations to Company B’s management. Representatives of J.P. Morgan attended the presentation.

On August 5, 2016, Intersil and Company A entered into a non-disclosure agreement with a standstill provision for the purpose of furthering transaction discussions. The terms of the standstill provided that it would no longer apply in the event Intersil entered into a definitive agreement relating to a change in control transaction. Later that day, Messrs. Sayiner and Crowley delivered a management presentation regarding Intersil’s operations to Company A’s management. Representatives of each of J.P. Morgan and Company A’s financial advisor attended the presentation.

On August 5, 2016, Intersil’s and Renesas’ respective management teams held due diligence meetings.

On August 8 and 9, 2016, Intersil’s and Renesas’ respective management teams held further due diligence meetings. Representatives of each of J.P. Morgan, Jones Day, BofA Merrill Lynch and Morrison & Forester (“MoFo”), Renesas’ outside legal counsel, attended the meetings.

On August 7, 2016, Company A informed Intersil that it would not provide any indication of interest prior to Company A’s regularly scheduled board meeting at the end of the following week. On August 12, 2016, Company A conveyed the same information to representatives of J.P. Morgan, and Company A’s financial advisor requested additional due diligence information from representatives of J.P. Morgan.

Also on August 7, 2016, Company B requested additional due diligence information from Intersil.

On August 8, 2016, Company B delivered to representatives of J.P. Morgan a non-binding indication of interest regarding an all-cash acquisition of Intersil by Company B at a price $20.00 per share. Company B also requested that Intersil enter into an exclusivity agreement.

On August 10, 2016, Renesas submitted a revised indication of interest increasing its proposed purchase price to $21.50 per share and stating that such price reflected Renesas’ best and final price. In addition, Renesas requested that Intersil enter into an exclusivity agreement.

Also on August 10, 2016, Company C informed representatives of J.P. Morgan that Company C was not interested in pursuing an acquisition of Intersil.

On August 12, 2016, Renesas delivered a draft exclusivity agreement to Intersil and again requested that Intersil enter into exclusivity.

On August 15, 2016, the Board held a meeting to discuss the status of indications of interest. Representatives of J.P. Morgan and Jones Day participated. Representatives of J.P. Morgan reviewed with the Board a presentation that discussed, among other things, a summary of the acquisition proposals from each of Renesas and Company B, and a summary of valuation perspectives comparing the offer price proposed by Renesas with the offer price proposed by Company B. After deliberations, the Board determined to proceed with Renesas’ due diligence review of Intersil and commence preparation and negotiation of a definitive transaction agreement with Renesas. The Board also concluded that Company B’s proposed purchase price of $20.00 per share was not competitive and that Company B would need to improve its proposal in order to continue discussions regarding a transaction with Intersil. The Board determined that Company A should be provided the additional due diligence information requested in order to facilitate Company A’s formulation of an acquisition proposal. Representatives of J.P. Morgan then discussed other potential acquirors of Intersil, based on market capitalization, cash position, leverage and synergy areas. After deliberations, the Board determined that at this time there were no other potential acquirors that would be suitable for the strategic review process. The Board then instructed J.P. Morgan to provide Company B with guidance that it should increase its offer price from $20.00 per share to a price at or near $23.00 per share. The Board instructed Intersil’s management that if

Company B indicated it would consider increasing its offer price, Intersil’s management should conduct due diligence meetings with Company B’s management and provide access to a secure online dataroom to Company B and its advisors.

Following the meeting, Mr. Sayiner informed Renesas of the Board’s determination to not enter into exclusive negotiations with Renesas, but to instead continue with Renesas’ due diligence review and to negotiate the terms of a definitive agreement. In addition, Intersil provided supplemental due diligence information to Company A. Company A’s chief executive officer informed Mr. Sayiner that Company A’s board of directors would meet on August 18 and intended to deliver an indication of interest to Intersil on August 19.

On August 16, 2016, representatives of J.P. Morgan conveyed to Company B the Board’s determination that Company B would need to improve its proposal in order to continue discussions regarding a transaction with Intersil and that it should increase its offer price from $20.00 per share to a price at or near $23.00 per share. Company B’s chairman of the board informed representatives of J.P. Morgan on August 19, 2016, that Company B was willing to work towards submitting a revised offer with a higher price and that in order to do so Company B would need to conduct meetings with Intersil’s management team and receive additional due diligence information from Intersil.

On August 17, 2016, BofA Merrill Lynch, on behalf of Renesas, sent representatives of J.P. Morgan a draft merger agreement that had been prepared by MoFo. J.P. Morgan advised BofA Merrill Lynch that Jones Day was then preparing an initial draft merger agreement that would be provided to Renesas and its advisors in the following days.

On August 19, 2016, Company A sent Intersil a non-binding indication of interest regarding an all-cash acquisition of Intersil by Company A at a price in the range of $19.00 to $20.00 per share.

On August 21, 2016 (August 22, 2016 in Japan), the Japanese newspapers Nikkei and Yomiuri published reports that Renesas was engaged in negotiations to acquire Intersil. After the reports were published, Renesas issued a statement in Japanese that it continually explores opportunities to enhance stockholder value, including through organic and inorganic growth opportunities, and that, while Renesas evaluates many different opportunities, including the opportunity referenced in the newspaper reports, it is Renesas’ policy to not comment on any such opportunity unless and until a definitive decision has been reached. Renesas issued its statement in order to comply with disclosure rules of the Tokyo Stock Exchange. The Nikkei and Yomiuri reports was subsequently quoted in several media sources in the United States during the U.S. trading day of August 22, 2016. Intersil’s common stock traded on Nasdaq as high as $19.51 per share on August 22, 2016; the price of Intersil’s common stock on Nasdaq at the close of the immediately preceding trading day (August 19, the “Unaffected Date”) was $15.64 per share.

On August 22, 2016, in response to the media reports published on August 21 regarding a potential sale of Intersil to Renesas, a public strategic company referred to herein as Company D contacted representatives of J.P. Morgan regarding Company D’s interest in submitting a potential bid to acquire Intersil for around $20.00 per share in an all-cash transaction.

Later on August 22, 2016, the Board held a meeting to discuss the status of indications of interest and negotiations with potential bidders, including the inquiry made by Company D. Representatives of J.P. Morgan and Jones Day attended the meeting. Mr. Sayiner updated the Board on Renesas’ ongoing due diligence review and informed the Board that Jones Day had prepared a draft merger agreement for a potential transaction with Renesas. The Board instructed Jones Day to deliver the draft merger agreement to Renesas following the conclusion of the Board’s meeting. Mr. Sayiner then updated the Board on Intersil’s efforts in connection with DSS approvals that would be required for a potential transaction with Renesas in order to maintain Intersil’s facility security clearances and to continue its compliance with any related contracts. The Board then discussed CFIUS approval in any proposed transaction with Renesas and whether Renesas would commit to responding to and managing any requirements imposed by CFIUS and DSS on Intersil’s classified business operations. Mr. Sayiner also informed the Board that Renesas had requested that the parties commence negotiations with respect to the treatment of employee equity awards in the definitive transaction agreement and the treatment in the definitive transaction agreement of general employee compensation matters during the interim period between signing and closing and during the one-year period after the closing. Following deliberations, the Board instructed Mr. Sayiner to begin preliminary discussions with Renesas regarding such matters and to report back to the Board regarding any such discussions. Mr. Sayiner also updated the Board on the media reports published by Nikkei and Yomiuri and subsequently reported in the United States regarding a potential sale of Intersil to Renesas. Mr. Sayiner then updated the Board on discussions with Company A, including Company A’s August 19, 2016 indication of interest. After deliberations, the Board decided to cease providing additional due diligence materials to Company A until such time as Company A submitted a more competitive acquisition proposal. Mr. Sayiner then informed the Board that a management meeting with Company B would be held on August 23, 2016 and that representatives of J.P. Morgan had informed Company B that its August 8, 2016 indication of interest was not viewed as being competitive by the Board and that the Board would require a more competitive offer from Company B by August 26, 2016. The Board then instructed Intersil’s management to grant Company B access to a secure online dataroom for due diligence purposes and instructed Jones Day to deliver a draft merger agreement to Company B at the appropriate time. The Board also instructed representatives of J.P. Morgan to follow up with Company D regarding (i) whether Company D had a genuine interest in pursuing an acquisition of Intersil and whether Company D would be able to finance such an acquisition and (ii) the timeline on which Company D could proceed with pursuing an acquisition of Intersil.

Following the meeting, Jones Day, on behalf of Intersil, provided MoFo with a draft merger agreement, and Intersil provided Company B and its advisors with access to a secure online dataroom.

Later on August 22, 2016, Mr. Sayiner discussed a timeline for negotiating and finalizing a definitive transaction agreement with Mr. Shibata and other members of Renesas’ management team. In addition, Mr. Sayiner updated Renesas on the status of Intersil’s discussions with DSS and other applicable U.S. government agencies with respect to applicable U.S. national industrial security requirements as a result of a proposed acquisition of Intersil by Renesas, a foreign acquiror.

Also on August 22, 2016, representatives of J.P. Morgan informed Company A of the Board’s determination to cease providing additional due diligence materials to Company A until Company A had submitted a more competitive acquisition proposal.

On August 23, 2016, at the Board’s instruction, representatives of J.P. Morgan contacted Company D to discuss Company D’s interest in pursuing an acquisition of Intersil, whether Company D would be able to finance such an acquisition and the timeline on which Company D could proceed with such an acquisition. Company D followed up with representatives of J.P. Morgan on August 27, 2016, and informed them that Company D was not interested in pursuing further an acquisition of Intersil.

On August 23, 2016, in response to the media reports published on August 21 regarding a potential sale of Intersil to Renesas, a public strategic company referred to herein as Company E reached out to Mr. Macleod regarding a potential acquisition of Intersil. Mr. Macleod directed Company E’s communication to representatives of J.P. Morgan. On August 23, 2016, representatives of J.P. Morgan contacted Company E to discuss Company E’s possible interest in acquiring Intersil.

On August 23, 2016, Intersil’s management held meetings with Company B’s management. Representatives of J.P. Morgan attended the meetings.

On August 24, 2016, MoFo, on behalf of Renesas, sent to Jones Day a list of open issues on the initial draft merger agreement that Jones Day had earlier provided to MoFo.

Separately on August 24, 2016, Renesas sent Mr. Sayiner a proposal regarding treatment of employee equity awards in the definitive transaction agreement and the treatment in the definitive transaction agreement of general employee compensation matters during the interim period between signing and closing and during the one-year period after the closing. Messrs. Sayiner and Hughes later discussed with Mr. Shibata and other members of Renesas’ management team the status of negotiations of the definitive transaction agreement, communications strategy in connection with the proposed acquisition and certain provisions of the draft merger agreement relating to CFIUS approval and any approvals required by DSS. Following that discussion, Mr. Sayiner and Mr. Shibata further discussed the treatment of employee equity awards in the definitive transaction agreement and the treatment in the definitive transaction agreement of general employee compensation matters during the interim period between signing and closing and during the one-year period after the closing.

On August 25, 2016, Mr. Sayiner sent to Renesas a counterproposal regarding Renesas’ proposed treatment of employee equity awards in the definitive transaction agreement and the treatment in the definitive transaction agreement of general employee compensation matters during the interim period between signing and closing and during the one-year period after the closing.

On August 26, 2016, Company B sent to Intersil a revised indication of interest to acquire Intersil at a proposed all-cash purchase price of $21.50 per share. The chairman of the board of Company B subsequently called Mr. Sayiner to discuss Company B’s offer and to convey Company B’s interest in the proposed transaction and the commitment of Company B’s management to complete a transaction between the parties.

On August 26, 2016, MoFo, on behalf of Renesas, sent to Jones Day a revised draft of the merger agreement.

On August 27, 2016, the Board held a meeting during which the Board was updated on the status of discussions and negotiations with Renesas and Company B by representatives of J.P. Morgan, Jones Day and Covington & Burling (“Covington”), Intersil’s outside legal counsel for matters relating to CFIUS and DSS in connection with a proposed transaction with Renesas. Representatives from Jones Day updated the Board on negotiations of the draft merger agreement with Renesas and provided an overview of the material outstanding issues in the draft merger agreement. Representatives of Jones Day and Covington reviewed the risks associated with the CFIUS approval process and discussed current negotiations with Renesas on that topic. Representatives of J.P. Morgan informed the Board that (i) Company A had not replied with a response since the prior Board meeting, (ii) based on J.P. Morgan’s discussion with Company D, Company D would not be pursuing an acquisition of Intersil, and (iii) Company E had made an unsolicited inquiry about acquiring Intersil. Representatives of J.P. Morgan then gave an overview of Company E and indicated that, in J.P. Morgan’s judgment, Company E would likely have difficulty obtaining financing for an acquisition of Intersil. The Board also discussed timing for the bidding process and the importance of ensuring that the process promoted the highest acquisition price. After deliberations, the Board determined that (i) the Board would not provide any party with exclusivity at that time, (ii) each of Renesas and Company B would be given a two-week timeframe to submit best and final bids and proposed merger agreements, (iii) a draft merger agreement would be sent to Company B for review and negotiation, and (iv) Renesas would be informed that there were other bidders seeking to acquire Intersil.

On August 28, 2016, J.P. Morgan, on behalf of Intersil, sent a draft merger agreement that had been prepared by Jones Day to Company B.

Later on August 28, 2016, Mr. Sayiner discussed with Mr. Shibata and certain other members of Renesas’ management team the status of the proposed transaction as well as matters relating to CFIUS approval and any approval required by DSS.

On August 29, 2016, representatives of Jones Day and MoFo, as well as internal legal counsel for Intersil and Renesas, discussed and negotiated the open points in MoFo’s revised draft of the merger agreement.

On August 30, 2016, Mr. Shibata sent Mr. Sayiner a revised proposal regarding the treatment of employee equity awards in the definitive transaction agreement and the treatment in the definitive transaction agreement of general employee compensation matters during the interim period between signing and closing and during the one-year period after the closing.

On August 31, 2016, Company E contacted representatives of J.P. Morgan to further discuss a potential acquisition of Intersil and indicated that it would reach out to J.P. Morgan if it had any further interest in pursuing an acquisition of Intersil.

Also on August 31, 2016, Mr. Sayiner discussed with Mr. Kure the potential costs involved with implementing measures that may be required by CFIUS or DSS to mitigate ownership, influence or control by Renesas (as a foreign entity) over Intersil’s operations.

Subsequently on August 31, 2016, representatives of Covington, Jones Day, MoFo, J.P. Morgan and BofA Merrill Lynch, as well as members of Intersil’s and Renesas’ respective management teams, participated in a meeting during which Covington provided additional background information on the framework of the U.S. national industrial security requirements that would be applicable to an acquisition of Intersil by Renesas. Representatives of Covington and Jones Day conveyed Intersil’s position on the terms of the merger agreement related thereto, including a reverse termination fee payable to Intersil in the event the CFIUS approval was not obtained.

On September 2, 2016, the Board held a meeting during which the Board was updated on the status of discussions and negotiations with Renesas and Company B by representatives of J.P. Morgan and Jones Day. Representatives of J.P. Morgan informed the Board of their discussion with Company E on August 31, 2016. The Board then discussed Company E’s ability and interest to provide a competitive bid within the proposed timeframe and then determined, after deliberations, that Company E would be unable to do so. Representatives from Jones Day then provided an overview of the material outstanding issues in the draft merger agreement with Renesas, including with respect to regulatory filings, the conduct of Intersil’s business between signing and closing, CFIUS and DSS approvals and Renesas’ covenants related thereto, the payment by Renesas of a reverse termination fee in the event CFIUS approval is not obtained and the circumstances that would trigger such payment, the sizes of the termination fee payable by Intersil and the reverse termination fee payable by Renesas and Intersil’s remedies in the event of a breach of the merger agreement by Renesas.

On September 4, 2016, Intersil sent to Mr. Shibata an approximation of certain costs that could be involved with the implementation of certain CFIUS and DSS mitigation measures.

On September 6, 2016, Intersil, representatives from J.P. Morgan and Company B held meetings to discuss due diligence topics requested by Company B. Members of Intersil’s and Company B’s respective management teams subsequently discussed the provisions in the draft merger agreement relating to employee equity awards and employee benefit matters.

On September 7, 2016, representatives from J.P. Morgan and Jones Day, on behalf of Intersil, and representatives from BofA Merrill Lynch and MoFo, on behalf of Renesas, communicated several times to negotiate the remaining open issues in the merger agreement and to generally discuss the status and timing of the proposed transaction. Also on September 7, 2016, Mr. Sayiner spoke with Mr. Shibata regarding the remaining open issues in the merger agreement.

On September 8, 2016, MoFo, on behalf of Renesas, sent a revised draft of the merger agreement to Jones Day, and BofA Merrill Lynch, also on behalf of Renesas, sent a certification of its sources of available funds to J.P. Morgan.

On September 9, 2016, the Board held a meeting during which the Board was updated on the status of discussions and negotiations with Renesas and Company B by representatives of J.P. Morgan and Jones Day.

Representatives of J.P. Morgan reported that J.P. Morgan had informed both Renesas and Company B that their respective best and final offers must be submitted to the Board by noon on Sunday, September 11, 2016, and that the Board would then select the winning bid on September 12, 2016. Representatives of J.P. Morgan reported to the Board that Renesas and Company B indicated that they both intended to aggressively pursue the acquisition and understood it to be a competitive bidding process. Representatives from Jones Day then provided an overview of the material outstanding issues in the draft merger agreement with Renesas, including with respect to regulatory filings, the conduct of Intersil’s business between signing and closing, CFIUS and DSS approvals and Renesas’ covenants related thereto, the payment by Renesas of a reverse termination fee in the event DSS approval is not obtained and the circumstances that would trigger such payment, and the sizes of the termination fee payable by Intersil and the reverse termination fee payable by Renesas. Mr. Sayiner then updated the Board on negotiations with Renesas regarding the proposed treatment of employee equity awards in the definitive transaction agreement and the treatment in the definitive transaction agreement of general employee compensation matters during the interim period between signing and closing and during the one-year period after the closing.

Later on September 9, 2016, Company B’s legal advisor sent a revised draft of the merger agreement to Jones Day.

On September 10, 2016, Jones Day and Company B’s outside legal counsel discussed Company B’s revised draft of the merger agreement. Following that call, Jones Day, on behalf of Intersil, sent a revised draft of the merger agreement to Company B’s outside legal counsel. Later that day, Jones Day and Company B’s outside legal counsel had another call to discuss and negotiate the open points in the merger agreement.

Also on September 10, 2016, Jones Day, on behalf of Intersil, sent a revised draft of the merger agreement with Renesas to MoFo.

On September 11, 2016, representatives of Intersil’s and Company B’s respective management teams, together with representatives of Jones Day and Company B’s outside legal counsel, participated in a meeting during which the parties discussed the proposed treatment of employee equity awards in the definitive transaction agreement and the treatment in the definitive transaction agreement of general employee compensation matters during the interim period between signing and closing and during the one-year period after the closing. Following that meeting, Company B’s outside legal counsel sent a revised draft of the merger agreement to Jones Day.

Later on September 11, 2016, Renesas sent J.P. Morgan its best and final offer for an acquisition of Intersil with an all-cash purchase price of $22.50 per share. Also on September 11, 2016, Company B’s outside legal counsel provided a financing commitment letter for the proposed transaction from a global financial institution. Later that day, Company B communicated to J.P. Morgan a revised all-cash purchase price of $20.50 per share. Company B’s outside legal counsel sent a further revised draft of the merger agreement to Jones Day. Later that night, Jones Day, on behalf of Intersil, sent a revised draft of the Renesas merger agreement to MoFo, and sent a revised draft of the Company B merger agreement to Company B’s outside legal counsel.

On September 12, 2016, the Board held a meeting. Representatives of Intersil’s management, J.P. Morgan, Jones Day and Covington participated. Representatives of Jones Day reviewed with the Board its fiduciary duties in the context of approving a potential sale of the company transaction. The Board reviewed the terms and conditions of the proposed transaction with Renesas. The Board discussed the terms of the Renesas merger agreement and determined that Renesas had satisfactorily addressed each of the matters related to the merger agreement that were previously raised by the Board, including covenants relating to CFIUS approval and any approval required by DSS. The Board determined that the Renesas offer provided greater value to Intersil stockholders and was superior to Company B’s offer. The Board, with the advice and assistance of representatives of J.P. Morgan, Jones Day, Covington and Intersil’s management, then evaluated and discussed the terms of the Renesas merger agreement and the transactions contemplated thereby. Following additional discussion by the Board, representatives of J.P. Morgan reviewed with the Board the financial analysis of J.P. Morgan of the Per Share Merger Consideration to be paid to Intersil stockholders in the proposed merger with

Renesas. Following this presentation, J.P. Morgan rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 12, 2016, to the Board that, as of September 12, 2016 and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of the Intersil common stock in the proposed merger with Renesas was fair, from a financial point of view, to such stockholders. The Board then reviewed the option of remaining independent, the process it went through to achieve the highest price for its stockholders in selling Intersil and the other factors deemed relevant by the Board, including the factors described below in the section captioned “— Reasons for the Merger and Recommendation of the Board.” After discussion and consideration of the financial and other information presented, the Board unanimously determined that the definitive merger agreement with Renesas, the performance by Intersil of its obligations thereunder and the consummation of the transactions contemplated thereby were advisable and fair to, and in the best interests of, Intersil and its stockholders.

On September 12, 2016, the merger agreement between Intersil and Renesas was executed and delivered by each of Intersil and Renesas. Shortly thereafter, Intersil and Renesas issued a joint press release announcing the execution of the definitive merger agreement.

Reasons for the Merger and Recommendation of the Board

At its meeting on September 12, 2016 held to evaluate the proposed Merger, the Board unanimously approved the Merger Agreement and determined that the terms of the Merger are fair to and in the best interests of Intersil’s stockholders. The Board unanimously recommends that Intersil stockholders vote:

1.	“FOR” the Adoption of the Merger Agreement;

2.	“FOR” the Adjournment of the Special Meeting; and

3.	“FOR” the Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.

The Board considered many factors in determining that the terms of the Merger are fair to and in the best interests of Intersil’s stockholders and unanimously recommending adoption of the Merger Agreement by Intersil stockholders. In arriving at its determination, the Board consulted with Intersil’s senior management, Intersil’s financial advisor, J.P. Morgan, and Intersil’s outside legal counsel, Jones Day and Covington, and reviewed and considered information and factors relevant to its strategic evaluation.

In furtherance thereof, the Board reviewed and considered, among other things, the following factors (not in any relative order of importance):

•	The Board’s understanding and analysis of Intersil’s business, management and operations, and its current and historical results of operations, financial prospects and condition, including, more generally, the present competitive environment and business climate of the semiconductor industry.

•	Intersil’s competitive positioning and prospects as a standalone company, and the rapid and ongoing consolidation of companies within the semiconductor industry, which the Board believed would continue at the current accelerated pace.

•	The fact that the proposed consideration consists solely of cash, which provides immediate liquidity and certainty of value to Intersil stockholders compared to a transaction in which stockholders would receive shares of an acquiror’s stock, while eliminating the effect of long-term business and execution risk.

•	The fact that the proposed consideration to be received by holders of Intersil common stock of $22.50 in cash per share of Intersil common stock represented a significant premium over the market prices at which Intersil shares traded prior to the announcement of the Merger Agreement, specifically representing a premium of approximately 43.9% over the unaffected price of Intersil’s common stock as of August 19, 2016 (the last trading day prior to reports of a proposed acquisition of Intersil were published in the media).

•	The course of negotiations between Intersil and Renesas, which resulted in (i) an increase in the value per share of Intersil common stock that Renesas was willing to pay to acquire Intersil from $18.00 (the high end of the range of values initially proposed by Renesas) to $22.50 per share of Intersil common stock, an increase of $4.50 per share when compared to the high end of the range of values initially proposed by Renesas, and (ii) the Board’s belief, based on these negotiations, that this price was the highest price per share that Renesas or any other bidder was willing to pay and that the terms of, and the transaction structure reflected in, the Merger Agreement were the most favorable terms to Intersil to which Renesas was then willing to agree.

•	The fact that (i) as directed by the Board, J.P. Morgan contacted three potential interested parties that Intersil believed would have the highest level of interest in a business combination with, or acquisition of, Intersil, (ii) Intersil executed non-disclosure agreements with, and provided initial due diligence access to, three interested parties, including Renesas, (iii) Intersil received preliminary non-binding indications of interest from, and provided further due diligence access to three of these interested parties, including Renesas, (iv) following media reports published on August 21, 2016, regarding a potential sale of Intersil to Renesas, two additional interested parties contacted J.P. Morgan to express interest in an acquisition of Intersil (neither of whom submitted written indications of interest to acquire Intersil), and (v) Intersil, at the conclusion of its strategic review process, received “best and final” acquisition proposals from two interested parties.

•	The Board’s belief that the process conducted by Intersil and its advisors had resulted in the highest price reasonably available to Intersil stockholders, and the risk that prolonging the strategic review process further could have resulted in the loss of a favorable opportunity to successfully consummate the transaction with Renesas, and would be unlikely to yield a proposal that would be a material improvement to Renesas’ proposal.

•	The fact that the Merger Agreement provided flexibility for the Board, in the exercise of its fiduciary duties, to terminate the Merger Agreement if a “superior proposal” were received by Intersil after execution of the Merger Agreement.

•	The significant advantages of entering into the Merger Agreement and consummating the Merger in comparison to the risks associated with remaining independent as a standalone company and pursuing Intersil’s strategic plan, including (i) potential future competition, including from larger and better funded companies, (ii) the challenges and risks associated with growing Intersil organically, (iii) the significant costs required to develop and market new products, (iv) the ability of Intersil to execute future strategic acquisitions in light of industry consolidation and the more limited financial resources that would likely be available to Intersil compared to its competitors, and (v) the additional risk factors pertaining to Intersil that are included in its most recent quarterly report, which is incorporated by reference in this proxy statement.

•	After consultation with Intersil’s legal and financial advisors, the Board’s belief that the Merger will be consummated, based on, among other things: (i) the closing conditions to the Merger, including the fact that the obligations of Renesas are not subject to a financing condition, (ii) Renesas having sufficient cash on hand to pay the proposed merger consideration of $22.50 in cash per share of Intersil common stock without having to obtain additional financing, (iii) the commitment made by Renesas to implement a proxy agreement under applicable U.S. national industrial security requirements to mitigate ownership, influence or control by Renesas (as a foreign entity) over Intersil’s operations conducted in Palm Bay, Florida and to otherwise use reasonable best efforts to obtain CFIUS and DSS approvals, as discussed further in the section captioned “The Merger Agreement” elsewhere in this proxy statement, and (iv) the commitment made by Renesas to Intersil to use reasonable best efforts to obtain other regulatory clearances, including under the HSR Act, as discussed further in the section captioned “The Merger Agreement” elsewhere in this proxy statement.

•	The Board’s belief that the Merger will be approved by the requisite regulatory authorities without the imposition of conditions that would materially delay or otherwise result in the termination of the Merger Agreement.

•	The Board’s belief that the Merger Agreement was the product of arm’s-length negotiations and contained customary terms and conditions.

•	The terms and conditions of the Merger Agreement and the course of negotiations of the Merger Agreement, including, among other things:

•	Intersil’s ability, subject to certain conditions, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, and the Board’s ability to terminate the Merger Agreement, in the exercise of its fiduciary duties, to enter into an acquisition agreement in connection with a “Superior Proposal,” as defined in the Merger Agreement;

•	the Board’s belief that the terms of the Merger Agreement, including the termination fee to be made to Renesas upon termination of the Merger Agreement under specified circumstances, are reasonable, customary and not likely to significantly deter another party from making a “Superior Proposal;”

•	the requirement that Renesas pay a reverse termination fee to Intersil in the event CFIUS approval is not obtained under certain specified circumstances, as described further in the section captioned “The Merger Agreement” elsewhere in this proxy statement;

•	Intersil’s entitlement to specific performance to prevent breaches of the Merger Agreement; and

•	the fact that consummation of the Merger is not subject to a financing condition.

•	The opinion of J.P. Morgan delivered orally to the Board on September 12, 2016, and confirmed in the form of a written opinion that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Per Share Merger Consideration to be paid to the holders of Intersil common stock in the proposed Merger was fair, from a financial point of view, to such stockholders, as more fully described below in the section captioned “— Fairness Opinion of J.P. Morgan Securities LLC” elsewhere in this proxy statement and which written opinion is attached in its entirety as Annex B hereto.

•	The Board’s fiduciary duties in light of the foregoing.

The Board weighed these factors against other uncertainties, risks and potentially negative factors relevant to the Merger, including the following (not in any relative order of importance):

•	The fact that Intersil will no longer exist as an independent company and, accordingly, Intersil stockholders will not participate in any future earnings or growth of Intersil and will not benefit from any appreciations in value of Intersil, including any appreciation in value that could be realized as a result of the combination of Intersil with Renesas.

•	The possibility that the Merger might not be completed and the effect of the resulting public announcement of the termination of the Merger Agreement on the trading price of Intersil common stock.

•	The risks and costs to Intersil if the Merger fails to close, including diversion of management and employee attention, and the potential adverse effect on business and relationships with customers and suppliers.

•	The gains from the consideration received by Intersil stockholders in connection with the Merger will be taxable to Intersil stockholders for U.S. federal income tax purposes.

•	The provisions in the Merger Agreement relating to the potential payment by Intersil of a termination fee of $96.5 million under certain circumstances specified in the Merger Agreement.

•	The terms of the Merger Agreement prohibit Intersil and its representatives from soliciting third party bids during the pendency of the Merger, which could reduce the likelihood that other potential acquirors would propose an alternative transaction that may be more advantageous to Intersil stockholders.

•	The risk that that completion of the Merger might be delayed.

•	The significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated), and the substantial time and effort of Intersil management required to complete the merger, which may disrupt Intersil’s business operations.

•	The adverse effect of uncertainties that arise prior to completion of the Merger, including on Intersil’s ability to attract, retain and motivate key personnel pending completion of the Merger.

•	Restrictions on the conduct of Intersil’s business prior to consummation of the Merger, including the requirement that Intersil conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent business opportunities that arise before the completion of the Merger and that, absent the Merger Agreement, Intersil might have pursued, or that might prevent Intersil from taking actions to improve its cost structure absent the proposed Merger or taking other actions, whether in the form of stock repurchases, restructuring, asset dispositions or otherwise, that Intersil might have undertaken in the absence of the proposed Merger.

•	The risks associated with satisfying certain conditions related to regulatory clearances (including under the HSR Act and CFIUS and any approvals required by DSS) and the possibility of delay.

•	The fact that a majority of the outstanding shares of Intersil common stock must adopt the Merger Agreement for it to be approved by Intersil stockholders.

•	The risks associated with cross-border merger transactions, such as required regulatory approvals.

•	There is a risk of litigation arising in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement.

•	The possibility that the executive officers and directors of Intersil could have interests in the Merger that would be different from, or in addition to, those of Intersil’s stockholders.

•	The risks of the type and nature described under the sections entitled “Forward-Looking Statements” elsewhere in this proxy statement.

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the benefits that the Board expects Intersil and Intersil stockholders would achieve as a result of the Merger.

This discussion of the information and factors considered by the Board includes the principal positive and negative factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger, and the complexity of these matters, the Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and to make its recommendations to the Intersil stockholders. Rather, the Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Board may have given differing weights to different factors. The explanation of the Board’s reasons for the proposed transactions and all other information in this section may be forward-looking in nature and therefore should be read in light of the factors discussed in the section entitled “Forward-Looking Statements” elsewhere in this proxy statement.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Management Projections

In connection with the Merger, the Company’s management prepared certain unaudited financial projections for fiscal years 2016 through 2025 (the “Management Projections”). The Management Projections were prepared for internal use and provided to the Board for the purposes of considering, analyzing and evaluating the Company’s strategic and financial alternatives, including the Merger. The Management Projections were also provided to J.P. Morgan in connection with rendering its fairness opinion to the Board and in performing the related analyses. Certain of the Management Projections for 2016 through 2019, as set forth below, and certain historical financial information for the Company were also provided, on a confidential basis, to Renesas and certain other potential acquirors of the Company. In developing the Management Projections, the Company’s management made assumptions with respect to the Company’s performance, general business, economic, regulatory, litigation, geopolitical, market and financial conditions, as well as industry and Company specific factors such as supply and demand trends and the status of, and estimated revenues from, new products, all of which involve a high degree of uncertainty and are difficult to predict, and many of which are beyond the Company’s control. However, the Company is including in this proxy statement a summary of the Management Projections for the Company on a standalone basis, without giving effect to the Merger, to give the Company’s stockholders access to certain nonpublic information provided to the Board, the Company’s financial advisor and Renesas for purposes of considering and evaluating the Merger. The inclusion of the Management Projections should not be regarded as an indication that the Company, its Board or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and it should not be relied on as such. Additionally, the Management Projections were prepared solely in connection with the evaluation of the Merger and the Company’s strategic and financial alternatives, and therefore were not intended to, and do not, provide, update or revise any guidance with respect to future fiscal periods.

The following is a summary of the Management Projections.

	Projected Fiscal Year
	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
	(Dollars in Millions)
Revenue(1)	$540	$610	$678	$746	$813	$870	$922	$968	$1,007	$1,037
Non-GAAP Operating Income(2)(3)	122	156	190	224	246	265	286	310	327	337
Non-GAAP Net Income(2)(4)	101	130	158	186	205	221	238	258	273	281
Unlevered Free Cash Flow(5)	76	108	133	159	180	192	210	229	245	254

(1)	Revenue estimates for 2020 through 2025 were not provided to Renesas or any other potential acquiror of the Company.
(2)

Non-GAAP Operating Income and Non-GAAP Net Income are non-GAAP financial measures, as they exclude, or are subject to adjustments that effectively exclude, amounts included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. Non-GAAP Operating Income and Non-GAAP Net Income were provided by management to J.P. Morgan and to Renesas and other potential acquirors of the Company because Non-GAAP Operating Income is a financial metric commonly used in transactional settings, and management believed that Non-GAAP Net Income portrayed the Company’s business without certain charges that may not apply to potential acquirors or, if applicable, may be different in kind or amount if the Company were acquired. These non-GAAP measures are also consistent with the way management prepares forward-looking projections for internal planning and management purposes. These measures are not prepared or presented in accordance with, or a substitute for, financial measures determined under GAAP, and may be different from or inconsistent with similarly labeled non-GAAP financial measures used by other companies. Non-GAAP Operating Income and Non-GAAP Net Income should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a Company’s profitability or liquidity.
(3)	Non-GAAP Operating Income is defined as GAAP operating income excluding equity based compensation expense, restructuring and related costs, provision for the TAOS litigation and amortization of purchased intangibles. Non-GAAP Operating Income estimates for 2020 through 2025 were not provided to Renesas or any other potential acquiror of the Company.
(4)	Non-GAAP Net Income is defined as GAAP net income excluding equity based compensation expense, restructuring and related costs, provision for the TAOS litigation, amortization of purchased intangibles, gain on recovery of auction rate securities and tax impact of Non-GAAP adjustments. Non-GAAP Net Income estimates for 2020 through 2025 were not provided to Renesas or any other potential acquiror of the Company.
(5)	Unlevered Free Cash Flow is a non-GAAP financial measure and defined as GAAP operating income excluding equity based compensation expense, restructuring and related costs, provision for the TAOS litigation, amortization of purchased intangibles and income tax on Non-GAAP Operating Income, plus depreciation, minus capital expenditures, equity based compensation expense net of tax, and change in net working capital. Unlevered Free Cash Flow was provided to J.P. Morgan for purposes of their fairness opinion and analysis but was not provided to Renesas or any other potential acquiror of the Company.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Set forth below is a summary of reconciliations of the non-GAAP financial information provided in the Management Projections to the most comparable GAAP financial measures based on financial information available to, or projected by, the Company. The projected GAAP financial measures set forth below in the reconciliation tables were not provided to J.P. Morgan, Renesas or any other potential acquiror of the Company.

	Projected Fiscal Year
	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
	(Dollars in Millions)
Non-GAAP Operating Income
(Totals may not add due to rounding)
GAAP Operating Income	$72	$121	$158	$192	$213	$231	$252	$278	$295	$306
Equity Based Compensation	24	26	28	30	31	32	32	32	32	31
Restructuring and related costs	14	—	—	—	—	—	—	—	—	—
Provision for the TAOS litigation	1	—	—	—	—	—	—	—	—	—
Amortization of purchased intangibles	12	10	4	2	2	2	2	—	—	—

Non-GAAP Operating Income	122	156	190	224	246	265	286	310	327	337

Non-GAAP Net Income
(Totals may not add due to rounding)
GAAP Net Income	$57	$98	$125	$152	$169	$183	$200	$220	$234	$243
Equity Based Compensation	24	26	28	30	31	32	32	32	32	31
Restructuring and related costs	14	—	—	—	—	—	—	—	—	—
Provision for the TAOS litigation	1	—	—	—	—	—	—	—	—	—
Amortization of purchased intangibles	12	10	4	2	2	2	2	—	—	—
Gain on recovery from auction rate securities	(0)	—	—	—	—	—	—	—	—	—
Tax impact of Non-GAAP adjustments	(6)	(3)	1	3	3	4	5	6	7	7

Non-GAAP Net Income	101	130	158	186	205	221	238	258	273	281

Unlevered Free Cash Flow
(Totals may not add due to rounding)
GAAP Operating Income	$72	$121	$158	$192	$213	$231	$252	$278	$295	$306
Less:
Equity Based Compensation	24	26	28	30	31	32	32	32	32	31
Restructuring and related costs	14	—	—	—	—	—	—	—	—	—
Provision for the TAOS litigation	1	—	—	—	—	—	—	—	—	—
Amortization of purchased intangibles	12	10	4	2	2	2	2	—	—	—
Income taxes on Non-GAAP Operating Income	(20)	(25)	(30)	(36)	(39)	(42)	(45)	(49)	(52)	(54)
Plus:
Depreciation	14	15	17	19	21	22	24	25	27	30
Less:
Capital Expenditures	(14)	(15)	(17)	(19)	(21)	(23)	(25)	(26)	(28)	(31)
Equity Based Compensation, net of tax	(20)	(22)	(24)	(25)	(26)	(27)	(27)	(27)	(27)	(26)
Change in Net Working Capital	(7)	(1)	(3)	(4)	(1)	(3)	(2)	(3)	(2)	(2)

Unlevered Free Cash Flow	76	108	133	159	180	192	210	229	245	254

The Management Projections are unaudited, should be read together with the historical financial statements of the Company, which have been filed with the SEC and incorporated in this proxy statement, and the other information regarding the Company contained elsewhere or incorporated into in this proxy statement. See the section of this proxy statement captioned “Where You Can Find More Information.” The Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Management Projections do not purport to present financial information in accordance with U.S. generally accepted accounting principles. KPMG LLP, the Company’s independent registered public accounting firm has not examined, compiled or otherwise applied or performed any procedures with respect to the Management Projections, nor has it expressed any opinion or given any form of assurance with respect to such information or their reasonableness, achievability or accuracy, and accordingly, such independent registered public accounting firm assumes no responsibility for them.

The Management Projections do not take into account the possible financial impact and other effects of the Merger on the Company and do not attempt to predict or suggest future results of the combined company. The Management Projections do not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that have been and may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Management Projections do not take into account the effect on the Company of any possible failure of the Merger to occur.

For the foregoing reasons, and considering that the Special Meeting will be held several months after the Management Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Management Projections set forth above. No one has made or makes any representation to any of the Company’s stockholders regarding the information included in the Management Projections, and the Company urges all stockholders of the Company to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement captioned “Where You Can Find More Information.”

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY STOCKHOLDER OR TO ANY OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE MANAGEMENT PROJECTIONS OR THAT FORECASTED RESULTS WILL BE ACHIEVED, AND EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, NONE OF THEM INTEND TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH PROJECTIONS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FORECASTS ARE SHOWN TO BE IN ERROR.

Fairness Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated June 22, 2016, we retained J.P. Morgan as our financial advisor in connection with a possible acquisition of the Company and to deliver a fairness opinion in connection with the proposed Merger.

At the meeting of the Board on September 12, 2016, J.P. Morgan rendered its oral opinion to the Board that, as of September 12, 2016, and based upon and subject to the factors and assumptions set forth in its opinion, the

Per Share Merger Consideration to be paid to the holders of shares of our Common Stock in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan has confirmed its September 12, 2016 oral opinion by delivering its written opinion to the Board, dated September 12, 2016 (the “Opinion”), that, as of such date, the Per Share Merger Consideration to be paid to the holders of shares of our Common Stock in the proposed Merger was fair, from a financial point of view, to such stockholders.

The full text of the Opinion, dated as of September 12, 2016, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by J.P. Morgan in rendering the Opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. The Company’s stockholders are urged to read the Opinion carefully and in its entirety.

The Opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger and was directed only to the fairness, from a financial point of view, of the Per Share Merger Consideration to be paid to the holders of shares of our Common Stock in the proposed Merger as of the date of the Opinion and did not address any other aspects or implications of the Merger or related transactions. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of the Opinion was approved by a fairness committee of J.P. Morgan. The summary of the Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. It was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote with respect to the proposed Merger or any other matter.

In arriving at its Opinion, J.P. Morgan, among other things:

•	reviewed a draft dated September 12, 2016 of the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•	compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company’s Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its Opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its Opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness.

J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement and this proxy statement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof dated September 12, 2016 provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

The Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such Opinion. The Opinion noted that subsequent developments may affect J.P. Morgan’s Opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such Opinion. The Opinion is limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be paid to the holders of the Company’s Common Stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the consideration in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company’s Common Stock will trade at any future time.

The terms and conditions of the Merger Agreement and the Joinder Agreement were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board. The Opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed Merger or the consideration to be paid in the Merger.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on September 12, 2016. The following is a summary of the material analyses utilized by J.P. Morgan contained in the presentation delivered to the Board on September 12, 2016 in connection with the rendering of its Opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Company. The companies selected by J.P. Morgan were as follows:

Large-cap peers:

•	Texas Instruments Incorporated (“Texas Instruments”);

•	NXP Semiconductors N.V. (“NXP Semiconductors”);

•	Analog Devices, Inc. (“Analog Devices”);

•	Microchip Technology Incorporated (“Microchip Technology”);

•	Linear Technology Corporation (“Linear Technology”); and

•	Maxim Integrated Products Inc. (“Maxim Integrated Products”).

Mid-cap peers:

•	Monolithic Power Systems, Inc. (“Monolithic Power Systems”);

•	Integrated Device Technology, Inc. (“Integrated Device Technology”);

•	Silicon Laboratories Inc. (“Silicon Laboratories”);

•	Semtech Corporation (“Semtech”); and

•	Power Integrations Inc. (“Power Integrations”).

These companies were selected, among other reasons, because they operate businesses that are in the same industry and, in certain cases, share certain operational and financial characteristics with the Company. However, none of the selected companies reviewed is identical to the Company and certain of these companies may have financial and operating characteristics that are materially different from that of the Company.

For each selected company, J.P. Morgan calculated the multiple of the closing price of its common stock on September 9, 2016 divided by the published equity research analyst estimates of earnings per share for calendar year 2017 (referred to in this section of this proxy statement as the “CY2017E P/E”). For the Company, J.P. Morgan calculated the CY2017E P/E based on the closing price of its Common Stock on August 19, 2016 (the “Unaffected Price”), the last full “unaffected” trading day prior to the publication of press reports regarding a potential sale of the Company.

The following table represents the results of this analysis:

Selected Company	CY2017E P/E
Company (Unaffected Price)	20.4x
Texas Instruments	17.4x
NXP Semiconductors	10.9x
Analog Devices	17.1x
Microchip Technology	15.8x
Linear Technology(1)	19.5x
Maxim Integrated Products	18.3x
Monolithic Power Systems	27.2x
Integrated Device Technology	12.7x
Silicon Laboratories	20.8x
Semtech	17.2x
Power Integrations	22.7x

(1)	Based on the closing price of Linear Technology common stock on July 25, 2016, prior to the public disclosure by Analog Devices to acquire Linear Technology.

Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a CY2017E P/E multiple reference range of 18.0x to 22.0x, and applied such reference range to the Company’s non-GAAP earnings per share estimate for calendar year 2017 provided by the management of the Company to J.P. Morgan. This resulted in an implied equity value range for the Company’s Common Stock of $16.25 to $19.75 per share (in each case, rounded to the nearest $0.25), compared to (i) the closing price of the Company’s Common Stock of $19.36 on September 9, 2016 (the last trading day prior to the announcement of the proposed Merger), (ii) the Unaffected Price of the Company’s Common Stock of $15.64 on August 19, 2016, and (iii) the Per Share Merger Consideration of $22.50 per share in cash pursuant to the Merger Agreement (excluding for this purpose any Final Quarterly Dividend).

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the implied fully diluted equity value per share for the Company’s Common Stock. Discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Unlevered free cash flows” refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using an appropriate discount rate. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final projection period.

In performing this analysis, J.P. Morgan used the forecasted unlevered free cash flows that the Company is expected to generate during calendar years 2016 through 2025 based upon the projections provided by the management of the Company. Based on the management of the Company’s estimates of a 3.0% terminal value growth rate in the industry in which the Company operates in, J.P. Morgan also calculated a range of terminal values of the Company by applying terminal value growth rates ranging from 2.5% to 3.5% to the unlevered free cash flow of the Company during the terminal period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 9.0% to 11.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present values of the unlevered free cash flows and the range of terminal values were then adjusted for the Company’s net cash as of June 30, 2016. Based on the results of this analysis, J.P. Morgan arrived at a range of implied equity values for the Company’s Common Stock of between $16.00 and $22.25 per share (in each case, rounded to the nearest $0.25), compared to (i) the closing price of the Company’s Common Stock of $19.36 on September 9, 2016, (ii) the Unaffected Price of the Company’s Common Stock of $15.64 on August 19, 2016, and (iii) the Per Share Merger Consideration of $22.50 per share in cash pursuant to the Merger Agreement (excluding for this purpose any Final Quarterly Dividend).

Selected Transaction Analysis

Using publicly available information, J.P. Morgan reviewed selected sale transactions involving companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of the Company or aspects thereof. For each of the selected transactions, J.P. Morgan calculated the ratio of the transaction firm value (referred to in this section of this proxy statement as “FV”) of each target company as of the date of the applicable transaction announcement divided by the target company’s estimated earnings before interest, taxes, depreciation and amortization for the next 12-month period, based on published equity research analyst estimates (referred to in this section of this proxy statement as “NTM EBITDA”). Specifically, J.P. Morgan reviewed the following transactions:

Acquiror	Target	FV/NTM EBITDA
SoftBank Group Corp.	ARM Holdings plc	34.5x
Intel Corporation	Altera Corporation	22.6x
QUALCOMM Incorporated	CSR plc	17.0x
Analog Devices	Linear Technology	16.5x
Microchip Technology	Atmel Corporation	16.5x
Microsemi Corporation	PMC-Sierra, Inc.	16.1x
Analog Devices	Hittite Microwave Corporation	14.3x
NXP Semiconductors	Freescale Semiconductor, Ltd	13.7x
Avago Technologies Limited	Broadcom Corporation	12.4x
Western Digital Corporation	SanDisk Corporation	11.9x
Cypress Semiconductor Corporation	Spansion Inc.	11.4x
Cobham plc	Aeroflex Holding Corp.	10.7x
Hua Capital Management Co., Ltd.	OmniVision Technologies, Inc.	10.6x
RF Micro Devices, Inc.	TriQuint Semiconductor, Inc.	9.4x
Infineon Technologies AG	International Rectifier Corporation	9.3x
Cavium, Inc.	QLogic Corporation	8.5x
ON Semiconductor Corporation	Fairchild Semiconductor International, Inc.	8.3x

Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a FV/NTM EBITDA multiple reference range of 11.0x to 17.0x, and applied such reference range to the Company’s NTM EBITDA estimate provided by management of the Company to J.P. Morgan. This resulted in an implied equity value range for the Company’s Common Stock of $14.25 to $21.25 per share (in each case, rounded to the nearest $0.25), compared to (i) the closing price of the Company’s Common Stock of $19.36 on September 9, 2016, (ii) the Unaffected Price of Company’s Common Stock of $15.64 on August 19, 2016, and (iii) the Per Share Merger Consideration of $22.50 per share in cash pursuant to the Merger Agreement (excluding for this purpose any Final Quarterly Dividend).

Other Information

J.P. Morgan also reviewed and presented other information and noted that such analyses are not valuation methodologies but presented merely for reference purposes only.

J.P. Morgan noted that the 52-week trading range of the Company’s Common Stock ending on the Unaffected Date of August 19, 2016 ranged from a low of $9.96 to a high of $15.64 per share.

J.P. Morgan also noted price targets set by published research analysts for the Company’s Common Stock prior to the Unaffected Date of August 19, 2016 ranged from a low of $13.00 to a high of $19.00 per share.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and the Opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its Opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its Opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its Opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to a proposed transaction involving the Company and deliver a fairness opinion to the Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For services rendered in connection with the Merger and the delivery of the Opinion, the Company has agreed to pay J.P. Morgan a fee based on a percentage formula of the total transaction equity value which will be determined upon consummation of the Merger, but which is expected to be approximately $32 million, $3.0 million of which was payable upon the earlier of the public announcement of the proposed Merger or delivery by J.P. Morgan of the Opinion, and the remainder of which is payable contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of the Opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or material commercial or investment banking relationships with the Company or Parent. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Parent for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Parent.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of the Company’s stockholders more generally. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that Company stockholders vote to adopt the Merger Agreement.

As described further below, the interests of the Company’s non-employee directors and executive officers include the rights to:

•	in the case of the Company’s non-employee directors, accelerated vesting at the Effective Time as to 100% of the outstanding and unvested Company Options and Company RSU Awards held by each non-employee director;

•	in the case of the Company’s executive officers: (1) accelerated vesting at the Effective Time as to 100% of the outstanding and unvested (a) Company Options, and (b) Accelerated RSU Awards; and (2) accelerated vesting at the Effective Time as to 100% of the shares of Common Stock earned in respect of each Company MSU Award, with the number of earned shares determined based on actual performance measured as of the last business day prior to the Closing Date;

•	in the case of all current executive officers, accelerated vesting (on a double-trigger basis) as to 100% of any unvested equity awards held by such executive officers upon a qualifying termination of employment within 12 months following the Effective Time;

•	in the case of all current executive officers, in the event of certain qualifying terminations of employment on or within 12 months following the Effective Time, certain contractual cash severance payments and reimbursement of, or payment for, certain life, disability, health and other insurance premiums for a specified period of time following such termination of employment;

•	in the case of all current executive officers, continuation of certain employee benefits following the Effective Time pursuant to the Merger Agreement, which is consistent with the treatment of employee benefits for other employees of the Company and its subsidiaries; and

•	in the case of all non-employee directors and current executive officers, the right to indemnification and liability insurance coverage that will survive the completion of the Merger.

Treatment of Company Options and Restricted Stock Units in the Merger

As described below in the section captioned “The Merger Agreement — Treatment of Company Equity Awards,” certain Company equity awards will become fully vested at the Effective Time and certain Company equity awards (e.g., those that do not become fully vested at the Effective Time) will be converted into adjusted awards, as described below.

At the Effective Time, each Company Option, whether or not vested, that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash amount equal to the product of the number of shares of Common Stock subject to such Company Option, and the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Company Option. Each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration, will, as of the Effective Time, be canceled without the payment of any consideration therefor.

Each outstanding Company RSU Award (or portion thereof) that (a) is vested as of the Effective Time, (b) is held by an individual serving as a non-employee director of the Company as of immediately prior to the Effective Time (each, a “Director RSU Award”), or (c)(i) was granted prior to 2017, (ii) is not treated as deferred compensation for purposes of Section 409A of the Code, and (iii) in the absence of the Merger, would not be scheduled to vest until (A) calendar year 2017, if the Effective Time occurs prior to April 1, 2017, and (B) calendar years 2019 and 2020 (each, an “Accelerated RSU Award”), will be canceled and converted into the right to receive an amount in cash, without interest, equal to the RSU Payment. With respect to each outstanding Company RSU Award (or portion thereof) that is subject to performance-based vesting that would otherwise remain subject to an on-going corporate performance period in the absence of the Merger (each, a “Company MSU Award”), the Company will accelerate the conclusion of the on-going performance period to the last business day prior to the Closing Date (the “Measurement Date”) and will measure performance for each such Company MSU Award using actual performance as of the Measurement Date, and the holder of such Company MSU Award will be deemed, as of immediately prior to the Effective Time, to have earned and be fully vested in the number of shares of Common Stock earned based on such actual performance and the payout formula set forth in the applicable award agreement, and the shares of Common Stock earned in respect of each such Company MSU Award will be canceled and converted into the right to receive the RSU Payment.

Each outstanding Company RSU Award that (i) does not become vested by the Effective Time and (ii) is not a Director RSU Award, an Accelerated RSU Award, or a Company MSU Award, will be canceled and converted into an adjusted award having the same terms and conditions as were in effect immediately prior to the Effective Time, including the same vesting schedule (including rights to acceleration of vesting and rights to post-termination vesting in connection with retirement eligibility), the same payment schedule (including any deferral election) and the right to receive dividend equivalents that accrued by the Effective Time, except that such adjusted award will be in the form of an unfunded, unsecured promise of Parent to deliver to the holder an amount in cash equal to the RSU Payment.

As described below under “— Change in Control Severance Benefits,” pursuant to the terms of the change in control severance benefits agreements with the Company’s current executive officers, outstanding and unvested Company equity awards, including the adjusted awards into which Company RSU Awards were converted at the Effective Time as described above, will vest in full upon a qualifying termination of employment on or within 12 months following the Effective Time.

For an estimate of the amounts that would become payable to each of the Company’s named executive officers in respect of their unvested equity awards, see the table below captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger” under the section captioned “— Golden Parachute Compensation.” Based on the applicable assumptions set forth under the section captioned “— Golden Parachute Compensation,” including the applicable footnotes to the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” as of September 30, 2016, the latest practicable date prior to the date of this proxy statement, (1) the estimated aggregate amount that would become payable to Sunil Gupta, who is an executive officer of the Company, but not a named executive officer, in respect of unvested equity awards that are subject to accelerated vesting, including double-trigger accelerated vesting as to 100% of his outstanding and unvested equity awards in connection with a qualifying termination on or immediately following the Effective Time, is $2,262,779 and (2) the estimated aggregate amount that would become payable to the Company’s non-employee directors in respect of unvested equity awards that are subject to accelerated vesting, is $2,245,774. For purposes of the value of outstanding and unvested Company MSU Awards held by Mr. Gupta that are entitled to vesting acceleration in connection with the Merger, the figure above was calculated assuming performance was achieved at target levels because actual performance is not determinable at this time. Assuming performance was achieved at maximum levels, the estimated incremental value in respect of the outstanding and unvested Company MSU Awards would be approximately $616,123.

Change in Control Severance Benefits

The Company has entered into change in control severance benefits agreements (“Executive Agreements”) with each of its current executive officers. The Executive Agreements provide for certain change in control severance benefits upon a qualifying termination of employment on or within 12 months following a “change in control” (as defined in the applicable agreements). The Merger would constitute a change in control under each of the Executive Agreements.

Under the Executive Agreements with the Company’s current executive officers, if an executive officer’s employment is “involuntarily terminated” (as defined in the applicable agreement) or if an executive officer resigns for “good reason” (as defined in the applicable agreement), in either case, on or during the 12 month period following a change in control, subject to the executive officer’s timely execution and non-revocation of a mutual release of claims and continued compliance with the applicable Executive Agreement, the executive officer would be entitled to the payments and benefits described below.

Mr. Sayiner will be entitled to the following payments and benefits:

•	All outstanding Company equity awards that are not subject to the single trigger accelerated vesting described above under the section captioned “— Treatment of Company Options and Restricted Stock Units in the Merger,” will vest and become exercisable (if applicable) as to 100% of the then unvested amount of such awards as of the date of such qualifying termination of employment (and, any Company Options that become vested will remain exercisable for 24 months following the date of such termination, or until the original expiration date of the Company Option, if earlier);

•	Cash severance payments comprised of (1) the continued payment of base salary for two years following the date of termination, payable in accordance with the Company’s normal payroll practices, and (2) four payments, each in the amount of $368,000, payable within 30 days after each of the first two March 1 and September 1 dates following Mr. Sayiner’s termination of employment (provided, that if Mr. Sayiner’s annual target bonus for the year in which the termination occurs is greater than $736,000 per year, the amount of such payments shall be adjusted upwards to reflect such increase);

•	Reimbursement, on a tax-neutral basis, for the cost of continuation coverage under the Company’s health insurance plans for a period of two years following the date of termination; and

•	If Mr. Sayiner elects to convert his and his covered dependents’ life insurance coverage to individual policies, he will be entitled to reimbursement for such premiums on a tax-neutral basis for two years following the date of termination.

All other current executive officers will be entitled to the following payments and benefits:

•	All outstanding Company equity awards that are not subject to the single trigger accelerated vesting described above under “— Treatment of Company Options and Restricted Stock Units in the Merger,” will vest and become exercisable as to 100% of the then unvested amount of such awards as of the date of the executive officer’s qualifying termination of employment;

•	A lump sum severance payment equal to the sum of (1) the executive officer’s target annual cash incentive bonus for the fiscal year in which the termination of employment occurs, prorated based on service through the date of termination, and (2) 150% of the sum of the executive officer’s annual salary at the rate in effect immediately preceding the Effective Time or the date of the qualifying termination, whichever is greater, and the executive officer’s target annual cash incentive bonus for the year of termination;

•	Reimbursement for COBRA premiums (less the portion of the monthly payment the executive officer was responsible for paying immediately prior to termination) for up to 18 months following the date of termination; and

•	If the executive officer elects to convert the executive officer’s life, disability, or other company-sponsored insurance benefits to an individual policy as of the date of the qualifying termination of employment, payment of the applicable premiums (less the portion of the monthly premium payments that the executive officer was responsible for paying prior to the date of termination) for a period of up to 18 months following the date of termination.

For an estimate of the value of the severance payments and benefits due to each of the Company’s named executive officers upon a qualifying termination at or following the Effective Time, see the table titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger” under the section below captioned “— Golden Parachute Compensation.” Based on the assumptions described below under the section captioned “— Golden Parachute Compensation,” including the applicable footnotes to the table titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” the estimated aggregate value of the severance benefits payable upon a qualifying termination at or following the Effective Time to Mr. Gupta is $807,071.

Sections 280G and 4999 of the Code

None of the executive officers are entitled to any gross-up payments in respect of any excise taxes imposed on “excess parachute payments” under Sections 280G and 4999 of the Code. Rather, if any of the amounts provided for under the executive officer’s Executive Agreement or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax imposed under Section 4999 of the Code, the executive officer would receive either the full amount of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to such excise tax, whichever results in the greater net-after-tax amount to such executive officer.

Indemnification and Insurance

From and after the Effective Time, the Company, Parent, and the Surviving Corporation will indemnify and hold harmless (a) all of our and our subsidiaries’ past and present directors, officers and employees and (b) each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, together with such persons’ heirs, executors, administrators and assigns the “Covered Persons”), (i) against any costs and expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time and (ii) for acts or omissions occurring in connection with the process resulting in and the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement.

In addition, from and after the Effective Time, the Company, Parent, and the Surviving Corporation will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action or investigation with respect to the matters subject to indemnification described in the immediately preceding sentence in accordance with the procedures (if any) set forth (a) in the Company’s or any of its subsidiary’s certificate of incorporation or bylaws (or, to the extent applicable, other organizational or governance documents) and (b) in indemnification agreements, if any, in existence on the date of the Merger Agreement.

For not less than six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company’s certificate of incorporation and bylaws. If any action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification under the Merger Agreement on or prior to the sixth anniversary of the Effective Time, the obligations described above will continue in effect until the final disposition of such action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of the Merger Agreement with any of the directors, officers or employees of the Company or any of its subsidiaries will be assumed by the Surviving Corporation, and will continue in full force and effect in accordance with their terms.

The Merger Agreement also provides that for not less than six years from and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain for the benefit of the

Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than our and our subsidiaries’ existing policies relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage, provided that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as is available for such amount.

Under the Merger Agreement, prior to the Effective Time, the Company may purchase prepaid “tail” policies which provide the Covered Persons with coverage for an aggregate period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including the transactions contemplated in the Merger Agreement. If the Company obtains these prepaid policies, the Surviving Corporation will maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Employee Benefits Following the Effective Time

The Merger Agreement provides that Parent will, or will cause the Surviving Corporation to, provide each employee of the Company or its subsidiaries who continues to be employed by Parent or the Surviving Corporation or any of their respective subsidiaries following the Effective Time with certain compensation and benefits during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, as described below in the section captioned “The Merger Agreement — Employee Benefits.”

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger, certain of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Golden Parachute Compensation

The information set forth in the table below titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of the Company that is based on, or otherwise relates to, the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “— Interests of the Company’s Directors and Executive Officers in the Merger” above.

The amounts shown in the table below titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and the footnotes accompanying the table, and do not reflect certain compensation actions that may occur before completion of the Merger, including certain compensation actions that the Company is permitted to take as described in the section below captioned “The Merger Agreement — Conduct of Business Pending the Merger.” As a result, the amount, if any, that a named executive officer actually receives in the Merger may materially differ from the amounts set forth in the table below. For purposes of calculating the amounts set forth in the table below, the following assumptions were used:

•	A per share price of the Company’s Common Stock of $22.50, which is the Per Share Merger Consideration;

•	The Effective Time is September 30, 2016, which is the assumed date of the closing of the Merger solely for purposes of the disclosure in this section;

•	The outstanding and unvested equity awards held by the named executive officers (1) become vested in full on a “single trigger” basis as of the Effective Time pursuant to the terms of the Merger Agreement, as described above under “— Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Company Options and Restricted Stock Units,” and (2) except in the case of Messrs. Micallef and Tokos, whose employment terminated in June 2016 and December 2015, respectively, with respect to any outstanding equity awards that do not become vested on a “single trigger” basis, such outstanding equity awards become fully vested on a “double trigger” basis as of the date of their qualifying termination of employment pursuant to the named executive officers’ respective Executive Agreement, as described above under “— Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control Severance Benefits”;

•	The employment of each of Messrs. Sayiner, Crowley and Wendelken was either “involuntarily terminated” or the named executive officer resigned for “good reason” (as such terms are defined in the relevant Executive Agreement), entitling each such named executive officer to the cash severance payments, employee benefits and accelerated vesting, as described above under “— Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control Severance Benefits,” in either case, on or immediately following the assumed Effective Time of September 30, 2016; and

•	Quantification of outstanding and unvested equity awards is calculated based on the outstanding and unvested equity awards held by each named executive officer as of September 30, 2016, the latest practicable date before the filing of this proxy statement, and includes the value of any dividend equivalents that had accrued, but remained unpaid as of the assumed Effective Time of September 30, 2016, in respect of the outstanding Company RSU Awards and Company MSU Awards held by the named executive officers that are entitled to vesting acceleration in connection with the Merger.

Quantification of Potential Payments and Benefits to

Named Executive Officers in Connection with the Merger(1)

Executive Officers	Cash(2) ($)	Equity(3) ($)		Perquisites/ Benefits(4) ($)	Tax Reimbursement(5) ($)	Total ($)
Necip Sayiner	3,060,000	17,055,686		59,467	60,477	20,235,630
Richard Crowley	1,000,125	5,317,891		40,536	0	6,358,552
Roger Wendelken	947,625	4,743,223		40,408	0	5,731,256
Andrew Micallef(6)	0	0		0	0	0
Thomas Tokos(7)	0	0	(8)	0	0	0

(1)	General. Payments of “double-trigger” benefits are generally contingent on signing and not revoking a standard release of claims, as described above under the section captioned “— Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control Severance Benefits.”

(2)	Cash. The estimated amounts listed in this column represent the “double-trigger” cash severance payments that Messrs. Sayiner, Crowley and Wendelken would be entitled to receive in connection with a qualifying termination of employment, assuming such termination occurred at or immediately following the Effective Time.

For Mr. Sayiner, the cash severance amount represents an amount equal to (a) two years of continued base salary and (b) four payments, each in the amount of $425,000, payable within 30 days after each of the first two March 1 and September 1 dates following the date of his termination of employment. For all other current named executive officers, the cash severance amount represents a lump sum payment equal to (a) the named executive officer’s target annual cash incentive bonus for the fiscal year of termination, pro-rated based on service through the date of termination and (b) 150% of the sum of the named executive officer’s annual salary at the rate in effect immediately preceding the Effective Time or the date of the qualifying termination, whichever is greater, and the named executive officer’s target annual cash incentive bonus for the year of termination.

For additional information regarding these amounts, see the section above captioned “— Interests of the Company’s Directors and Executive Officers in the Merger.”

(3)	The estimated amounts listed in this column represent the aggregate value that each of the named executive officers would be entitled to receive in connection with the “single trigger” acceleration of 100% of their outstanding and unvested equity awards as of the Effective Time, pursuant to the terms of the Merger Agreement, as described above under the section captioned “— Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Company Options and Restricted Stock Units in the Merger.”

In addition, the estimated amounts listed in this column represent the estimated aggregate value that the current named executive officers would be entitled to receive pursuant to their change in control severance benefits agreements in connection with the “double trigger” acceleration of 100% of their outstanding and unvested equity awards, assuming such named executive officers incurred a qualifying termination of employment at or immediately following the Effective Time, as described above under the section captioned “— Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control Severance Benefits.”

For purposes of the value of outstanding and unvested Company MSU Awards held by the named executive officers that are entitled to vesting acceleration in connection with the Merger, the amounts above were calculated assuming performance was achieved at target levels because actual performance is not determinable at this time. Assuming performance was achieved at maximum levels, the incremental value in respect of the outstanding and unvested Company MSU Awards would be approximately $8,358,906, $2,381,462 and $2,136,198 for Messrs. Sayiner, Crowley and Wendelken, respectively.

(4)	Perquisites/Benefits.

For Mr. Sayiner, the estimated amounts listed in this column represent (a) reimbursement, on a tax-neutral basis, for the cost of continuation coverage under the Company’s group health insurance plans for a period of two years following the date of termination, and (b) assuming that Mr. Sayiner elects to convert his and his covered dependents’ life insurance coverage to individual policies, reimbursement for such premiums on a tax-neutral basis for two years following the date of termination (the “Welfare Benefits”).

For all other current named executive officers, the estimated amounts listed in this column represent (a) reimbursements for up to 18 months of COBRA premiums (less the portion of the monthly payment the named executive officers were responsible for paying immediately prior to termination), and (b) assuming that each named executive officer elects to convert the life, disability, or other company-sponsored insurance benefits to an individual policy, payment of the applicable premiums (less the portion of the monthly premium payments that the named executive officer was responsible for paying prior to the date of termination) for up to 18 months following the date of termination.

The current named executive officers would be entitled to receive these benefits on a “double trigger” basis under their respective change in control severance benefits agreements, assuming such named executive officers incurred a qualifying termination of employment at or immediately following the Effective Time. For additional information regarding these amounts, see the section above captioned “— Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control Severance Benefits.”

(5)	Tax Reimbursement. The estimated amount listed in this column represents the tax reimbursement in respect of the Welfare Benefits that Mr. Sayiner is entitled to receive on a “double-trigger” basis under his change in control severance benefits agreement. For additional information regarding this benefit, see the section above captioned “— Interests of the Company’s Directors and Executive Officers in the Merger — Change in Control Severance Benefits.”

None of the current named executive officers are entitled to reimbursement for any excise taxes imposed under Sections 280G and 4999 of the Code. Rather, their applicable change in control severance benefit agreements provide that if any of the amounts provided for under such agreements or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax imposed under Section 4999 of the Code, the named executive officer would receive either the full amount of such payments and benefits or such lesser amount that would result in no portion of the payments an benefits being subject to such excise tax, whichever results in the greater net-after-tax amount to such executive officers. For purposes of the table above, the Company assumed that no such reduction would be made to the payments to these named executive officers. For additional information regarding this benefit, see the section above captioned “— Interests of the Company’s Directors and Executive Officers in the Merger — Sections 280G and 4999 of the Code.”

(6)	Andrew Micallef terminated employment with the Company on June 3, 2016. He is not entitled to receive any severance benefits in connection with the Merger. In addition, as of September 30, 2016, he held no unvested equity awards.

(7)	Thomas Tokos retired on December 31, 2015. He is not entitled to receive any severance benefits in connection with the Merger.

(8)	Separate from the Merger, when Mr. Tokos retired from the Company on December 31, 2015, he was entitled to eighteen months of continued vesting of the outstanding and unvested Company RSU Awards and Company MSU Awards held by him as of such date pursuant to his Agreement and General Release with the Company and the terms of his equity award agreements (such outstanding equity awards, the “Retirement Eligible Awards”). Although the Merger has no effect on the vesting of the Retirement Eligible Awards, the estimated aggregate value of the Retirement Eligible Awards as of the assumed Effective Time of September 30, 2016, including the value of any dividend equivalents that had accrued, but remained unpaid as of the assumed Effective Time of September 30, 2016, is approximately $678,371. For purposes of determining the value of the outstanding and unvested Retirement Eligible Awards that are Company MSU Awards, the amount in the preceding sentence was calculated assuming performance was achieved at target levels because actual performance is not determinable at this time. Assuming performance was achieved at maximum levels, the estimated incremental value in respect of the outstanding and unvested Retirement Eligible Awards that are Company MSU Awards would be approximately $362,793.

Financing of the Merger

The Merger is not conditioned on Parent obtaining the proceeds of any financing. We anticipate that the total funds necessary to complete the Merger and the other transactions contemplated by the Merger Agreement will be approximately $3.2 billion, which will be funded through available cash on hand of Parent. These funds include the funds needed to:

•	pay the Company’s stockholders the amounts due under the Merger Agreement; and

•	make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement.

Closing and Effective Time

The closing of the Merger will take place on the third business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described under the caption “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions, or such other date agreed upon by the Company and Parent.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of the Company’s Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

Under Section 262, holders of shares of Common Stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; (iii) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time; and (iv) otherwise follow the procedures set forth in Section 262 will be entitled, subject to the satisfaction of all other requirements set forth in Section 262, including, without limitation, the “de minimis” requirement set forth in Section 262(g), to have their shares appraised by the Delaware Court of Chancery and to receive (a) payment in cash of the “fair value” of the shares of Common Stock (unless to the extent that the Company has made, at its sole discretion and before the entry of judgment, cash prepayments to one or more shareholders that are entitled to appraisal), exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (b) interest to be paid on the amount determined by the court to be fair value, if any. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Under Section 262, the Company may make, at any time before the entry of judgment, prepayments in cash to one or more shareholders that are entitled to appraisal, in which case interest will accrue thereafter (at the rate described in the immediately preceding sentence) only upon the sum of (i) the difference, if any, between the amount prepaid by the Company and the fair value of the shares determined by the court, and (ii) interest already accrued before such prepayment and not paid at that time.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of Common Stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Any stockholder wishing to exercise the right to seek an appraisal of its shares of Common Stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•	the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing a Written Demand

Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of the Company’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Common Stock should be executed by or on behalf of the holder of record and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN

SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Intersil Corporation

1001 Murphy Ranch Road

Milpitas, CA 95035

Attention: Corporate Secretary

Any holder of shares of Common Stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of Common Stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any holders of shares of Common Stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Common Stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

De Minimis Exception Not Satisfied

Given that immediately before the Merger the Company’s shares of Common Stock as to which appraisal rights are available were listed on a national securities exchange and the Merger is not approved under Sections 253 or 267 of the DGCL, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all holders of shares of Common Stock who are otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Common Stock eligible for appraisal, or (b) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. Under Section 262, the Company may make, at any time before the entry of judgment, prepayments in cash to one or more shareholders that are entitled to appraisal, in which case interest will accrue thereafter (at the rate described in the immediately preceding sentence) only upon the sum of (i) the difference, if any, between the amount prepaid by the Company and the fair value of the shares determined by the court, and (ii) interest already accrued before such prepayment and not paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although the Company believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither the Company nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Common Stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceedings may not be dismissed as to any stockholder who commenced the proceedings or joined these proceedings as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Common Stock whose shares are converted into the right to receive cash pursuant to the Merger but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986 (as amended, the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a

U.S. Holder or Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding tax consequences of the Merger.

This discussion is limited to holders who hold their shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	financial institutions; tax-exempt organizations; S-corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders holding the shares of Common Stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	holders that received their shares of Common Stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders who hold their Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding shares of Common Stock and partners therein should consult their tax advisors regarding the tax consequences of the Merger.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on a capital gain generally will apply to the long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Common Stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Common Stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Common Stock that is neither a U.S. Holder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at the rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty) (which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

•	the Company is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Common Stock, which we refer to as the “relevant period,” and, if shares of Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of the Company’s Common Stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, during the last five years, and we do not expect to become at any time prior to the completion of the Merger, a USRPHC.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.

Regulatory Approvals Required for the Merger

The Company, Parent and Merger Sub have each agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable after the date of the Merger Agreement.

The following is a summary of the material regulatory approvals required for completion of the transactions contemplated by the Merger Agreement. There can be no assurance, however, if and when any of the approvals required to be obtained for the transactions contemplated by the Merger Agreement will be obtained or as to the conditions or limitations that such approvals may contain or impose.

The Company and Parent each have agreed to use its reasonable best efforts to:

(i)	cause the expiration or termination of the applicable waiting period under the HSR Act;

(ii)	obtain the approval or clearance by the relevant governmental authorities in the PRC, in Germany (or by the European Commission in the event of a referral), and in South Korea, or, as applicable, the expiration of the mandatory waiting period;

(iii)	obtain the CFIUS Approval (as defined below);

(iv)	obtain the ITAR/EAR Approval (as defined below);

(v)	obtain any approval required under the FOCI Requirements (as defined below); and

(vi)	obtain the approval of any governmental authority in any other jurisdiction other than that of the United States which has review, approval or regulatory authority over the acquisition of the Company.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, certain transactions exceeding the applicable thresholds require notification to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) and expiration or termination of the applicable waiting period before the transaction can be consummated, unless an exemption applies. Parent has determined that notification of the Merger to the FTC and DOJ under the HSR Act is required because the Merger exceeds the applicable thresholds for an exemption based on the value of the Company’s HSR reportable assets.

The Company and Parent are required under the Merger Agreement to submit a notification and report form to the FTC and DOJ within ten business days following the date of the Merger Agreement. Under the HSR Act, the Merger cannot be completed until (i) the expiration or termination of the initial waiting period following the filing of notification and report forms with the DOJ and the FTC by the Company and Parent, or (ii) if, during that initial waiting period, the DOJ or FTC issue a request for additional information and documentary material, which we refer to as a “Second Request,” the expiration or termination of the waiting period (typically a 30-day period) following the certification of substantial compliance with the Second Request by the parties.

At any time before or after consummation of the Merger, even in the event of termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, even in the event of termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

The Company and Parent submitted a notification and report form to the FTC and DOJ on September 23, 2016.

Foreign Competition Laws

The completion of the Merger is also subject to certain filing requirements under the competition laws of (i) China, (ii) Germany or, in the event of a referral, the European Union, and (iii) South Korea. The Company, Parent and Merger Sub must also observe, as applicable, mandatory waiting periods and/or obtain the necessary approvals, clearances or consents in these foreign jurisdictions before completing the Merger.

People’s Republic of China. The Merger Agreement provides that in relation to the PRC, the Merger is conditioned on the receipt of approval from the Anti-Monopoly Bureau of the Ministry of Commerce (“MOFCOM”). The Company and Parent made the required filing with MOFCOM on September 30, 2016.

Germany. The Merger is also conditioned on the receipt of clearance from the German Federal Cartel Office (“GFCO”) or the expiry of the applicable waiting period, in each case pursuant to the German Act against Restraints of Competition (“ARC”). Under certain circumstances, the GFCO may refer the case to the European Commission, in which case clearance from the European Commission would be required in accordance with the competition laws of the European Union. The Company and Parent filed a notification with the GFCO on September 30, 2016.

South Korea. The completion of the Merger is also subject to the receipt of regulatory approvals in South Korea. These approvals include filings, expiration of mandatory waiting periods or clearances from the Korean Fair Trade Commission (“KFTC”) The Company and Parent filed a notification with the KFTC on October 11, 2016.

CFIUS and DSS

Section 721 of the Defense Production Act of 1950 (as amended and codified at 50 U.S.C. Section 4565, “Section 721”), as well as related Executive Orders and regulations, authorize the President of the United States or CFIUS, to review transactions that could result in control of a U.S. business by a foreign person. Under Section 721 and Executive Order 13456, the Secretary of the Treasury acts through CFIUS to coordinate review of certain covered transactions that are submitted voluntarily to CFIUS or that are reviewed unilaterally by CFIUS. In general, CFIUS review of a covered transaction occurs in an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. At the close of its review or investigation of a covered transaction, CFIUS may determine that there are no unresolved national security concerns with respect to the transaction, may impose mitigation terms to resolve any national security concerns with respect to the transaction, or may send a report to the President recommending that the transaction be suspended or prohibited, or providing notice to the President that CFIUS cannot reach consensus on a recommendation relative to the covered transaction. The President has 15 days after the date on which an investigation is completed under Section 721 to act on CFIUS’s report.

The Merger is conditioned upon (i) issuance by CFIUS of a written notification stating that CFIUS has concluded that the transactions contemplated by the Merger Agreement are not a “covered transaction” and not subject to review under applicable Law; (ii) the review of the transactions contemplated by the Merger Agreement under Section 721 has been concluded, and CFIUS has determined that there are no unresolved national security concerns with respect to the transactions; or (iii) CFIUS having sent a report to the President of the United States requesting the President’s decision and either (A) non-action by the President within 15 days from the date on which an investigation is completed or (B) announcement by the President of a decision not to take any action to suspend, prohibit or place any limitations on the transactions (collectively, the “CFIUS Approval”).

Under the Merger Agreement, the Company and Parent have agreed to file jointly with CFIUS, as promptly as practicable, a voluntary notice that satisfies the requirements of 31 C.F.R. § 800.402 and any other submissions that are requested by CFIUS to be made, or that the Company and Parent mutually agree should be made, in connection with the Merger Agreement.

In addition, the Company and Parent have agreed to prepare and submit, as promptly as practicable, all notices to the DSS pursuant to the National Industrial Security Program Operating Manual, DOD 5220.22-M (“NISPOM”) and to cooperate in submitting, as promptly as practicable, all appropriate filings, notices, applications or similar notifications or documents required or advisable in order to obtain such approvals of DSS or any other Governmental Authority as may be required for the Company to mitigate foreign ownership, control or influence under any U.S. national industrial security requirements or Laws (collectively, the “FOCI Requirements”). The Company has notified DSS of the Merger as required under the NISPOM, and the Parties are in discussions with DSS and other relevant Governmental Authorities to address the FOCI Requirements. If requested by DSS, Company and Parent have agreed to enter into a commitment letter with DSS pursuant to which the Parties will enter into a Proxy Agreement (as defined under the NISPOM) only with respect to the operations of the Company conducted at the Company’s facility in Palm Bay, Florida on the terms required by DSS (or any other applicable Governmental Authority).

ITAR/EAR Approval

The Merger Agreement provides that the Merger is subject to the expiration of a period of 60 days following written notice to the Directorate of Defense Trade Controls under the International Traffic in Arms Regulations, 22 C.F.R. § 120 et seq. (the “ITAR”), at § 122.4(b), with respect to the transactions contemplated by the Merger Agreement.

The Company and Parent have agreed in the Merger Agreement to prepare and submit as promptly as practicable all notifications required under the ITAR and the Export Administration Regulations, 15 C.F.R. pts. 730-774 (“EAR”), in connection with the Merger, including all notifications required under section 122.4 of the ITAR, and to make all necessary updates and transfers of all ITAR and EAR licenses held by the Company and its Subsidiaries in connection with the transactions contemplated by the Merger Agreement (the “ITAR/EAR Approval”).

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the consummation of the Merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the Company and Parent in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into the Company, with the Company becoming a direct wholly-owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the directors and officers of the Surviving Corporation will consist of the individuals designated by Parent prior to the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected, designated or qualified, or until their earlier death, resignation or removal.

At the Effective Time, the certificate of incorporation of the Company as the Surviving Corporation will be amended and restated so as to read in its entirety in the form set forth as the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the certificate of incorporation of the Surviving Corporation will provide that the name of the Surviving Corporation will be the name designated by Parent prior to the Effective Time). The Company and the Surviving Corporation will take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation will be amended so as to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place on the third business day following the satisfaction or, to the extent permitted, waiver of all conditions to closing of the Merger (described below under the caption “The Merger Agreement — Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger, but subject to satisfaction or waiver, to the extent permitted, of those conditions) or such other time agreed to in writing by Parent, the Company and Merger Sub.

On the date of closing of the Merger, a certificate of merger will be filed with the Secretary of State of the State of Delaware as provided under the DGCL and the Merger will become effective at such time as such certificate of merger is duly filed or on such later date and time as is agreed to by the Company and Parent and specified in the certificate of merger.

Merger Consideration

At the Effective Time, each of the Company’s outstanding shares of Common Stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration (which is $22.50 per share in cash, without interest and less any applicable withholding taxes, plus, if any, the amount of the Final Quarterly Dividend). For more information regarding the Final Quarterly Dividend, see the section below captioned “— Other Covenants — Final Quarterly Dividend.” All shares converted into the right to receive the Per Share Merger Consideration will automatically be canceled at the Effective Time.

Treatment of Company Equity Awards

At the Effective Time, each outstanding Company Option that is unexercised immediately prior to the Effective Time, whether or not vested, will be canceled and converted at the Effective Time into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, by (b) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option. Each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration, will, as of the Effective Time, be canceled without the payment of any consideration therefor.

At the Effective Time, the portion of each Company RSU Award that is outstanding immediately prior to the Effective Time and that (a) is vested as of the Effective Time, (b) is held by an individual serving as a non-employee director of the Company as of immediately prior to the Effective Time (each, a “Director RSU Award”), or (c)(i) was granted prior to 2017, (ii) is not treated as deferred compensation for purposes of Section 409A of the Code, and (iii) in the absence of the Merger, would not be scheduled to vest until (A) calendar year 2017, if the Effective Time occurs prior to April 1, 2017, and (B) calendar years 2019 and 2020 (each, an “Accelerated RSU Award”), will be canceled and converted into the right to receive an amount in cash, without interest, equal to the sum of (I) the product obtained by multiplying (a) the aggregate number of shares of Common Stock subject to such Company RSU Award immediately prior to the Effective Time and (b) the Per Share Merger Consideration and (II) the cash dividend equivalents that have accrued but remain unpaid as of the Effective Time on such Company RSU Award (such amount, the “RSU Payment”).

With respect to each Company RSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time and that would otherwise remain subject to an on-going corporate performance period in the absence of the Merger (each, a “Company MSU Award”) (i) the Company will accelerate the conclusion of the on-going performance period to the last business day prior to the Closing Date (the “Measurement Date”) and will measure performance for each such Company MSU Award using actual performance as of the Measurement Date, and (ii) the holder of such Company MSU Award will be deemed, as of immediately prior to the Effective Time, to have earned and be fully vested in the number of shares of Common Stock earned based on such actual performance and the payout formula set forth in the applicable award agreement, and the shares of Common Stock earned in respect of each such Company RSU Award will be canceled and converted into the right to receive the RSU Payment.

At the Effective Time, each outstanding Company RSU Award that (i) does not become vested by the Effective Time and that (ii) is not a Director RSU Award, an Accelerated RSU Award, or a Company MSU Award, will be canceled and converted into an adjusted award having the same terms and conditions as were in effect immediately prior to the Effective Time, including the same vesting schedule (including rights to acceleration of vesting and rights to post-termination vesting in connection with retirement eligibility), the same payment schedule (including any deferral election) and the right to receive dividend equivalents that accrued by the Effective Time, except that such adjusted award will be in the form of an unfunded, unsecured promise of Parent to deliver to the holder thereof an amount in cash equal to the RSU Payment.

Treatment of Purchase Rights under the Employee Stock Purchase Plan

With respect to the Company’s employee stock purchase plan (the “ESPP”), the maximum aggregate number of shares of Common Stock that may be purchased during any purchase period after September 12, 2016, including the purchase period currently in progress, is 254,000. The duration, frequency and other terms of any such purchase periods shall be in accordance with the ESPP in effect as of September 12, 2016 and the Company’s past practice. On a date determined by the Board that is no later than three business days prior to the Effective Time, the outstanding purchase period that is in progress on such date will terminate and be the final purchase period under the ESPP and the accumulated payroll deductions of each participant under the ESPP will be used to purchase Common Stock on the earlier of the scheduled purchase date for the final purchase period and the date that is not less than three business days prior to the Effective Time (such date, the “Final Purchase Date”). The ESPP will terminate as of immediately prior to the Effective Time. Any shares of Common Stock acquired under the ESPP prior to or on the Final Purchase Date will be canceled and converted into the right to receive the Per Share Merger Consideration.

Exchange and Payment Procedures

Prior to the Effective Time, Parent or Merger Sub will designate a bank or trust company reasonably acceptable to the Company, which we refer to as the “Exchange Agent,” to make payments of the Per Share Merger Consideration to stockholders. Within two business days after the Effective Time, Parent or Merger Sub will deposit with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate amount of Per Share Merger Consideration to stockholders (the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Common Stock.

As soon as reasonably practicable (and in any event within three business days) after the Effective Time the Exchange Agent will mail to each holder of record of stock certificates or book-entry shares and whose shares of Common Stock were converted into the right to receive the Per Share Merger Consideration (i) a letter of transmittal and (ii) instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for their portion of the aggregate amount of Per Share Merger Consideration (the “Merger Consideration”). Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock; and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the Merger

Consideration in exchange therefor. The amount of any Merger Consideration paid to the Company’s stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Exchange Agent is not claimed within twelve months following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation and Parent as general creditor for payment of the Merger Consideration.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the Merger Consideration, such stockholder will have to provide an affidavit of the loss, theft or destruction, and if required by Parent or the Exchange Agent, deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company and Parent. Merger Sub has made representations and warranties in the Joinder Agreement, by which Merger Sub joined the Merger Agreement as a party.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence (each an “Effect ,” and collectively, “Effects”) that, individually or in the aggregate, (a) is, or would reasonably be expected to be, materially adverse to the business, assets, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects relating to the following will be deemed, either alone or in combination, to be or constitute a “Company Material Adverse Effect” or be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

(i)	changes in the industry in which the Company and the Company Subsidiaries operate,

(ii)	general economic conditions,

(iii)	changes in securities markets, credit markets, currency markets or other financial markets,

(iv)	political conditions or changes in such conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism),

(v)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events,

(vi)	changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof),

(vii)	the negotiation, announcement (whether or not authorized by the Parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to the acquisition of the Company), pendency or consummation of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the identity of, or Effects relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, the Company Subsidiaries or their employees (including any impact on the relationship of the Company or any the Company Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners),

(viii)	changes in the Company’s stock price or the trading volume (including suspension of trading) of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition),

(ix)	any breach, violation or non-performance of any provision of the Merger Agreement by Parent or any of its affiliates,

(x)	actions or omissions required of the Company under the Merger Agreement or taken or not taken at the request of, or with the consent of, Parent or any of its affiliates,

(xi)	any Claims or Actions arising from allegations of breach of fiduciary duty or violation of Law or otherwise relating to the Merger Agreement or the Transactions, and

(xii)	any item or matter disclosed in the Company Disclosure Letter or in the Company SEC Reports filed prior to the date of the Merger Agreement.

Notwithstanding the foregoing, to the extent the Effects described in any of the first six items described in the above bullet points disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which the Company and the Company Subsidiaries operate, only the incremental disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect.

In addition, “Company Material Adverse Effect” includes any Effects that, individually or in the aggregate would prevent or materially impair or delay the Company from consummating the Merger.

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

•	the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to the Company or its subsidiaries or the resulting creation of any lien upon the Company’s assets due to the performance of the Merger Agreement;

•	the capital structure of the Company and its subsidiaries;

•	the absence of any contract relating to the voting of any of the Company’s or its subsidiaries’ securities and of any contractual obligations of the Company and its subsidiaries to acquire any of the Company’s or its subsidiaries’ securities;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the Company’s and its subsidiaries’ compliance with laws and possession of necessary permits;

•	compliance with the anti-bribery laws;

•	the accuracy and required filings of the Company’s and its subsidiaries’ SEC filings and financial statements;

•	the Company’s internal accounting controls and procedures;

•	the Company’s disclosure controls and procedures;

•	the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since July 1, 2016;

•	legal proceedings and orders;

•	employee benefit plans;

•	labor and employment matters;

•	the accuracy of information to be provided in the proxy statement;

•	tangible assets of the Company and its subsidiaries and the absence of certain liens thereon;

•	real property owned or leased by the Company and its subsidiaries;

•	trademarks, patents, copyrights and other intellectual property matters;

•	tax matters;

•	environmental matters;

•	the existence and enforceability of specified categories of the Company’s and its subsidiaries’ material contracts and the violation or breach of or default thereunder;

•	compliance with NASDAQ listing criteria;

•	insurance matters;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the inapplicability of anti-takeover statutes to the Merger;

•	absence of any transactions, relations or understandings between the Company or any of its subsidiaries and any affiliate or related person;

•	the necessary vote of stockholders in connection with the Merger Agreement;

•	the rendering of J.P. Morgan’s fairness opinion to the Board; and

•	export control matters.

Each of Parent (in the Merger Agreement) and Merger Sub (in the Joinder Agreement) has made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and in the Joinder Agreement, respectively. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent, its subsidiaries and Merger Sub;

•	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement and the Joinder Agreement, and the enforceability of the Merger Agreement and the Joinder Agreement;

•	the absence of any conflict, violation or material alteration of any organizational documents, or applicable laws due to the performance of the Merger Agreement or the Joinder Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement and the Joinder Agreement;

•	the absence of litigation;

•	accuracy of information supplied by Parent and Merger Sub for inclusion in this proxy statement; and

•	ownership of the Company’s capital stock by Parent and Merger Sub;

•	matters with respect to Parent’s and Merger Sub’s sufficiency of funds;

•	payment of fees to brokers in connection with the Merger Agreement; and

•	the operations of Merger Sub.

Some of the representations and warranties in the Merger Agreement and in the Joinder Agreement made by Parent and Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of the Merger Agreement and the Joinder Agreement, “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, (i) materially impairs the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement and the Joinder Agreement, (ii) would prevent Parent or Merger Sub from consummating the Merger or (iii) materially delays the consummation of the Transactions.

The representations and warranties contained in the Merger Agreement and in the Joinder Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that during the period of time between September 12, 2016 (which is the date of the signing of the Merger Agreement) and the earlier to occur of the termination of the Merger Agreement or the Effective Time, except as (1) as set forth in the confidential Company Disclosure Letter to the Merger Agreement; (2) expressly required under the Merger Agreement or required by law or Order; or (3) consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company:

(a)	will, and will cause each of its subsidiaries to, subject to the restrictions and exceptions in the Merger Agreement, carry on its business in the ordinary course of business in a manner consistent with past practice, including by using commercially reasonable efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations

(b)	will not, and will cause each of its subsidiaries not to, among other things (subject to certain exceptions set forth in the Merger Agreement):

•	declare or pay any dividends on its outstanding shares of capital stock, except (i) a quarterly cash dividend in an amount not in excess of $0.12 per share of Common Stock, consistent with past practice and (ii) any dividends or dividend equivalent rights with respect to any vested equity awards of the Company;

•	split, combine, reduce or reclassify any of its capital stock;

•

except as set forth in the Merger Agreement or required by applicable law or the terms of the Merger Agreement or any Company Plan (as defined in the Merger Agreement): (i) terminate any of its present officers or key employees, unless the termination is for cause; (ii) grant or provide any retention or change in control bonus payments or benefits or any severance payments to any employee or consultant, except pursuant to those arrangements existing as of the date of the Merger Agreement; (iii) subject to certain exceptions, increase the cash and equity compensation payable or to become payable to any of its employees or individual independent contractors; (iv) take any action to accelerate the vesting or payment date of any equity awards of the Company or Company LTIP Awards (as defined in the Merger Agreement) or accelerate any material payment or benefit, or the funding of any material payment or benefit, payable or to become payable under a Company Plan (other than the acceleration of the Accelerated RSU Awards and the acceleration of the Company LTIP Awards granted prior to the date of the Merger Agreement, in accordance with the terms hereof), (v) subject to certain exceptions, hire or retain any person for employment or to be a consultant at the level of vice president or above, or (vi) establish, adopt, enter into, or materially amend any material Company Plan or collective bargaining agreement; provided, that notwithstanding the foregoing, (I) the Company will be permitted to engage in compensation reviews and make adjustments to employee salary or wage rates, bonus, equity compensation and employee benefits in the ordinary course of business consistent with past practice; (II) no Company MSU Awards may be granted and, other than the 2017 Annual Grant (as defined below), the aggregate value of any shares of Common Stock covered by any issuance of Company RSU Awards permitted to be granted prior to the Effective Time shall not exceed $3,000,000 for the first 6 months following the date of the Merger Agreement, and shall not exceed $1,000,000 for each successive 3 month period thereafter, in each case based on the Per Share Merger Consideration; and (iii) provided that the Effective Time has not occurred by April 1, 2017, the Company will be permitted to grant Company RSU Awards and Company LTIP Awards to employees pursuant to its customary annual equity and Company LTIP Award practices in April 2017 (the “2017 Annual Grant”), subject to certain exceptions set forth in the Merger Agreement;

•	make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by law, GAAP or SEC policy;

•	enter into agreements providing for the acquisition of any corporation, partnership, or other business organization for consideration;

•	amend the Company’s governing documents, or permit any of the Company’s subsidiaries to adopt any amendments to its governing documents;

•	issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any Lien, other than Permitted Liens (each, as defined in the Merger Agreement), any shares in its capital stock or voting securities of the Company or any of its subsidiaries or any securities convertible into or exchangeable for any such shares or voting securities, or any rights, warrants or options to acquire any such shares in its capital stock or voting securities or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;

•	acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital;

•	redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness (as defined in the Merger Agreement) for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities, except for borrowings under the Amended and Restated Credit Agreement dated July 19, 2016 by and among the Company, Bank of America, N.A. and the lenders thereto and any other Indebtedness in an amount not to exceed $1,000,000 in aggregate principal amount;

•	make any loans, advances or capital contributions;

•	dispose of, or subject to any Lien, other than Permitted Liens, any of its properties or assets;

•	settle, pay, discharge or satisfy any Actions (as defined in the Merger Agreement) other than (i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company’s consolidated balance sheet as of July 1, 2016, or (ii) those that do not (A) impose any injunctive relief on the Company or any of the Company’s subsidiaries and (B) involve the payment of money greater than $5,000,000 in excess of existing insurance coverage;

•	commence any Actions in excess of $5,000,000 in the aggregate against any person other than (i) for the routine collection of accounts receivable, or (ii) in such cases where the Company in good faith determines that failure to commence suit could result in the impairment of a valuable aspect of its business;

•	make (except for elections made in the ordinary course of business consistent with past practice) or change any material Tax (as defined in the Merger Agreement) election; change any Tax accounting period with respect to a material Tax or material method of Tax accounting; file any material amended Tax Return (as defined in the Merger Agreement); settle or compromise any audit or proceeding relating to a material Tax or a material amount of Taxes; except in the ordinary course of business consistent with past practice agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax or surrender any right to claim a material Tax refund;

•	except in the ordinary course of business, make any new capital expenditure or expenditures in excess of the Company’s anticipated 2016-2017 capital expenditure amount or commit to do so;

•	except in the ordinary course of business enter into any Contract (as defined in the Merger Agreement) that would have been a Company Material Contract (as defined in the Merger Agreement) had it been entered into prior to the date hereof, or amend, modify, waive or terminate any Company Material Contract or Contract that would have been a Company Material Contract had it been entered into prior to the date hereof; or

•	enter into any Contract that (i) limits or purports to limit the ability of the Company or any of its subsidiaries, or, upon the consummation of the Merger, Parent or any of Parent’s subsidiaries, to compete with any person, in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area or during any period of time, (ii) subjects the Company or any of its subsidiaries or Parent or any of its subsidiaries to any material “most-favored nation” right, (iii) establishes or otherwise provides for revenue or profit-sharing joint ventures (whether in partnership, limited liability company or other organizational form); (iv) that contains an option or grants any right of first refusal or right of first offer, right of first negotiation or similar right in favor of a party other than the Company or any of its subsidiaries, (v) provides for payment by the Company or any of its subsidiaries of liquidated damages, (vi) provides for warranty by the Company or any of its subsidiaries for a period longer than three years, (vii) guarantees supply by the Company or any of its subsidiaries for any period, (viii) provides for pricing commitment to any third party for a period longer than three years, or (ix) provides for an uncapped indemnification obligation on the Company or any of its subsidiaries in connection with infringement of any intellectual property right.

Competing Proposals

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

(i)	solicit or initiate a Competing Proposal (as defined below) or engage in any discussions or negotiations with respect thereto;

(ii)	provide any non-public information regarding, or access to the properties, personnel, books and records of, the Company or any Company Subsidiary to any person or “group” (as defined under Section 13(d) of the Exchange Act) in connection with or under circumstances that would reasonably be expected to lead to a Competing Proposal;

(iii)	approve or publicly recommend, or propose publicly to approve or recommend, any Competing Proposal;

(iv)	withdraw or change or qualify in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the stockholders of the Company;

(v)	fail to publicly reaffirm the Company Board Recommendation within ten business days after receipt of a written request by Parent following a Competing Proposal becoming publicly known or the commencement of a tender or exchange offer for any outstanding shares of capital stock of the Company; or

(vi)	enter into any letter of intent agreement or commitment providing for any Competing Proposal;

(each of the acts described in (iii) — (v) above shall be referred to as a “Company Change of Recommendation”).

Notwithstanding the restrictions described above, if the Company receives, prior to the adoption of the Merger Agreement by the Company’s stockholders, from any person an unsolicited bona fide written Competing Proposal and the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal or would reasonably be likely to lead to a Superior Proposal, the Company may:

•	furnish information (including nonpublic information) to the Person making such Competing Proposal if, prior to so furnishing such information, the Company receives (or has previously received) from such Person an executed acceptable confidentiality agreement; and

•	engage in discussions or negotiations with such Person with respect to such Competing Proposal and any changes thereto, including by making counterproposals thereto.

The Company will notify Parent within 24 hours after the receipt of any Competing Proposal and provide Parent with a copy of the Competing Proposal and will keep Parent reasonably informed of the status of discussions relating to any such Competing Proposal. The Company will also, within 24 hours after such determination, advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal. The Company will also provide to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Competing Proposal that was not previously provided to Parent.

For purposes of the Merger Agreement:

“Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets (as measured by fair market value as determined in good faith by the Company’s Board) of or equity interest in the Company (on a consolidated basis with its Subsidiaries) (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger; and

“Superior Proposal” means a bona fide written offer constituting a Competing Proposal (with references to 20% being deemed to be replaced with references to 50%), which the Board determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the stockholders of the Company than the Merger, taking into account such factors as the Board considers in good faith to be appropriate (including the terms and conditions of such offer, identity of the Person or group making such offer, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation).

The Board’s Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of Common Stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board will not effect a Company Change of Recommendation (as defined above) except as described below.

At any time prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board may make a Company Change of Recommendation (as defined above) in response to a Company Intervening Event (as defined below) if:

•	the Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under applicable Law;

•	the Company has provided Parent with a written notice of such determination and that the Board intends to effect a Company Change of Recommendation; and

•	during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment to the Merger Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Board again makes the determination described in the first bullet point above.

At any time prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board may, in response to its receipt of a bona fide written Competing Proposal, make a Company Change of Recommendation or terminate the Merger Agreement to enter into a definitive written agreement providing for such Competing Proposal if:

•	the Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that (x) such Competing Proposal constitutes a Superior Proposal, and (y) the failure to make such Company Change of Recommendation or to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under applicable Law;

•	the Company has provided Parent with a written notice of such determination and that the Board intends to effect a Company Change of Recommendation or that the Company intends to terminate the Merger Agreement; and

•	during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to the Merger Agreement and has considered in good faith any proposals made by Parent that if accepted by the Company would be binding upon Parent, and after taking account of Parent’s proposals, if any, the Board again makes the determination described in the first bullet point above.

For purposes of the Merger Agreement, “Company Intervening Event” means any change, effect, development, circumstance, condition, state of facts, event or occurrence (a) that was not known to the Board, or the material consequences of which (based on facts known to members of the Board as of the date of the Merger Agreement) were not reasonably foreseeable, as of the date of the Merger Agreement and (b) that does not relate to any Competing Proposal.

Employee Benefits

As described in further detail in the Merger Agreement, Parent has agreed that for the period commencing at the Effective Time and ending 12 months following the Effective Time (such period, the “Transition Period”), Parent will, or will cause the Surviving Corporation or applicable Subsidiary or affiliate of Parent to provide each employee of the Company or its subsidiaries who continues to be employed by Parent, the Surviving Corporation or any Subsidiary or affiliate of Parent as of the Effective Time (called a “Continuing Employee”) with:

•	at least the same level of base salary or hourly wage rate, as the case may be, that was provided to such Continuing Employee immediately prior to the Effective Time;

•	an annualized target cash incentive amount that is no less than the annualized target cash incentive amount in effect with respect to such Continuing Employee immediately prior to the Effective Time;

•	an annual target equity or comparable incentive opportunity that is no less favorable than the aggregate annual target equity incentive opportunity plus annual Company LTIP Award opportunity in effect with respect to such Continuing Employee immediately prior to the Effective Time;

•	the opportunity to participate in applicable health (including health savings and flexible spending accounts), welfare, nonqualified cash deferred compensation and defined contribution retirement benefit plans and programs that are substantially comparable, in the aggregate, and at a cost to the Continuing Employee that is substantially comparable in the aggregate, to either (A) those health, welfare and defined contribution retirement benefits provided to such Continuing Employee immediately prior to the Effective Time or (B) those provided by Parent to similarly situated employees of Parent and its Subsidiaries;

•	rate of accrual, maximum accrual and permitted use of paid vacation time or comparable paid time off under terms that are no less favorable than the terms of the Company’s policies governing such vacation or paid time off as in effect on the date of the Merger Agreement; and

•	severance benefits in accordance with such Continuing Employee’s individual employment, severance, change in control or similar agreement in effect as of immediately prior to the Effective Time or, in the absence of any such agreement, in accordance with the applicable severance plan or policy of the Company as in effect immediately prior to the Effective Time

Effective as of the Effective Time, Parent and the Surviving Corporation will provide that periods of service with the Company or the Company Subsidiaries will be credited for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent (including the Surviving Corporation) for the benefit of the Continuing Employees, including vacation or other paid-time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits for the same period of service).

In addition, effective as of the Effective Time, Parent will, and will cause the Surviving Corporation to: (1) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees under the applicable health, welfare and defined contribution retirement benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Plans immediately prior to the Effective Time); (2) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Plans immediately prior to the Effective Time; (3) credit each Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Plans prior to the Closing Date during the plan year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such plan year; and (4) as applicable, credit each Continuing Employee with his or her contribution balances, if any, under the health savings accounts, flexible spending accounts and dependent care spending accounts administered under Company Plans which contributions are made during the Company Plan plan year in which the Closing occurs.

Parent has further agreed that the portion of each Company LTIP Award granted prior to the date of the Merger Agreement by the Company that is outstanding immediately prior to the Effective Time and that, in the absence of the Transactions, is scheduled to vest in calendar years 2019 and 2020 shall be deemed, as of immediately prior to the Effective Time, to be earned and be fully vested at the Effective Time; and if the Effective Time occurs prior to April 1, 2017, then the portion of each Company LTIP Award granted prior to the date of the Merger Agreement by the Company that is outstanding immediately prior to the Effective Time and that, in the absence of the Transactions, is scheduled to vest in calendar year 2017 shall be deemed, as of immediately prior to the Effective Time, to be earned and be fully vested at the Effective Time.

The Merger Agreement does not confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or interfere with or restrict in any way the rights of Parent and the Surviving Corporation, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any affiliate of Parent and the Continuing Employee and subject to the terms of any severance, benefit or other applicable plan or program covering such Continuing Employee.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and the Company agreed to use reasonable best efforts to take all actions and to do all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date of the Merger Agreement.

Indemnification and Insurance

From and after the Effective Time, the Company, Parent, and the Surviving Corporation will indemnify and hold harmless (a) all of the Company’s and the Company Subsidiaries’ past and present directors, officers and employees and (b) each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, together with such persons’ heirs, executors, administrators and assigns the “Covered Persons”), (i) against any costs and expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time and (ii) for acts or omissions occurring in connection with the process resulting in and the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement.

In addition, from and after the Effective Time, the Company, Parent, and the Surviving Corporation will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action or investigation with respect to the matters subject to indemnification described in the immediately preceding sentence in accordance with the procedures (if any) set forth (a) in the Company’s or any of its subsidiary’s certificate of incorporation or bylaws (or, to the extent applicable, other organizational or governance documents) and (b) in indemnification agreements, if any, in existence on the date of the Merger Agreement.

For not less than six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company’s certificate of incorporation and bylaws. If any action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification under the Merger Agreement on or prior to the sixth anniversary of the Effective Time, the obligations described above will continue in effect until the final disposition of such action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of the Merger Agreement with any of the directors, officers or employees of the Company or any of its subsidiaries will be assumed by the Surviving Corporation, and will continue in full force and effect in accordance with their terms.

The Merger Agreement also provides that for not less than six years from and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain for the benefit of the

Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than our and our subsidiaries’ existing policies relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage, provided that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as is available for such amount.

Under the Merger Agreement, prior to the Effective Time, the Company may purchase prepaid “tail” policies which provide the Covered Persons with coverage for an aggregate period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including the transactions contemplated in the Merger Agreement. If the Company obtains these prepaid policies, the Surviving Corporation will maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Other Covenants

Stockholders Meeting

The Company agreed (in accordance with applicable law and the Company’s organizational documents) to establish a record date for, duly call, give notice of, and schedule a special meeting of the Company’s stockholders for the purpose of voting upon the adoption of the Merger Agreement. As promptly as reasonably practicable after this proxy statement is approved (or is deemed to have been approved) by the SEC for dissemination to the Company’s stockholders, the Company will mail the proxy statement to the Company’s stockholders and, subject to any postponement and adjournment provided in the Merger Agreement, the Special Meeting will be held not later than 45 days after the mailing of the proxy statement to the Company’s stockholders.

Stockholder Litigation

The Company agreed (i) to give Parent the opportunity to participate in the Company’s defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to the Merger Agreement and/or the Merger; and (ii) not to settle or offer to settle any litigation commenced after the date of the Merger Agreement against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to the Merger Agreement and/or the Merger without the prior written consent of Parent.

Final Quarterly Dividend

If the closing of the Merger occurs after the record date for a regular quarterly cash dividend payable to holders of the Common Stock and prior to the payment date of such dividend (the “Final Quarterly Dividend”), then Parent and the Surviving Corporation agreed to pay, out of the Exchange Fund, the Final Quarterly Dividend on behalf of the Company following the Closing on the scheduled payment date for such dividend.

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the Closing Date of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of the Company’s stockholders;

•	no governmental authority in any jurisdiction that is material for the business and operations of the Company and Parent, taken together, has by any law or order restrained, enjoined or otherwise prohibited the consummation of the Merger;

•	(1) expiration or termination of the applicable waiting period under the HSR Act; (2) clearance or approval by the Anti-Monopoly Bureau of the Ministry of Commerce in the PRC; (3) clearance or approval by the Federal Cartel Office in Germany or expiry of the mandatory waiting period, or by the European Commission in the event of a referral, and (4) clearance or approval by the Fair Trade Commission in South Korea;

•	approval or clearance of the Merger by CFIUS, or, if CFIUS has sent a report to the President of the United States requesting the President’s decision, either non-action by the President within 15 days from the date on which CFIUS completed its investigation or approval or clearance by the President; and

•	expiration of the applicable waiting period under ITAR, 22 C.F.R. § 122.4(b), following written notice to the Directorate of Defense Trade Controls with respect to the transactions contemplated by the Merger Agreement.

The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the Closing Date;

•	the Company having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement prior to the Effective Time;

•	no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) shall have occurred since September 12, 2016, and be continuing; and

•	the receipt by Parent of a certificate dated as of the Closing Date and signed on behalf of the Company by the Company’s chief executive officer or chief financial officer, to the effect that the conditions described in the preceding three items have been satisfied.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of the representations and warranties of (i) Parent contained in the Merger Agreement and (ii) Merger Sub contained in the Joinder Agreement, in each case as of the Closing Date;

•	each of Parent and Merger Sub having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement and the Joinder Agreement on or prior to the Closing Date;

•	no Parent Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) shall have occurred since September 12, 2016, and be continuing; and

•	the receipt by the Company of (i) a certificate, dated as of the Closing Date and signed on behalf of the Parent and Merger Sub by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions described in the preceding three items have been satisfied and (ii) the Joinder Agreement (to the extent not previously delivered), duly executed by Merger Sub.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and the other transactions contemplated in the Merger Agreement may be abandoned at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written consent of the Company and Parent;

•	by either the Company or Parent if a Governmental Authority of competent jurisdiction (in any case in a jurisdiction that is material to the business and operations of the Company and Parent, taken together) has issued a final and nonappealable Adverse Law or Order that remains in effect and that permanently restrains, permanently enjoins or otherwise permanently prohibits the consummation of the Merger;

•	by Parent, if:

(i)	there has been a breach by the Company of its representations, warranties or covenants contained in the Merger Agreement such that any of the conditions relating to the obligations of Parent and Merger Sub to consummate the Merger is not reasonably capable of being satisfied while such breach is continuing;

(ii)	Parent has delivered to the Company written notice of such breach; and

(iii)	either such breach is not capable of cure in a manner sufficient to allow satisfaction of these conditions prior to 5:00 p.m., Eastern Time, on July 12, 2017 (the “Outside Date”) or at least 45 days have elapsed since the date of delivery of such written notice to the Company and such breach has not been cured in all material respects;

•	by the Company if:

(i)	there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement or the Joinder Agreement in any case, such that any condition relating to the obligation of the Company to consummate the Merger is not reasonably capable of being satisfied while such breach is continuing;

(i)	the Company has delivered to Parent written notice of such breach; and

(ii)	either such breach is not capable of cure in a manner sufficient to allow satisfaction of these conditions prior to the Outside Date or at least 45 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects;

•	by either Parent or the Company, if the Effective Time has not have occurred on the Outside Date;

•	by Parent, if, prior to adoption of the Merger Agreement by stockholders, the Company materially and willfully breaches its obligations described above under the captions “The Merger Agreement —Competing Proposal” and “The Merger Agreement — The Board’s Recommendation; Company Board Recommendation Change” or the Board (or any committee thereof) has effected a Company Change of Recommendation (as defined above);

•	by either the Company or Parent, if the Company’s stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof, in each case at which a vote on such approval was taken; and

•	by the Company in order to accept a Superior Proposal in accordance with the requirements set forth in the Merger Agreement, provided that as a condition to such a termination of the Merger Agreement by the Company, the Company pays Parent the Company Termination Fee (as defined below).

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will become null and void and there will be no liability of any party to the other parties, as applicable, except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Parent and the Company, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fees

Termination Fee Payable by the Company

If the Merger Agreement is terminated in specified circumstances, the Company has agreed to pay Parent a termination fee of $96,500,000 (the “Company Termination Fee”).

Parent will be entitled to receive the Company Termination Fee from the Company in the following circumstances:

•	The Merger Agreement is terminated by the Company in order to accept a Superior Proposal in accordance with the requirements described above under the caption: “The Merger Agreement — The Board’s Recommendation; Company Board Recommendation Change;”

•	The Merger Agreement is terminated by Parent because, prior to adoption of the Merger Agreement by stockholders, the Company materially and willfully breached its obligations described above under the captions “The Merger Agreement — Competing Proposal” and “The Merger Agreement — The Board’s Recommendation; Company Board Recommendation Change” or the Board (or any committee thereof) has effected a Company Change of Recommendation (as defined above); or

•	(A) the Merger Agreement is terminated by Parent or the Company because (i) the Effective Time has not occurred on the Outside Date (but solely in the event that the stockholders have failed to adopt the Merger Agreement), or (ii) the Company’s stockholders have failed to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof, in each case at which a vote on such approval was taken; (B) a Competing Proposal (as defined below) has been publicly disclosed after the date of the Merger Agreement and prior to the date of such termination and has not been withdrawn prior to the Outside Date or the date of the Company Special Meeting, as applicable; and (C) within 12 months after such termination, the Company either consummates a Competing Proposal or enters into a definitive agreement with respect to any Competing Proposal and such Competing Proposal (or any “superior proposal” permitted by the terms of such Competing Proposal) is subsequently consummated.

Solely for purposes of the immediately preceding bullet point, the term “Competing Proposal” has the following meaning: Any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 50% of the assets (as measured by fair market value as determined in good faith by the Board) of or equity interest in the Company (on a consolidated basis with its Subsidiaries) (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger.

Termination Fee Payable by Parent

If the Merger Agreement is terminated in specified circumstances, Parent has agreed to pay to the Company a termination fee of $96,500,000 (the “Parent Termination Fee”).

The Company will be entitled to receive the Parent Termination Fee from Parent if the following requirements set forth in the Merger Agreement are satisfied:

•	All of the conditions set forth in the section above captioned “— Conditions to the Closing of the Merger” that are (i) conditions to each party’s obligations to effect the Merger or (ii) conditions to obligations of Parent and Merger Sub to effect the Merger, have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) other than the condition set forth in the fourth bullet point of the section captioned “— Conditions to the Closing of the Merger” (CFIUS Approval);

•	the DSS is willing to agree to (i) a Proxy Agreement (as defined under the NISPOM) with respect to the operations of the Company conducted only at the Company’s facility in Palm Bay, Florida or (ii) any form of mitigation under the FOCI Requirements that is no more restrictive than a Proxy Agreement with respect to the operations of the Company conducted only at the Company’s facility in Palm Bay, Florida, provided that such mitigation is also limited only to the Company’s facility in Palm Bay, Florida;

•	Parent has not entered into a commitment letter with DSS pursuant to which the Parties will enter into a Proxy Agreement (as defined under the NISPOM) only with respect to the operations of the Company conducted at the Company’s facility in Palm Bay, Florida on the terms required by DSS (or any other applicable Governmental Authority) that continues in full force and effect; and

•	the Merger Agreement is terminated by either the Company or Parent because the Effective Time has not occurred on the Outside Date.

Other Material Provisions of the Merger Agreement

Amendment

The Merger Agreement may be amended in a writing signed by the Company, Parent and Merger Sub at any time before or after adoption of the Merger Agreement by the Company’s stockholders. However, after adoption of the Merger Agreement by the Company’s stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Expenses

Except as otherwise expressly provided in the Merger Agreement, all Expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such Expenses, except that Parent shall pay any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes.

For the purposes of the Merger Agreement, “Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, the preparation, printing, filing and mailing of this proxy statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other transactions contemplated by the Merger Agreement.

Governing Law and Jurisdiction

The Merger Agreement is governed by Delaware law. Each of the Company, Parent and Merger Sub submitted to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware.

Specific Performance

In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement the non-breaching party will be entitled to an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions of the Merger Agreement.

MARKET PRICES AND DIVIDEND DATA

The Company’s Common Stock is listed on NASDAQ under the symbol “ISIL.” As of [●], 2016, there were [●] shares of Common Stock outstanding, held by approximately [●] stockholders of record.

The following table presents the high and low intra-day sale prices of the Company’s Common Stock on NASDAQ during the fiscal quarters indicated:

Quarter:	High:		Low:
First Quarter 2014 (from January 4, 2014 to April 4, 2014)		$13.58		$10.66
Second Quarter 2014 (from April 5, 2014 to July 4, 2014)		$15.93		$11.86
Third Quarter 2014 (from July 5, 2014 to October 3, 2014)		$15.95		$12.63
Fourth Quarter 2014 (from October 4, 2014 to January 2, 2015)		$14.85		$11.09
First Quarter 2015 (from January 3, 2015 to April 3, 2015)		$16.39		$13.65
Second Quarter 2015 (from April 4, 2015 to July 3, 2015)		$15.04		$12.19
Third Quarter 2015 (from July 4, 2015 to October 2, 2015)		$12.31		$9.20
Fourth Quarter 2015 (from October 3, 2015 to January 1, 2016)		$14.55		$11.90
First Quarter 2016 (from January 2, 2016 to April 1, 2016)		$13.99		$10.67
Second Quarter 2016 (from April 2, 2016 to July 1, 2016)		$14.33		$11.38
Third Quarter 2016 (from July 2, 2016 to September 30, 2016)		$22.76		$12.78
Fourth Quarter 2016 (from October 1, 2016 to October [●], 2016)	$	[●]	$	[●]

On [●], 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for the Company’s Common Stock on NASDAQ was $[●] per share. You are encouraged to obtain current market quotations for the Company’s Common Stock.

In 2015 and 2014, we declared and paid quarterly dividends totaling $0.48 per share of Common Stock annually. In each of the first, second and third quarter of 2016, we declared and paid a quarterly dividend of $0.12 per share of Common Stock, which if annualized equates to $0.48 per share of Common Stock.

Our dividend policy is impacted by, among other items, our views on potential future capital requirements relating to R&D, creation and expansion of sales distribution channels, investments and acquisitions, share dilution, our stock repurchase program, legal risks, liquidity and profitability. The terms of our revolving credit facility also restrict us from paying dividends and making investments in capital expenditures to the extent that doing so would cause us to fail to meet the covenants contained in the facility. The determination to declare and pay a dividend will be made in a timely manner in the discretion of our Board in light of these and other relevant factors. Under the Merger Agreement it is expressly permitted for the Company to declare and pay quarterly cash dividends in an amount not in excess of $0.12 per share of Common Stock, consistent with our past practice. For more information please refer to the section captioned “The Merger Agreement — Conduct of Business Pending the Merger.” Under certain circumstances you may be entitled to payment by Parent or the Surviving Corporation of the Final Quarterly Dividend. For more information please see the section captioned “The Merger Agreement — Other Covenants — Final Quarterly Dividend.”

Following the Merger, there will be no further market for the Company’s Common Stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock, as of September 30, 2016, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of Common Stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of Common Stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of September 30, 2016, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035.

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

	Class A Common Stock
	Shares Beneficially Owned	Percent(1)
Blackrock, Inc.(2)	11,156,691	8.4%
FMR LLC(3)	9,857,783	7.28%
The Vanguard Group, Inc.(4)	9,217,174	6.95%
Goldman Sachs Asset Management(5)	7,156,970	5.40%
RidgeWorth Capital Management LLC(6)	7,026,050	5.30%
Franklin Resources, Inc.(7)	7,025,788	5.30%
Necip Sayiner(8)	593,331	*
Mercedes Johnson(9)	365,075	*
Donald Macleod(10)	106,075	*
Richard Crowley(11)	91,063	*
Roger Wendelken(12)	89,397	*
Sunil Gupta(13)	71,653	*
Gregory Lang(14)	59,342	*
Sohail Khan(15)	40,292	*
Forrest E. Norrod(16)	40,292	*
Ernest Maddock(17)	21,966	*
All directors and executive officers as a group (10 persons)	1,478,486	1.1%

*	Less than 1% of the outstanding Class A Common Stock
(1)	Percentages are based on 136,540,475 shares of Common Stock outstanding as of September 30, 2016.
(2)	Based solely on information obtained from a Schedule 13-G filed by Blackrock, Inc. for the period ending December 31, 2015. The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.
(3)	Based solely on information obtained from a Schedule 13-G filed by FMR LLC dated September 9, 2016. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(4)	Based solely on information obtained from a Schedule 13-G filed by The Vanguard Group, Inc. for the period ending December 31, 2015. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	Based solely on information obtained from a Schedule 13-G filed by Goldman Sachs Asset Management for the period ending December 31, 2015. The address of Goldman Sachs Asset Management is 200 West Street, New York, NY 10282.

(6)	Based solely on information obtained from a Schedule 13-G filed by RidgeWorth Capital Management LLC as parent company for Ceredex Value Advisors LLC and Certium Asset Management LLC for the period ending December 31, 2015. The address of RidgeWorth Capital Management LLC is 3333 Piedmont Road, Northeast, Suite 1500, Atlanta, GA 30305.
(7)	Based solely on information obtained from a Schedule 13-G filed by Franklin Resources, Inc. for the period ending December 31, 2015. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.
(8)	Represents shares held by Dr. Sayiner as of September 30, 2016.
(9)	Includes 50.075 shares owned by Ms. Johnson. Shares held also include 315,000 stock options that are exercisable within 60 days of September 30, 2016.
(10)	Includes 91,266 shares held by Donald Macleod and Mary L. Macleod as Trustees of The Macleod Family Trust dated 1/31/05 and 9,809 shares held by Donald Macleod directly. Shares held also include 5,000 stock options that are exercisable within 60 days of September 30, 2016.
(11)	Includes 66,063 shares owned by Mr. Crowley. Shares held also include 25,000 DSUs that will vest within 60 days of September 30, 2016.
(12)	Includes 66,897 shares held by Mr. Wendelken. Shares held also include 22,500 DSUs that will vest within 60 days of September 30, 2016.
(13)	Includes 39,155 shares owned by Mr. Gupta. Shares held also include 32,498 stock options that are exercisable within 60 days of September 30, 2016.
(14)	Includes 39,342 shares owned by Mr. Lang. Shares held also include 20,000 stock options that are exercisable within 60 days of September 30, 2016.
(15)	Includes 15,201 shares owned by Mr. Khan. Shares held also include 23,232 stock options that are exercisable within 60 days of September 30, 2016 and 1,859 DSUs that will vest within 60 days of September 30, 2016.
(16)	Includes 15,201 shares owned by Mr. Norrod. Shares held also include 23,232 stock options that are exercisable within 60 days of September 30, 2016 and 1,859 DSUs that will vest within 60 days of September 30, 2016.
(17)	Includes 8,828 shares owned by Mr. Maddock. Shares held also include 13,138 stock options that are exercisable within 60 days of September 30, 2016.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, the Company will have no public stockholders and there will be no public participation in any future meetings of stockholders of the Company. However, if the Merger is not completed, the Company’s stockholders will continue to be entitled to attend and participate in stockholder meetings.

In light of the execution of the Merger Agreement, the Company does not currently expect to hold an annual meeting of stockholders in 2017.

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2017, if held, must be received by us at our principal executive offices at 1001 Murphy Ranch Road, Milpitas, California 95035, Attention: Corporate Secretary or Assistant Secretary, no later than the close of business on November 6, 2016, which is 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with this year’s annual meeting, or if the date of next year’s annual meeting has been changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2017 must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholders may only present a matter for consideration at our annual meeting in 2017, if held, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder (other than stockholder proposals submitted pursuant to Rule 14a-8), including with respect to any nomination of a person or persons for election to the Board at an annual meeting, timely notice must be delivered to the Corporate Secretary or Assistant Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting; provided, however, that in the event that the date of the 2017 annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting was first made. In no event shall any adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above, except that if the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. Our bylaws specify the information with respect to making stockholder proposals that is required to be included in the written notice that must be provided to our Corporate Secretary or Assistant Secretary. Stockholders may contact the Corporate Secretary or Assistant Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Provided we do not change our meeting date for the annual meeting in 2017, if held, notices of stockholder proposals (other than stockholder proposals submitted pursuant to Rule 14a-8) and director elections must be submitted on or after December 22, 2016 and on or before January 21, 2017.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Company filings with the SEC are incorporated by reference:

•	Intersil Corporation’s Annual Report on Form 10-K for the fiscal year ended January 1, 2016, filed on February 12, 2016;

•	Intersil Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended on April 1, 2016, filed on April 26, 2016;

•	Intersil Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended on July 1, 2016, filed on July 28, 2016; and

•	Intersil Corporation’s Current Reports on Form 8-K filed on April 21, 2016; June 6, 2016; June 29, 2016; July 21, 2016; and September 13, 2016.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge and via first class mail or other prompt means, by requesting them in writing or by telephone from us at the following address and telephone number:

Intersil Corporation

Attn: Corporate Secretary

1001 Murphy Ranch Road

Milpitas, CA 95035

(408) 546-3399

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.intersil.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Proxy Solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 347-6024

MISCELLANEOUS

The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

Execution

AGREEMENT AND PLAN OF MERGER

by and between

RENESAS ELECTRONICS CORPORATION

and

INTERSIL CORPORATION

dated as of

September 12, 2016

-i-

(continued)

-ii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated September 12, 2016, is by and between Renesas Electronics Corporation, a Japanese corporation (“Parent”) and Intersil Corporation, a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on or about the time of the execution of this Agreement, Parent will incorporate a direct subsidiary under Delaware law named Chapter One Company, a Delaware corporation (“Merger Sub”) and promptly following its incorporation, Parent will cause Merger Sub to become a Party to this Agreement by executing the Joinder Agreement;

WHEREAS, the Parties wish to effect a business combination through the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the “Merger”);

WHEREAS, in connection with the Merger, each outstanding share of Class A common stock, $0.01 par value per share, of the Company (the “Company Common Stock” or “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be automatically converted into the right to receive the Per Share Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders;

WHEREAS, the Company Board of Directors has adopted resolutions approving the acquisition of the Company by Parent, the execution of this Agreement and the consummation of the Transactions and declaring advisable and recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”) pursuant to Section 251 of the DGCL;

WHEREAS, the board of directors of Parent (the “Parent Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Parent and its stockholders;

WHEREAS, the Parent Board of Directors has adopted resolutions approving the acquisition of the Company by Parent, the execution of this Agreement and the Transactions; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties agree as follows:

AGREEMENT

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a direct wholly owned subsidiary of Parent. The Merger will have the effects provided in this Agreement and as specified in the DGCL.

Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Pacific Time, at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California, on the third business day after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 1.3 Effective Time. On the Closing Date, the Parties will cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Merger Sub under the DGCL in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the DSOS or on such later date and time as is agreed to by the Company and Parent and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 1.4 Governing Documents. Subject to Section 6.4, at the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation will be amended and restated so as to read in its entirety in the form set forth as the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the certificate of incorporation of the Surviving Corporation will provide that the name of the Surviving Corporation will be the name designated by Parent prior to the Effective Time), and as so amended will be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, subject to Section 6.4, the Company and the Surviving Corporation will take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation will be amended so as to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time, and as so amended will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.5 Officers and Directors of the Surviving Corporation. At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the individuals designated by Parent prior to the Effective Time shall become the officers and directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors will have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1 Treatment of Securities.

(a) Treatment of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of the Company or of Merger Sub, subject to Section 2.1(d), each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares to be cancelled in accordance with Section 2.1(b) and other than any Dissenting Shares) shall be automatically converted into the right to receive an amount in cash equal to $22.50 plus the amount of any Final Quarterly Dividend in accordance with Section 6.11, if any (the “Per Share Merger Consideration”), in each case, payable as provided in Section 2.2. From and after the Effective Time, all Company Shares issued and outstanding immediately prior to the Effective Time (including all uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such Company Shares (each, a “Certificate”)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each applicable holder of such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration applicable to such Company Shares and any dividends payable pursuant to Section 6.11, if any, or the right to exercise Appraisal Rights in accordance with Section 2.3.

(b) Cancellation of Company Common Stock. At the Effective Time, all Company Shares owned by any Company Subsidiary, Parent, Merger Sub or by any of their respective Subsidiaries shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Treatment of Merger Sub Common Stock. At the Effective Time, each issued and outstanding share of common stock of Merger Sub shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d) Adjustment. Any number or amount herein that is based upon a number or fraction of shares of Company Common Stock shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock outstanding after the date of this Agreement and prior to the Effective Time.

Section 2.2 Payment for Securities; Surrender of Certificates.

(a) Exchange Fund. Prior to the Effective Time, Parent or Merger Sub shall designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the holders of Company Common Stock for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. Within two business days after the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate amount of Per Share Merger Consideration (the “Exchange Fund”), in

each case, for the sole benefit of the holders of Company Shares. In the event that the Exchange Fund shall be insufficient to pay the aggregate amount of all Per Share Merger Consideration, Parent shall, or shall cause Merger Sub to, promptly deposit additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that (1) any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and (2) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation (at the election of Parent) on the earlier of (A) one year after the Effective Time or (B) the full payment of the Exchange Fund.

(b) Procedures for Surrender. As soon as reasonably practicable, and in any event within three business days, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates or Book-Entry Shares and whose Company Shares were converted pursuant to Section 2.1 into the right to receive the Per Share Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for payment of the Per Share Merger Consideration into which such Company Shares have been converted pursuant to Section 2.1. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto and a properly executed IRS Form W-8 or W-9, as applicable, or any similar information from the recipients of payments hereunder, Parent shall pay or cause the Exchange Agent to pay to the holder of such Certificate or Book-Entry Share in exchange therefor the applicable Per Share Merger Consideration pursuant to the provisions of this Article II for each Company Share formerly represented by such Certificate or Book-Entry Share, within three business days following the later to occur of (x) the Effective Time or (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Payment of the applicable Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Per Share Merger Consideration as contemplated by this Article II, without interest thereon.

(c) Transfer Books; No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of

Company Shares on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Shares represented thereby except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Exchange Fund; No Liability. At any time following 12 months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Per Share Merger Consideration, payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b) (with Parent acting as the Exchange Agent), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, Merger Sub, or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Per Share Merger Consideration, dividends, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof (such affidavit to be in a form reasonably satisfactory to Parent and the Exchange Agent), the Per Share Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof and, as contemplated by Section 6.11, at the appropriate payment date, the amount of dividends or other distributions with a record date prior to the Effective Time and a payment date subsequent to such surrender payable in respect thereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against Parent, Merger Sub or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 2.3 Dissenter’s Rights.

(a) Notwithstanding anything in this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the Effective Time and held by holders of record who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and are entitled to demand, and have properly demanded, appraisal of such Company Shares (“Dissenting Shares”) pursuant to, and who have complied in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Per Share Merger Consideration payable pursuant to Section 2.1, but instead at the Effective Time shall be converted into the right to receive payment of the fair value of such Company Shares in accordance with the Appraisal Rights (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, however, that if any such holder (including any holder of Proposed Dissenting Shares) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall automatically convert into and shall represent only the right to receive the Per Share Merger Consideration payable pursuant to Section 2.1. “Proposed Dissenting Shares” means Company Shares the holder of which provides a demand for appraisal to the Company prior to the Company Special Meeting and does not vote in favor of the adoption of this Agreement, in each case in accordance with the Appraisal Rights.

(b) The Company shall give prompt notice to Parent of any demands received prior to the Effective Time by the Company for the exercise of Appraisal Rights, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Appraisal Rights, and Parent shall have the opportunity, at Parent’s expense, to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.4 Treatment of Company Equity Awards.

(a) Stock Options. At the Effective Time, each outstanding stock option award to purchase shares of Company Common Stock issued by the Company (a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company Option or any other Person, will be cancelled and converted at the Effective Time into the right to receive from the Surviving Corporation an amount in cash equal to the product of (x) the aggregate number of Company Shares subject to such Company Option, and (y) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price under such Company Option. Notwithstanding the foregoing, each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration, will, as of the Effective Time, be canceled without the payment of any consideration therefor.

(b) RSUs Generally.

(i) Vested RSUs. Each Company RSU (or portion thereof) that is outstanding immediately prior to the Effective Time and that becomes vested by the Effective Time (including the Accelerated RSUs, the Director RSUs and the Company MSUs covering Earned MSU Shares) shall be canceled and converted at the Effective Time (after taking into account vesting occurring at the Effective Time) into the right of the holder to receive an amount in cash equal to the sum of (I) the product of (x) the number of shares of Company Common Stock subject to such Company RSU, and (y) the Per Share Merger Consideration and (II) the cash dividend equivalents that have accrued but remain unpaid as of the Effective Time on such Company RSU (the “RSU Payment”).

(ii) Unvested RSUs. Subject to Section 2.4(c) and Section 2.4(d), each Company RSU (or portion thereof) that is outstanding immediately prior to the Effective Time and that does not become vested by the Effective Time shall be canceled and converted at the Effective Time into an adjusted award having the same terms and conditions as were in effect immediately prior to the Effective Time, including (A) the same vesting schedule (including rights to acceleration of vesting and rights to post-termination vesting in connection with retirement eligibility), (B) the same payment schedule (including any deferral election) and (C) the right to receive dividend equivalents that accrued by the Effective Time, except that such adjusted award shall be in the form of an unfunded, unsecured promise of Parent to deliver to the holder thereof an amount in cash equal to the RSU Payment.

(c) MSUs. With respect to each Company RSU (or portion thereof) that is outstanding immediately prior to the Effective Time and that would otherwise remain subject to an on-going corporate performance period as of the Closing Date in the absence of the Transactions contemplated by this Agreement (each, a “Company MSU”), the Company shall accelerate the conclusion of the on-going performance period to be the last business day prior to the Closing Date (the “MSU Measurement Date”), and shall measure performance for each such Company MSU using actual performance as of the MSU Measurement Date. With respect to each Company MSU that remains outstanding as of immediately prior to the Effective Time, the holder thereof shall be deemed, as of immediately prior to the Effective Time, to have earned and be fully vested in that number of Company Shares determined based on such actual performance and the payout formula set forth in the applicable award agreement (the “Earned MSU Shares”) and such Earned MSU Shares shall be treated in accordance with Section 2.4(b)(i) above.

(d) Accelerated RSUs & Director RSUs. Each of the following shall become fully vested as of immediately prior to the Effective Time and treated in accordance with Section 2.4(b)(i) above: (i) each Company RSU that is held by an individual serving as a non-employee director of the Company as of immediately prior to the Effective Time (each, a “Director RSU”) and (ii) each Accelerated RSU.

(e) Company ESPP. With respect to the Company ESPP, the Company will take all actions reasonably necessary to provide that:

(i) the maximum number of shares of Company Common Stock that may be purchased pursuant to the Company ESPP during the “Purchase Period” (as defined in the Company ESPP) that is in progress on the date of this Agreement shall be 254,000;

(ii) the maximum number of shares of Company Common Stock that may be purchased pursuant to the Company ESPP during any Purchase Period that commences after the date of this Agreement shall be 254,000 for each such Purchase Period, provided that the duration, frequency and other terms of any such Purchase Periods shall be in accordance with (A) the Company ESPP as of the date of this Agreement and (B) the Company’s past practice;

(iii) on a date determined by the Company Board of Directors that is no later than three Business Days prior to the Effective Time, the outstanding Purchase Period that is in progress on such date shall terminate and be the final Purchase Period under the Company ESPP;

(iv) the accumulated payroll deductions of each participant under the Company ESPP will be used to purchase Company Common Stock on the earlier of (x) the scheduled purchase date for the final Purchase Period and (y) the date that is not less than three Business Days prior to the Effective Time (with any participant payroll contributions not applied to the purchase of shares returned to the participant) (the “Final Purchase Date”); and

(v) the Company ESPP shall terminate as of immediately prior to the Effective Time. Any Company Shares acquired under the Company ESPP prior to or on the Final Purchase Date will be treated as outstanding Company Shares for purposes of Section 2.1.

(f) Company’s Obligations. As soon as reasonably practicable following the date of this Agreement, the Company (and the Company Board of Directors and any applicable committees thereof) and Parent (and the Parent Board of Directors and any applicable committees thereof) will take all actions and adopt such resolutions as may be required to give effect to and accomplish the transactions contemplated by this Section 2.4.

(g) Parent’s Obligations. Parent shall cause the Surviving Corporation to make the payments due under Section 2.4(a) and Section 2.4(b) and Parent shall take all actions necessary to ensure that the Surviving Corporation has cash sufficient to satisfy the payment obligations set forth in this Section 2.4, including, to the extent necessary, depositing with the Surviving Corporation the amounts due under this Section 2.4, including the employer’s share of employment Taxes, at or prior to any applicable vesting or payment date. In each case, the Surviving Corporation shall make all payments due under this Section 2.4 promptly and not later than the time required under the terms of the underlying Company Equity Award (including the time determined by any deferral election and after imposing the minimum delay required to avoid adverse penalties under Code Section 409A).

Section 2.5 Withholding. Parent, Merger Sub and the Surviving Corporation shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to a holder of Company Common Stock or Company Equity Awards pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration pursuant to the Code, or any applicable provisions of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made.

Section 2.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (i) in the reports, schedules, forms, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC since January 1, 2015 and prior to the date of this Agreement (excluding any forward looking disclosures or “risk factors” set forth therein, in each case, other than any specific factual information contained therein) or (ii) correspondingly numbered Section of the disclosure letter delivered by the Company to Parent (and deemed provided to Merger Sub upon execution of the Joinder Agreement) concurrent with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of this Agreement to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as set forth below in this Article III.

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Each Subsidiary of the Company (each, a “Company Subsidiary”) is a direct, or indirect, wholly owned Subsidiary of the Company. Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except when the failure to be so duly organized, validly existing, in good standing or have such power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Certificate of Incorporation and Bylaws. The Company has made available to Parent a complete and correct copy of the Company Certificate and the Company Bylaws and equivalent organizational documents, each as amended to date, of each Company Subsidiary that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the SEC). Such Company Certificate, Company Bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in material violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 600,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). All outstanding Company Shares are validly issued, fully paid and nonassessable and are issued free of any preemptive rights. All Company Shares subject to issuance upon the exercise, vesting or conversion of any convertible security will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b) As of the close of business on August 30, 2016:

(i) 136,088,911 Company Shares were issued and outstanding;

(ii) no Company Shares were held by any Company Subsidiary;

(iii) no Company Shares were held in the treasury of the Company;

(iv) 2,199,506 Company Shares were subject to outstanding Company Options;

(v) 5,977,102 Company Shares were issuable pursuant to outstanding Company RSUs, Company MSUs (assuming performance is achieved at maximum levels) and Director RSUs;

(vi) up to a maximum of 254,000 Company Shares were subject to outstanding purchase rights under the Company ESPP; and

(vii) no shares of Company Preferred Stock were issued or outstanding.

(c) Except for changes since the date specified in Section 3.3(b) resulting from the exercise of Company Options, the exercise of purchase rights under the Company ESPP or the vesting and settlement of Company RSUs, Company MSUs or Director RSUs outstanding on such date, or actions taken after the date of this Agreement in compliance with this Agreement, neither the Company nor any Company Subsidiary has issued or is subject to any (i) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, (ii) shares of capital stock of, or other voting securities or ownership interests in, the Company, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in the Company or any Company Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”), other than as described in Section 3.3(b).

(d) There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any Company Subsidiary.

(e) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any other Company Securities or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person that would be material to the

Company and the Company Subsidiaries, taken as a whole. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of any preemptive rights, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens or Contracts or other limitations on the Company’s or any Company Subsidiary’s voting rights.

(f) The per share exercise price for each currently outstanding Company Option is equal to or greater than the per share fair market value of the underlying Company Shares on the applicable grant date as determined in accordance with the applicable Company Equity Plan. Each Company Equity Award was granted under one of the Company Equity Plans.

Section 3.4 Authority Relative to this Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (except for (i) receipt of the Company Stockholder Approval and (ii) the filing of the Certificate of Merger with the DSOS). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and the due authorization, execution and delivery by Merger Sub of the Joinder Agreement, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The Company Board of Directors, at a meeting duly called and held, adopted resolutions (i) resolving that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of the Company Common Stock, (ii) approving and declaring advisable this Agreement and the Transactions on the terms and subject to the conditions set forth herein, in accordance with the requirements of the DGCL, and (iii) resolving to make, subject to Section 5.2, the Company Board Recommendation.

Section 3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Certificate or the Company Bylaws or the equivalent organizational documents of any Company Subsidiary, (ii) subject to obtaining the Company Required Approvals and the Company Stockholder Approval, conflict with or violate any Law or Order applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) subject to obtaining the consents listed in Section 3.5(a) of the Company Disclosure Letter, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of the Company or a Company Subsidiary, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Company Material Contract, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) any filings as may be required under the rules and regulations of NASDAQ, (ii) the filing of the Proxy Statement with the SEC, (iii) applicable requirements, if any, of the Securities Act, the Exchange Act and state securities or “blue sky” Laws (“Blue Sky Laws”), (iv) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (v) the provisions of the DGCL, (vi) the submission of a joint voluntary notice relating to the Transactions to CFIUS and any other related filings or requirements under 31 C.F.R. Part 800 and Section 721 of the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565 (“Section 721”) in order to obtain the CFIUS Approval, (vii) the ITAR/EAR Approval, (viii) the FOCI Requirements (collectively, the “Company Required Approvals”) and (ix) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6 Permits; Compliance.

(a) Each of the Company and the Company Subsidiaries are in possession of all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Permits”), except where the failure to hold or to comply with, or the suspension or cancellation of, or failure to be valid or to be in full force and effect of, any of the Permits, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, default under or violation of any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except for any conflicts, defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since January 1, 2013, none of the Company, any Company Subsidiary or any director, officer, employee or agent of the Company or any Company Subsidiary acting on behalf of the Company or any Company Subsidiary has (i) used any Company funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign in violation of any provision of the FCPA or any comparable applicable Law.

(c) Notwithstanding anything contained in this Section 3.6, no representation or warranty will be deemed to be made in this Section 3.6 in respect of the matters referenced in Section 3.7(a) or in respect of environmental, Tax, export control, employee benefits, intellectual property or labor matters.

Section 3.7 SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports and other documents required to be filed by it with the SEC since January 1, 2013 (such documents filed since January 1, 2013 and those filed by the Company with the SEC subsequent to the date of this Agreement, if any, including any amendments thereof, the “Company SEC Reports”). Each Company SEC Report (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable rules and regulations promulgated thereunder, and (ii) did not, at the time it was filed (or, if amended prior to the date of this Agreement, as of the date of such amendment) or, with respect to Company SEC Reports filed after the date of this Agreement, will not, subject to the second to last sentence of Section 3.12, contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements contained in the Company SEC Reports (i) complied as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis with the Company’s past practices throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC), and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(c) Except as and to the extent set forth in the consolidated balance sheet of the Company and its consolidated Company Subsidiaries as of July 1, 2016, including the notes thereto (the “Most Recent Company Balance Sheet”), neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be disclosed on a balance sheet, except for liabilities and obligations (i) incurred since July 1, 2016 in the ordinary course of business in amounts consistent with past practice, (ii) in the form of executory obligations under any Contract to which the Company is a party or is bound, (iii) incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the Transactions and (iv) that otherwise would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Reports, and prior to the date of this Agreement, neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 3.7(d), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(e) The Company maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) The Company has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(g) As of the date of this Agreement, (i) there are no outstanding unresolved comments with respect to the Company or the Company SEC Reports noted in comment letters or, to the knowledge of the Company, other correspondence received by the Company or its attorneys from the SEC, and (ii) to the knowledge of the Company, there are no pending (A) formal or informal investigations of the Company by the SEC or (B) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.

(h) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of SOX.

Section 3.8 Absence of Certain Changes or Events. Since the date of the Most Recent Company Balance Sheet through the date of this Agreement, (a) except as contemplated or permitted by this Agreement, the Company and the Company Subsidiaries have conducted their businesses, in all material respects, in the ordinary course and in a manner consistent with past practice and (b) there has not been any event, condition, circumstance, development, change or effect having, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9 Absence of Litigation. As of the date of this Agreement, there is (a) no Action pending, and (b) to the knowledge of the Company, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the Company, any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Letter lists all material Company Plans (except for (i) employment agreements and offer letters establishing at-will employment without obligating the Company to make any payment or provide any benefit upon termination of employment other than through a separate Company Plan; (ii) individual equity award agreements that are substantially similar to the standard form of award agreement under the applicable Company Equity Plan; and (iii) Non-U.S. Plans). The Company has made available to Parent with respect to each Company Plan listed on Section 3.10(a) of the Company Disclosure Letter (in each case to the extent applicable): (A) a copy of the Company Plan document, including all currently effective amendments thereto; (B) the most recent summary plan description and all currently effective summaries of material modifications with respect to the Company Plan, (C) the most recently filed annual report on Form 5500; and (D) the most recently received IRS determination or opinion letter.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan is operated in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified, and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of any such determination that could reasonably be expected to adversely affect the qualification of such Company Plan.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) other than routine claims for benefits, there are no Actions pending or, to the knowledge of the Company, threatened, with respect to any Company Plan, and (ii) no nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred.

(d) Neither the Company nor any Company ERISA Affiliate currently has, or within the six-year period preceding the date of this Agreement, had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full.

(e) Except as set forth in Section 3.10(e) of the Company Disclosure Letter, no Company Plan provides for post-retirement or other post-employment welfare benefits (other than (i) health care continuation coverage required by Section 4980B of the Code or similar state or local Law or (ii) health care coverage through the end of the calendar month in which a termination of employment occurs).

(f) Except as contemplated by this Agreement, the consummation of the Transactions will not, either alone or in combination with another event that is linked contractually to the Transactions, (i) entitle any current or former employee, officer or individual independent contractor of the Company or any Company Subsidiary to any material severance pay, incentive compensation or other material compensatory payment, or (ii) materially accelerate the time of payment or vesting of any compensatory amount or employee benefit, or materially increase the amount of compensation due any such employee or other person. The Company has provided Parent with a preliminary analysis of the payments and benefits (to the extent known by the Company on the date of this Agreement) arising in connection with the Transactions under Company Plans to individuals who are reasonably likely (as determined on the date of this Agreement) to be Disqualified Individuals (within the meaning of Section 280G of the Code) that are reasonably likely to constitute “excess parachute payments” (within the meaning of Section 280G of the Code). There is no Contract, plan or arrangement by which the Company or any of its Subsidiaries are bound to compensate any individual for excise or other Taxes payable pursuant to Section 4999 of the Code or Section 409A of the Code.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Plan that is maintained outside of the United States primarily for the benefit of any current or former employees or individual service providers who are or were regularly employed or providing services outside of the United States to the Company or any Company Subsidiary (each, a “Non-U.S. Plan”), (i) all employer and employee contributions to each Non-U.S. Plan required by Law or by the terms of such Non-U.S. Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; and (ii) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(h) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.10 are the sole and exclusive representations and warranties of the Company with respect to the Company Plans and ERISA and no other representation or warranty of the Company contained herein shall be construed to relate to the Company Plans and ERISA (including their compliance with any applicable Law).

Section 3.11 Labor and Employment Matters.

(a) Except as set forth in Section 3.11(a) of the Company Disclosure Letter, the employment of the Company’s or any Company Subsidiaries’ employees in the United States is terminable by the Company or Company Subsidiary at will.

(b) As of the date of this Agreement, there are no Claims pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, and consultants or other individual independent contractors, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Neither the Company nor any Company Subsidiary is, or during the five years prior to the date of this Agreement has been, a party to any collective bargaining agreement or similar labor union agreement with any labor union, labor organization or works council, and, as of the date of this Agreement, no such agreement is being negotiated. There are no current and there have not been any labor strikes, slowdowns, work stoppages, lockouts, or any similar activity or dispute, affecting the Company or any Company Subsidiary during the five years prior to the date of this Agreement. To the knowledge of the Company, no event has occurred, nor does any condition or circumstance exist, that would reasonably be expected to provide a basis for the commencement of any such labor strikes, slowdowns, work stoppages, lockouts or any similar activity or dispute.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and during the three years prior to the date of this Agreement have been, in compliance with all federal, state, and foreign Laws respecting employment and employment practices, terms and conditions of employment, immigration, workers’ compensation, long-term disability, occupational safety, plant closings, layoffs, compensation and benefits, classification of employees or individual independent contractors, wages and hours and overtime exemption classifications, discrimination and equal opportunity (“Employment And Other HR Practices”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, providence fund, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, as of the date of this Agreement, (x) there are no audits or investigations pending or scheduled by any Governmental Authority pertaining to the Employment And Other HR Practices of the Company or any Company Subsidiary; and (y) no complaints relating to Employment And Other HR Practices of the Company or any Company Subsidiary have been, during the five years prior to the date of this Agreement, filed with any Governmental Authority or submitted in writing to the Company or any Company Subsidiary.

(e) To the knowledge of the Company and except as would not result in a Company Material Adverse Effect, individually or in the aggregate, no employee or individual independent contractor of the Company or any Company Subsidiary is in violation of any term of any employment or service Contract, non-disclosure or confidentiality agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such person to be employed or retained by the Company or any Company Subsidiary by which the individual is employed or engaged because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary is, and since January 1, 2014 has been, in compliance with the Worker Readjustment and Notification Act (29 U.S.C. §2101) and any applicable state laws or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Authority.

Section 3.12 Information Supplied. The information supplied by the Company for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty with respect to any information supplied by Parent, Merger Sub or any of their Representatives for inclusion in the Proxy Statement. The information supplied by the Company for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 3.13 Property and Leases.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries owns, and has good title to, each of the tangible assets reflected as owned by the Company or the Company Subsidiaries on the Most Recent Company Balance Sheet (except for tangible assets sold or disposed of since that date in the ordinary course of business), free of any Liens other than Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth a complete and accurate list of all real property owned by the Company or any of the Company Subsidiaries (“Company Owned Real Property”). None of the Company Owned Real Property is subject to any leases, tenancies or occupancies other than that of the Company or the Company Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the buildings, fixtures and other improvements located on the Company Owned Real Property are reasonably adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

(c) Section 3.13(c) of the Company Disclosure Letter sets forth a complete and accurate list of all material leases to which the Company or any Company Subsidiary is a party, as lessee (“Company Real Property Leases”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the fixtures and other improvements located on the premises subject to the Company Real Property Leases are reasonably adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter contains a true and correct list as of the date hereof of all material Company Registered Intellectual Property that are Patents and a true and correct list of all other material Company Registered Intellectual Property.

(b) To the knowledge of the Company, all of the Company Owned Intellectual Property, including each item of Company Registered Intellectual Property, is wholly and exclusively owned by the Company or a Company Subsidiary free and clear of all Liens (other than (i) Permitted Liens, (ii) Company Outbound License Agreements, (iv) outbound nonexclusive licenses entered into in the ordinary course of business, (v) Contracts set forth on Section 3.17(a)(xi) of the Company Disclosure Letter; and (vi) Company Immaterial Trademark Licenses).

(c) Each item of material Company Owned Intellectual Property (i) is subsisting and in full force and effect and (ii) has not been abandoned or passed into the public domain.

(d) To the knowledge of the Company, the operation by the Company and Company Subsidiaries of their business, including the design, development, use, import, export, manufacture, licensing, sale, offering for sale, supply or other disposition of the Company Products does not materially infringe, violate or misappropriate the Intellectual Property rights of any person. Neither the Company nor any Company Subsidiary has received any written notice from any person within the past two years from the date of this Agreement claiming that such operation or any Company Product infringes, violates or misappropriates the Intellectual Property rights of any person.

(e) To the knowledge of the Company, no Company Owned Intellectual Property is being materially used or disclosed in an unauthorized manner, infringed, or misappropriated by any Person.

(f) Neither the Company nor any Company Subsidiary has received any written notice within the past two years directed to the Company or any Company Subsidiary challenging the legality, validity, enforceability or ownership (excluding, for the avoidance of doubt, office actions issued by Governmental Authorities with respect to Registered Intellectual Property applications) of any Company Owned Intellectual Property.

(g) The Company and each Company Subsidiary has taken commercially reasonable measures to protect the Company’s or such Company Subsidiary’s rights in the material Trade Secrets owned by the Company or such Company Subsidiary. For any Trade Secrets owned by any other person that have been provided to the Company or such Company Subsidiary under Contract, to the knowledge of the Company, the Company and such Company Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality of such Trade Secrets. The Company and each Company Subsidiary has and uses commercially reasonable measures to enforce a policy requiring all employees, consultants and other contractors of the Company and each Company Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of the Company or such Company Subsidiary.

(h) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a member of, or a contributor to, or party to any Contract with, any patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization, in each case that obligates the Company or any of its Subsidiaries to grant or offer to any other Person any license or other right to any Company Owned Intellectual Property.

(i) To the knowledge of the Company, neither this Agreement nor the Transactions will result in Parent or any Subsidiary of Parent other than the Surviving Corporation granting any third Person any material license or right to any Intellectual Property owned by, or licensed to, Parent or any Subsidiary of Parent.

(j) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.14 and in Section 3.9 (Absence of Litigation) and Section 3.17 (Material Contracts) are the sole and exclusive representations and warranties of the Company with respect to Intellectual Property, data security, privacy or data transfers and no other representation or warranty of the Company contained herein shall be construed to relate to Intellectual Property, data security, privacy and data transfers (including their compliance with any applicable Law).

Section 3.15 Taxes.

(a) Each of the Company and the Company Subsidiaries has filed all income and other material Tax Returns that it was required to file under applicable Laws and all such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries have paid all material Taxes that are required to be paid by them (whether or not shown on any Tax Return), except for Taxes with respect to which adequate reserves have been established in accordance with GAAP.

(b) None of the Company or any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two year period ending on the date of this Agreement.

(c) Neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, indemnification or sharing agreement (other than (i) agreements entered into in the ordinary course of business, the primary purpose of which is unrelated to Tax, including indemnification agreements or similar arrangements with directors and executive officers and (ii) any agreement between or among any of the Company and the Company Subsidiaries).

(d) Neither the Company nor any Company Subsidiary has engaged in any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b)(1) or any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(e) The Company and each of its Subsidiaries have timely withheld and timely remitted to the appropriate taxing authority all material Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all related Tax Returns (including IRS Form W-2 and Form 1099) have been properly completed and timely issued or filed.

(f) (i) No deficiencies for material Taxes against the Company or any Company Subsidiary have been claimed, proposed or assessed in writing by any Governmental Authority that remain unpaid except for deficiencies with respect to which adequate reserves have been established in accordance with GAAP, (ii) there are no ongoing or pending, nor has the Company or any Company Subsidiary received written notice of the expected commencement of any Actions with respect to any Taxes of the Company or any Company Subsidiary, (iii) there are no waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of the Company or any Company Subsidiary, and (iv) neither the Company nor any Company Subsidiary has applied for, or is currently the beneficiary of, any extension of time within which to file any material Tax Return (other than extensions for income Tax Returns that are in the ordinary course of business consistent with past practice) or with respect to any material Tax assessment or deficiency.

(g) Neither the Company nor any Company Subsidiary is liable for the Taxes of any other Person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor, by Contract or otherwise.

(h) No written claim has been made by any Governmental Authority that the Company or any Company Subsidiary is or may be subject to Tax or required to file a Tax Return in a jurisdiction where it does not file Tax Returns.

(i) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.15 are the sole and exclusive representations and warranties of the Company with respect to Taxes and no other representation or warranty of the Company contained herein shall be construed to relate to Taxes (including their compliance with any applicable Law).

Section 3.16 Environmental Matters.

(a) The Company and each Company Subsidiary is, and, to the knowledge of the Company, has at all times been, in compliance with all applicable Environmental Laws, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) are contaminated with any Hazardous Substance above cleanup levels established by Governmental Authorities pursuant to Environmental Laws and require remediation by the Company or any Company Subsidiary.

(c) Since January 1, 2013, neither the Company nor any Company Subsidiary has received any written notice, letter or request for information stating that it may be liable under any Contract, or pursuant to Environmental Law, for any contamination by Hazardous Substances above cleanup levels established by Governmental Authorities pursuant to Environmental Laws that require remediation at any site.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary possesses and is in compliance with all material permits, licenses and other authorizations required under any Environmental Law (“Environmental Permits”), and no suspension or cancellation of any of the Environmental Permits is pending or, to the knowledge of the Company, threatened.

(e) Except for contracts entered into in the ordinary course of business, to the knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has entered into any agreement (other than Company Real Property Leases) that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or Hazardous Substances. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no claim, suit or proceeding arising under or pursuant to Environmental Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Company Subsidiaries. No condition exists on any property, currently or formerly, owned or operated by the Company that has given rise to, or would reasonably be expected to give rise to, any liability or obligation under Environmental Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.16 are the sole and exclusive representations and warranties of the Company with respect to environmental and occupational health and safety matters, including Environmental Laws, Hazardous Substances and Environmental Permits, and no other representation or warranty of the Company contained herein shall be construed to relate to Environmental Laws, Hazardous Substances and Environmental Permits (including their compliance with any applicable Law).

Section 3.17 Material Contracts.

(a) Section 3.17(a) of the Company Disclosure Letter lists the following respective Contracts (other than any Company Plan) in effect as of the date of this Agreement (which shall be deemed to include all then-current material amendments and supplements) to which the Company or any Company Subsidiary is a party (provided, however, that the Company Material Contracts will be deemed to include, without requirement of listing, any “material contract” (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) that is filed as an exhibit to the Company SEC Reports prior to the date of this Agreement, other than any Company Plan), such Contracts as are required to be set forth in Section 3.17(a) of the Company Disclosure Letter, all Company Real Property Leases, and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) collectively being, the “Company Material Contracts”:

(i) all Contracts (excluding purchase orders (other than purchase orders with a supplier the purchases pursuant to which exceeded $5,000,000 in accrued payments to such supplier for the 12-month period ended January 1, 2016 and the terms and conditions of which deviate materially from the standard terms and conditions offered by the Company or the Company Subsidiaries to suppliers in the ordinary course of business consistent with past practice that have been disclosed to Parent by the Company prior to the date of this Agreement) issued, or clickwrap agreements entered into, in the ordinary course of business) with the five largest suppliers to the Company or the Company Subsidiaries, taken as a whole, in the fiscal year ended January 1, 2016;

(ii) all Contracts (excluding purchase orders issued in the ordinary course of business other than purchase orders the terms and conditions of which deviate materially from the standard terms and conditions offered by the Company or the Company Subsidiaries to customers or distributors that have been disclosed to Parent by the Company prior to the date of this Agreement) involving a customer or a distributor and providing for payments to, or receipts by, the Company in excess of $5,000,000 during the 12-month period ended January 1, 2016;

(iii) all Contracts involving ongoing royalty payments by the Company or any of its Subsidiaries to a Third Party or by a Third Party to the Company or any of its Subsidiaries of more than $5,000,000 during the 12-month period ended January 1, 2016;

(iv) all Contracts to which any Governmental Authority is a party;

(v) all Contracts with respect to any of the Company’s products that are classified under ITAR;

(vi) all Contracts that (i) limit or purport to limit the ability of the Company or any Company Subsidiary, or, upon the consummation of the Merger, Parent or any Parent Subsidiary, to compete with any Person, in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area or during any period of time or (ii) subject the Company or any Company Subsidiary or Parent or any of its Subsidiaries to any material “most-favored nation” right;

(vii) other than entered into in the ordinary course consistent with past practice, any Contract providing for the disposition or acquisition by the Company or any Company Subsidiary directly or indirectly (by merger, license or otherwise) of assets or equity ownership interests for consideration in excess of $5,000,000 (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or containing “earn-out” provisions or other contingent payment obligations;

(viii) any mortgages, indentures, guarantees, loans, credit agreements, security agreements or other Contracts in excess of $5,000,000 relating to Indebtedness, other than (A) accounts receivables and payables, and (B) loans to or guarantees for direct or indirect wholly owned Company Subsidiaries, in each case, in the ordinary course of business consistent with past practice;

(ix) all Contracts establishing or otherwise providing for revenue or profit-sharing joint ventures (whether in partnership, limited liability company or other organizational form);

(x) all Contracts (excluding licenses for commercially available computer components or software that are generally available on nondiscriminatory pricing terms) under which the Company or any Company Subsidiary is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of a Third Party embodied in or necessary for the use of any Company Product and which Contract is material to the Company and the Company Subsidiaries, taken as a whole;

(xi) all Contracts (excluding non-exclusive licenses relating to sales of Company Products in the ordinary course of business or licenses for commercially available computer components or software that are generally available on nondiscriminatory pricing terms) under which the Company or any Company Subsidiary has granted to a Third Party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of the Company or any Company Subsidiary and which Contract is material to the Company and the Company Subsidiaries, taken as a whole;

(xii) all Contracts containing an option or granting any right of first refusal or right of first offer, right of first negotiation or similar right in favor of a party other than the Company or any of its Subsidiaries; and

(xiii) all Contracts entered into in the last three years in connection with the settlement or other resolution of any legal action that has any material continuing obligation, liability or restriction on the part of the Company or the Company Subsidiaries.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding agreement and, to the knowledge of the Company, is in full force and effect and enforceable in accordance with its terms (except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), (ii) the Company or the Company Subsidiary, as applicable, is not in default under any Company Material Contract, has not committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the Company Material Contract, and (iii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any material amendments and supplements thereto.

Section 3.18 NASDAQ. The Company is in compliance in all material respects with the applicable criteria for continued listing of the Company Shares on NASDAQ, including all applicable corporate governance rules and regulations.

Section 3.19 Insurance.

(a) The Company and each Company Subsidiary are, and continually since the later of January 1, 2013 or the date of acquisition by the Company with respect to any Company Subsidiary have been, insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice or both), and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 3.20 Brokers and Expenses. No agent, broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, the Company or any Company Subsidiary.

Section 3.21 Takeover Statutes. The Company Board of Directors has taken all necessary actions so that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law or any anti-takeover provision in the Company Certificate or the Company bylaws is applicable to this Agreement and the Transactions.

Section 3.22 Affiliate Transactions. Other than compensation payable to officers and directors and employee expense reimbursement obligations and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no existing Contracts, transactions, Indebtedness or other arrangements between the Company or any Company Subsidiary, on the one hand, and any of the directors or officers of the Company and the Company Subsidiaries, that are not themselves the Company or a Company Subsidiary, on the other hand.

Section 3.23 Vote Required. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Merger and the adoption of this Agreement.

Section 3.24 Opinion of Financial Advisor. The Company Board of Directors has received an opinion from JPMorgan Chase & Co. (the “Company Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the Per Share Merger

Consideration to be paid to holders of Company Common Stock, other than Parent or any affiliate of Parent, pursuant to this Agreement is fair to such holders from a financial point of view. The Company will make available to Parent a copy of such opinion as soon as practicable following the execution of this Agreement for informational purposes only.

Section 3.25 Export Control. Except as set forth on Section 3.25 of the Company Disclosure Letter, each of the Company and its Subsidiaries is and has at all times been in compliance in all material respects with (i) all U.S. import and export Laws (including those Laws under the authority of the U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control (“OFAC”)) codified at 31 CFR, Parts 500-599) and (ii) all comparable applicable Laws outside the United States (collectively, “Export Control Laws”). Without limiting the foregoing, in all material respects: (i) each of the Company and its Subsidiaries has obtained all export licenses and other approvals required for its exports of products, software, services and technologies required by any Export Control Law and all such approvals and licenses are in full force and effect, (ii) each of the Company and its Subsidiaries is in compliance with the terms of such applicable export licenses or other approvals, and (iii) there are no pending Actions or Actions threatened in writing against the Company or any of its Subsidiaries with respect to such export licenses or other approvals. During the five years prior to the date of this Agreement, the Company has not directly engaged in any transaction with any country or territory subject to sanctions administered by OFAC, nor with any Person on the OFAC list of “Specially Designated Nationals and Blocked Persons” or the BIS “Denied Persons List,” “Entity List” or “Unverified List”. The Company has established internal controls and procedures intended to ensure compliance with all applicable Export Control Laws.

Section 3.26 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III (as qualified by the Company Disclosure Letter), none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to the Company, the Company Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article III (as qualified by the Company Disclosure Letter).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in the disclosure letter delivered by Parent to the Company concurrent with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of this Agreement to which the relevance of such item is reasonably apparent), Parent represents and warrants to the Company as set forth below in this Article IV.

Section 4.1 Corporate Organization; Parent Subsidiaries.

(a) Parent is a Japanese corporation duly organized, validly existing and in good standing under the Laws of Japan, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Merger Sub, when formed, will be a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, will be directly and wholly owned by Parent, and will have the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it will be conducted. Parent is, and Merger Sub will be when formed, in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each Subsidiary of Parent (each, a “Parent Subsidiary”) is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except when the failure to be so duly organized, validly existing, in good standing or have such power and authority would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2 Charter Documents and Bylaws. Parent has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date (such certificates of incorporation and bylaws or equivalent organizational documents collectively referred to as “Charter Documents”) of Parent. Such Charter Documents are in full force and effect. Parent is not in material violation of any of the provisions of its Charter Documents. Upon and following its formation, Merger Sub’s Charter Documents will be in full force and effect and Merger Sub will not be in material violation of any of the provisions of its Charter Documents.

Section 4.3 Authority Relative to this Agreement.

(a) Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings (including any actions of Parent’s stockholders) on the part of Parent are necessary to authorize this Agreement or to consummate the Transactions (except for the filing of the Certificate of Merger with the DSOS). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The Parent Board of Directors has adopted resolutions (i) determining that this Agreement and the Transactions are fair to, and in the best interests of, Parent and its shareholders and (ii) approving and declaring advisable this Agreement and the Transactions.

Section 4.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Charter Documents of Parent, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.4(b) have been obtained and all filings and obligations described in Section 4.4(b) have been made, conflict with or violate any Law or Order applicable to Parent or by which any property or asset of either of them is bound or affected, or (iii) subject to obtaining the consents listed in Section 4.4(a) of the Parent Disclosure Letter, result in any breach of or any loss of any benefit under, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of Parent, or result in the creation of a Lien on a property or asset of Parent pursuant to, any material Contract of Parent, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) any filings as may be required under the rules and regulations of NASDAQ, (ii) the Securities Act, Exchange Act and Blue Sky Laws, (iii) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (iv) the DGCL, (v) the submission of a joint voluntary notice relating to the Transactions to CFIUS and any other related filings or requirements under 31 C.F.R. Part 800 and Section 721 in order to obtain the CFIUS Approval, (vi) the ITAR/EAR Approval, (vii) the FOCI Requirements and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5 Absence of Litigation. As of the date of this Agreement, there is (a) no Action pending, and (b) to the knowledge of Parent, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened in writing against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6 Information Supplied. The information supplied by Parent for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, Parent makes no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement. The information supplied by Parent for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 4.7 Ownership of Company Capital Stock. Neither Parent nor any entity controlled, directly or indirectly through any person or persons, by Parent beneficially owns any Company Shares.

Section 4.8 Sufficient Funds. As of the date of this Agreement, at all times prior to the Closing and at the Closing, Parent has and Parent and Merger Sub (after formation) will have all of the funds available as and when needed that are necessary to consummate the Merger and to perform its obligations under this Agreement.

Section 4.9 Brokers and Expenses. Except for Merrill Lynch Japan Securities Co., Ltd., whose fees will be paid by Parent, no agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Parent or any Parent Subsidiary.

Section 4.10 Vote Required. No vote of the holders of any of the outstanding shares of capital stock of Parent is necessary to approve this Agreement or the Transactions.

Section 4.11 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV (as qualified by the Parent Disclosure Letter), none of Parent, any of its affiliates or any other Person on behalf of Parent makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to Parent, the Parent Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Company or its respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company or its Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or its Representatives or affiliates, including any information made available in teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Company or its respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV (as qualified by the Parent Disclosure Letter).

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (1) as set forth in Section 5.1 of the Company Disclosure Letter, (2) as specifically required by this Agreement, (3) as required by Law or Order or (4) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company (i) shall and shall cause each Company Subsidiary to, conduct its business in the ordinary course of business consistent with past practice, including by using commercially reasonable efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations; provided, however, that no action that is specifically permitted by any of clauses (a) through (r) of this Section 5.1 shall be deemed a breach of this clause (i), and (ii) shall not, and shall not permit any Company Subsidiary to:

(a) declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary), except (i) a quarterly cash dividend in an amount not in excess of $0.12 per Company Share, consistent with past practice, (ii) any dividends or dividend equivalent rights with respect to any vested Company Equity Awards and (iii) dividends and distributions by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary;

(b) split, combine, reduce or reclassify any of its capital stock, except for any such transaction by a wholly owned Company Subsidiary that remains a wholly owned Company Subsidiary after consummation of such transaction;

(c) except as required by applicable Law or the terms of this Agreement or any Company Plan:

(i) terminate any of its present officers or key employees, unless the termination is for cause, based on the Company’s reasonable determination of the individual’s material misconduct or poor performance;

(ii) grant or provide any retention or change in control bonus payments or benefits to any employee or consultant, except pursuant to those arrangements existing and disclosed as of the date of this Agreement;

(iii) grant or provide any severance payments or benefits to any employee or consultant, except pursuant to those arrangements existing and disclosed as of the date of this Agreement (including – with respect to employees – severance pursuant to the Company’s generally applicable severance policies or practices as of the date of this Agreement);

(iv) increase the cash and equity compensation payable or to become payable to any of its employees or individual independent contractors, other than increases in annual base salaries or base wage rates, target incentive cash compensation and the grant of Company RSUs and Company LTIP Awards subject to service-based vesting, at times and in amounts that are (A) in the ordinary course of business consistent with past practice (it being understood that payment of bonuses and other incentive compensation pursuant to the terms of arrangements or policies existing on the date of this Agreement shall not be considered to be an increase in compensation or benefits payable), and (B) in any event, not inconsistent with market practice for similarly-situated businesses with respect to their similarly-situated personnel;

(v) establish, adopt, enter into, materially amend or terminate any collective bargaining agreement,

(vi) establish, adopt, enter into, or materially amend any material Company Plan (or any arrangement that would be a material Company Plan if in effect on the date hereof), other than ordinary course annual renewals of or modifications to Company Plans that are employee health and welfare benefit plans consistent with past practice,

(vii) take any action to accelerate the vesting or payment date of any Company Equity Awards or Company LTIP Awards or accelerate any material payment or benefit, or the funding of any material payment or benefit, payable or to become payable under a Company Plan (other than the acceleration of the Accelerated RSUs and the acceleration of the Company LTIP Awards granted prior to the date of this Agreement, in accordance with the terms hereof), or

(viii) hire or retain any person for employment or to be a consultant with the Company or any Company Subsidiary at the level of vice president or above, provided, that, with notice to Parent, the Company and the Company Subsidiaries may hire any person for employment (including by means of internal promotion) at the level of vice president or above to fill any currently existing vice president or higher position that is vacant as of the date of this Agreement or that becomes vacant after the date of this Agreement, and, notwithstanding anything to the contrary in this Section 5.1(c), provide such person with compensation and benefits and other terms for such position consistent with past practice, and in any event no more favorable to the newly hired employee than those provided to his or her predecessor in such position;

provided, however, and notwithstanding the foregoing provisions of this Section 5.1(c),

(X) the Company will be permitted to engage in compensation reviews and make adjustments to employee salary or wage rate, bonus, equity compensation and employee benefits (including the grant of Company RSUs and Company LTIP Awards subject to service-based vesting), in the ordinary course of business consistent with past practice;

(Y) no Company MSUs may be granted and, other than the 2017 Annual Grant, the aggregate value of any Company Shares covered by any issuance of Company RSUs permitted under this Section 5.1(c) (1) shall not exceed $3,000,000, for the first 6 months following the date of this Agreement; and (2) shall not exceed $1,000,000 for each successive 3 month period thereafter, in each case based on the Per Share Merger Consideration; and

(Z) provided that the Closing Date has not occurred by April 1, 2017, the Company will be permitted to grant Company RSUs and Company LTIP Awards to employees (including to employees at the level of vice president and above) pursuant to its customary annual equity and Company LTIP Award practices in April 2017 (the “2017 Annual Grant”) provided that in connection therewith:

(I)	no Company MSUs may be granted;

(II)	the aggregate value of all Company RSUs granted pursuant to the 2017 Annual Grant shall be consistent with the aggregate value of all Company RSUs issued in connection with the Company’s customary annual equity grants in 2016;

(III)	the aggregate value of all Company LTIP Awards granted pursuant to the 2017 Annual Grant shall be consistent with the aggregate value of all Company LTIP Awards issued in connection with the Company’s customary annual Company LTIP Awards in 2016; and

(IV)	the Company shall take all actions as may be required to ensure that the Company RSUs and Company LTIP Awards that are granted after the date of this Agreement will have a time-based vesting schedule over four years, without acceleration of vesting due to the closing of the Transactions or a subsequent termination of service of the awardholder;

(d) make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by Law, GAAP or SEC policy;

(e) enter into agreements providing for, the acquisition, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination) of, any corporation, partnership, other business organization or any division thereof or any other business for consideration, except for transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(f) amend the Company Governing Documents, or permit any Company Subsidiary to adopt any amendments to its governing documents;

(g) except as permitted by Section 5.1(c), issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any Lien (other than Permitted Liens) any shares in its capital stock or voting securities of the Company or any Company Subsidiary or any securities convertible into or exchangeable for any such shares or voting securities, or any rights, warrants or options to acquire any such shares in its capital stock or voting securities or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, other than (i) issuances of Company Shares in respect of the exercise of purchase rights under the Company ESPP in accordance with Section 2.4(e) (up to the maximum amount of 254,000 Company Shares per Purchase Period), upon exercise of Company Options, or the vesting and settlement of Company RSUs, Company MSUs and Director RSUs in accordance with their respective terms and the terms of this Agreement, and (ii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(h) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) acquisitions of Company Shares tendered by holders of Company Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (ii) the acquisition by the Company of Company Equity Awards in connection with the forfeiture or cancellation of such awards and (iii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(i) redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any

Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any Indebtedness among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (ii) guarantees by the Company of Indebtedness of Company Subsidiaries or guarantees by Company Subsidiaries of Indebtedness of the Company or any Company Subsidiary, which Indebtedness is incurred in compliance with this clause (i), (iii) borrowings under the Credit Agreement and (iv) any other Indebtedness in an amount not to exceed $1,000,000 in aggregate principal amount;

(j) make any loans, advances or capital contributions, except for (i) loans or advances to employees or independent contractors for indemnification, attorneys’ fees, travel and other business expenses in the ordinary course of business consistent with past practice, (ii) loans among the Company and its wholly owned Company Subsidiaries or among the Company’s wholly owned Company Subsidiaries and (iii) extended payment terms for customers in the ordinary course of business;

(k) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its properties or assets, except for (i) sales of inventory or Company Products, or dispositions of obsolete or worthless equipment, in the ordinary course of business, (ii) non-exclusive licenses of Intellectual Property in the ordinary course of business, (iii) transactions among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries and (iv) transactions with respect to assets (other than any corporation, partnership other business organization or any division thereof or any other business) with a fair market value not in excess of $1,000,000 in the aggregate;

(l) settle, pay, discharge or satisfy any Actions other than (i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Most Recent Company Balance Sheet, or (ii) those that do not (A) impose any injunctive relief on the Company or any Company Subsidiary and (B) involve the payment of money greater than the applicable amount set forth on Section 5.1(l) of the Company Disclosure Letter in excess of existing insurance coverage;

(m) commence any Actions in excess of $5,000,000 in the aggregate against any Person other than (i) for the routine collection of accounts receivable, (ii) in such cases where it in good faith determines that failure to commence suit could result in the impairment of a valuable aspect of its business; provided, however, that for purposes of this Section 5.1(m) the filing of any counterclaim in an Action either in existence as of the date of this Agreement or brought thereafter by any Person will not be deemed to be a commencement of an Action;

(n) make (except for elections made in the ordinary course of business consistent with past practice) or change any material Tax election; change any Tax accounting period with respect to a material Tax or material method of Tax accounting; file any material amended Tax Return; settle or compromise any audit or proceeding relating to a material Tax or a material amount of Taxes; except in the ordinary course of business consistent with past practice agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax or surrender any right to claim a material Tax refund;

(o) except in the ordinary course of business, make any new capital expenditure or expenditures in excess of the Company’s anticipated 2016-2017 capital expenditure amount set forth on Section 5.1(o) of the Company Disclosure Letter, or commit to do so;

(p) except in the ordinary course of business and unless otherwise prohibited by any other subclause of this Section 5.1, (i) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date hereof, or (ii) amend, modify, waive or terminate (except for termination upon the expiration thereof in accordance with its terms) any Company Material Contract or Contract that would have been a Company Material Contract had it been entered into prior to the date hereof;

(q) enter into any Contract that (i) limits or purports to limit the ability of the Company or any Company Subsidiary, or, upon the consummation of the Merger, Parent or any Parent Subsidiary, to compete with any Person, in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area or during any period of time, (ii) subjects the Company or any Company Subsidiary or Parent or any of its Subsidiaries to any material “most-favored nation” right, (iii) establishes or otherwise provides for revenue or profit-sharing joint ventures (whether in partnership, limited liability company or other organizational form); (iv) that contains an option or grants any right of first refusal or right of first offer, right of first negotiation or similar right in favor of a party other than the Company or any of its Subsidiaries, (v) provides for payment by the Company or any Company Subsidiary of liquidated damages, (vi) provides for warranty by the Company or any Company Subsidiary for a period longer than three years, (vii) guarantees supply by the Company or any Company Subsidiary for any period, (viii) provides for pricing commitment to any third party for a period longer than three years, or (ix) provides for an uncapped indemnification obligation on the Company or any Company Subsidiary in connection with infringement of any intellectual property right; or

(r) agree, in writing or otherwise, to take any or authorize any of the foregoing actions.

Section 5.2 Solicitation by the Company.

(a) From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, and except as otherwise specifically provided for in this Agreement, the Company shall not and shall cause the Company Subsidiaries and its and their directors and officers not to, and the Company shall instruct its Representatives not to on behalf of the Company: (i) solicit or initiate a Competing Proposal or engage in any discussions or negotiations with respect thereto (other than informing any Person of the existence of the provisions contained in this Section 5.2) (provided, however, that the Company and its Representatives may make inquiries of a person making a Competing Proposal (and its Representatives) to ascertain facts regarding, and clarify the terms of, such Competing Proposal for the purpose of the Company Board of Directors informing itself about such Competing Proposal and the Person making it), (ii) provide any non-public information regarding, or access to the properties, personnel, books and records of, the Company or any Company Subsidiary to any person or “group” (as defined under Section 13(d) of the Exchange Act) in connection with or under circumstances that would reasonably be expected to lead to a Competing Proposal, except as permitted by Section 5.2(c) below, (iii) approve or publicly recommend, or propose publicly to approve or recommend, any Competing Proposal, (iv) withdraw or change or qualify in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the stockholders of the Company, (v) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after receipt of a written request by Parent following a Competing Proposal (or material modification thereto) becoming publicly known or the commencement of a tender or exchange offer (or material modification thereto) for any outstanding shares of capital stock of the Company, provided that the Company and its Representatives shall have no obligation to reaffirm the Company Board Recommendation more than once with respect to any Competing Proposal, (vi) enter into any letter of intent agreement or commitment providing for any Competing Proposal or (vii) resolve or agree to do any of the foregoing (any act described in clauses (iii), (iv) or (v) above, a “Company Change of Recommendation”). Any violation of the restrictions contained in this Section 5.2(a) by any of the Company’s Representatives shall be deemed to be a breach of this Section 5.2(a) by the Company.

(b) The Company shall immediately cease and shall instruct its Representatives to promptly cease, any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Competing Proposal (including, if applicable, the termination within 24 hours of access to any data room established in connection therewith). Promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of acquiring the Company to promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or any of the Company Subsidiaries prior to the date of this Agreement in accordance with the terms of such confidentiality agreement.

(c) Notwithstanding the limitations set forth in Section 5.2(a), if, prior to the Company Stockholder Approval being obtained, the Company receives an unsolicited bona fide written Competing Proposal and the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal or would reasonably be likely to lead to a Superior Proposal, then in either event the Company and its Representatives may: (i) furnish information (including nonpublic information) to the Person making such Competing Proposal, its Representatives and its potential sources of financing, if, and only if, prior to so furnishing such information, the Company receives (or has previously received) from such Person an executed Acceptable Confidentiality Agreement and (ii) engage in discussions or negotiations with such Person, its Representatives and its potential sources of financing with respect to such Competing Proposal and any changes thereto, including by making counterproposals thereto. The Company will promptly provide to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Competing Proposal that was not previously provided to Parent.

(d) The Company shall notify Parent promptly (but in no event later than 24 hours) after, to the knowledge of the Company, the receipt of any Competing Proposal and provide Parent with a copy of the Competing Proposal, including any related debt and equity financing commitments (or if the Competing Proposal is not in writing, a written description of the material terms of the Competing Proposal). The Company shall keep Parent reasonably informed of the status of discussions relating to any such Competing Proposal. The Company will also promptly (and in any event within 24 hours after such determination) advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal pursuant to Section 5.2(c).

(e) Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board of Directors may make a Company Change of Recommendation in response to a Company Intervening Event if, and only if, (i) the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law (provided, however, that the actions of the Company Board of Directors in making such determination and such determination shall not constitute a Company Change of Recommendation or a violation of this Section 5.2), (ii) the Company has provided Parent with a written notice of such determination and that the Company Board of Directors intends to effect a Company Change of Recommendation (provided, however, that the giving of such notice and actions of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not constitute a Company Change of Recommendation or a violation of this Section 5.2) and (iii) during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desires to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.2(e)(i).

(f) Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board of Directors may in response to its receipt of a bona fide written Competing Proposal make a Company Change of Recommendation or terminate this Agreement to enter into a definitive written agreement providing for such Competing Proposal pursuant to Section 8.1(h) if, and only if, (i) the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that (x) such Competing Proposal constitutes a Superior Proposal, and (y) the failure to make such Company Change of Recommendation or to terminate this Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law (provided, however, that the actions of the Company Board of Directors in making such determination and such determination shall not constitute a Company Change of

Recommendation, a violation of this Section 5.2 or a termination of this Agreement), (ii) the Company has provided Parent with a written notice of such determination and that the Company Board of Directors intends to effect a Company Change of Recommendation or that the Company intends to terminate this Agreement (provided, however, that the giving of such notice and actions of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not constitute a Company Change of Recommendation, a violation of this Section 5.2 or a termination of this Agreement) and (iii) during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by Parent that if accepted by the Company would be binding upon Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.2(f)(i). Each time the financial or other material terms of such Competing Proposal are materially amended, the Company will deliver to Parent a new notice, and the period of negotiation provided in the foregoing sentence shall in no event end prior to 11:59 p.m. (Eastern Time) on the second business day immediately following Parent’s receipt of such notice and specified agreements, but no such new notice shall shorten the original notice period.

(g) Nothing contained in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board of Directors has reasonably determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law; provided, however, that any such disclosure referred to in clauses (i) or (ii) that relates to a Competing Proposal shall be deemed to be a Company Change of Recommendation unless (x) the Company Board of Directors expressly reaffirms the Company Board Recommendation in such disclosure or (y) such disclosure is a “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(b) promulgated under the Exchange Act; provided, further that this Section 5.2(g) shall not permit the Company Board of Directors to make a Company Change of Recommendation except to the extent permitted by Section 5.2(e) or Section 5.2(f).

Section 5.3 Preparation of the Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC (and shall, in any event, use reasonable best efforts to prepare and cause to be filed with the SEC within 20 business days following the date of this Agreement) the Proxy Statement in preliminary form. Each of the Company and Parent shall furnish all information concerning itself, its affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested by such other Party in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as reasonably practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response in advance and give due consideration to such comments, except to the extent such disclosures relate to a Competing Proposal.

(b) If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective affiliates, is discovered by the Company or Parent that, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 5.3(b) shall limit the obligations of any Party under Section 5.3(a). For purposes of this Section 5.3, any information concerning or related to the Company or its affiliates will be deemed to have been provided by the Company, and any information concerning or related to Parent or its affiliates will be deemed to have been provided by Parent.

(c) The Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call, give notice of and schedule the Company Special Meeting. Subject to compliance with applicable Law, the Company shall as promptly as reasonably practicable after the Proxy Statement is approved, or deemed to have been approved by the SEC for dissemination to the stockholders of the Company, mail the Proxy Statement to the stockholders of the Company and use its reasonable best efforts to solicit and obtain the Company Stockholder Approval, except to the extent that the Company Board of Directors shall have made a Company Change of Recommendation as permitted by Section 5.2. The Company shall consult with Parent regarding the date of the Company Stockholder Meeting, which, subject to the terms of the next sentence relating to postponement and adjournment thereof, shall be held not later than 45 days after the mailing of the Proxy Statement to the Company’s stockholders. Notwithstanding the foregoing provisions of this Section 5.3(c), the Company shall not adjourn, postpone or delay the Company Special Meeting without the prior consent of Parent, except that it may do so if and to the extent that: (i) there are holders of an insufficient number of shares of Company Common Stock present or represented by a proxy at the Company Special Meeting to constitute a quorum at the Company Special Meeting; (ii) the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval; (iii) such adjournment, postponement, delay or cancellation is required by applicable Law or a request from the SEC or its staff; or (iv) in the good faith judgment of the Company Board of Directors (after consultation with its outside legal advisors), the failure to adjourn, postpone or delay the Company Special Meeting would be reasonably likely to not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Proxy Statement.

Section 5.4 Incorporation and Joinder of Merger Sub.

(a) Promptly following the execution of this Agreement, and in any event within 10 days of the date of this Agreement, Parent shall incorporate, or shall cause the incorporation of, Merger Sub under Delaware Law. Promptly following the incorporation of Merger Sub, Parent shall deliver to the Company a complete and correct copy of the Charter Documents of Merger Sub.

(b) Promptly following the incorporation of Merger Sub in accordance with Section 5.4(a), and in any event within 10 days of the date hereof (and prior to the execution of the Joinder Agreement by Merger Sub), Parent shall cause the board of directors of Merger Sub to adopt this Agreement in accordance with Delaware Law, and Parent shall or shall cause the sole shareholder of Merger Sub to, adopt this Agreement in accordance with Delaware Law.

(c) Promptly following the execution of this Agreement, and in any event within 10 days of the date hereof, Parent shall cause Merger Sub to execute a joinder agreement to this Agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”). Effective upon the execution and delivery of the Joinder Agreement, Merger Sub shall be deemed to be a “Party” to this Agreement, and any obligations or agreements of Merger Sub set forth herein shall thereafter be effective and binding upon Merger Sub. Upon execution of the Joinder Agreement, the Joinder Agreement shall be deemed to be part of, and a modification to, this Agreement, the representations and warranties of Merger Sub in the Joinder Agreement shall be incorporated in full into this

Agreement by reference (and shall be deemed to be made as if Merger Sub was an original Party to this Agreement) and the Joinder Agreement shall be governed by all the terms and provisions of this Agreement, which will continue in full force and effect as modified by the Joinder Agreement as a valid and binding agreement of the Parties (including Merger Sub).

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Access; Confidentiality; Notice of Certain Events.

(a) From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their properties, offices, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Parent all information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required by this Section 6.1 to provide Parent or its Representatives with access to or to disclose information (i) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice, (ii) the disclosure of which would violate any Law, (iii) that is subject to any attorney-client, attorney work product or other legal privilege or (iv) that would result in the disclosure of any trade secrets of the Company or any third parties. Parent will reasonably minimize any disruption to the businesses of the Company that may result from the requests for access, data and information hereunder.

(b) Notwithstanding the foregoing in this Section 6.1 or as set forth in Section 6.2, the Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided under this Section 6.1 or under Section 6.2 as either “Antitrust Counsel Only Material” or “Antitrust Restricted Material.” Antitrust Counsel Only Material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the Company or its legal counsel. Antitrust Restricted Material and the information contained therein shall be given only to outside antitrust counsel and other outside Representatives of the recipient and employees, officers or directors of the recipient approved by the Company, and will not be disclosed by such Persons to other employees, officers or directors of the recipient unless express permission is obtained in advance from the Company or its legal counsel. Anything to the contrary contained in this Section 6.1 or in Section 6.2 notwithstanding, materials provided pursuant to this Section 6.1 or Section 6.2 may be redacted (i) to remove references concerning the valuation of Parent, the Company and the Merger and other confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.

(c) Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1 or Section 6.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(d) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement or the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) of any Action commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Transactions, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which would reasonably be expected, individually or in the aggregate, to result in the failure to be satisfied of any of the conditions to the other Party’s obligation to effect the Merger or that would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.1(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII.

Section 6.2 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date of this Agreement, including (x) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date of this Agreement, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, registrations, Permits and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Merger or any of the other Transactions and (y) taking all steps as may be reasonably necessary to obtain all waiting period expirations or terminations, registrations, Permits and authorizations. In furtherance and not in limitation of the foregoing, each Party agrees (i) to make all necessary applications, notices, petitions and filings required (and thereafter make any other required submissions and respond as promptly as practicable to any requests for additional information or documentary material) with respect to this Agreement or the Transactions (A) with the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (“FTC”) on a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within 10 business days after the execution of this Agreement (unless another date is mutually agreed between the Parties) and (B) with respect to the other Specified Antitrust Authorities, as promptly as practicable, (ii) to prepare and pre-file with CFIUS a draft joint voluntary notice and other appropriate documents within the meaning of 31 C.F.R. § 800.401(f) as promptly as practicable after the date of this Agreement, and then as promptly as practicable after notification by CFIUS that the draft joint voluntary notice satisfies all requirements of 31 C.F.R. § 800.402 and taking into account the pendency of any approvals that may be required with respect to the FOCI Requirements, jointly file with CFIUS a formal joint voluntary notice within the meaning of 31 C.F.R. § 800.402, and as promptly as practicable (and in any event in accordance with applicable regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which the Parties mutually agree should be made, in each case in connection with this Agreement and the Transactions, (iii) to prepare and submit as promptly as practicable, and in any event in a timely manner, all notifications required under the ITAR and EAR in connection with the Merger, including all notifications required under section 122.4 of the ITAR, and make all necessary updates and transfers of all ITAR and EAR licenses held by the Company and its Subsidiaries in connection with the Transactions (the “ITAR/EAR Approval”), (iv) to prepare and submit as promptly as practicable, and in any event in a timely manner, all notices to DSS pursuant to the National Industrial Security Program Operating Manual, DOD 5220.22-M (“NISPOM”) and to cooperate in submitting, as promptly as practicable, all appropriate filings, notices, applications or similar notifications or documents required or advisable in order to obtain such approvals of DSS or any other Governmental Authority as may be required for the Company to mitigate foreign ownership, influence or control under any U.S. national industrial security requirements or Laws (collectively, the “FOCI Requirements”) and (v) to promptly determine whether any other filings are required to be made with, and whether any other consents, approvals, permits or authorizations are required to be obtained from, any Governmental Authority under any other applicable Law in connection with the Transactions, and if so, to prepare and file any such filings and to seek any such other consents, approvals, permits or authorizations (the filings described in the foregoing clauses (i) through (v) collectively, “Regulatory Filings”).

(b) In connection with, and without limiting, the efforts or the obligations of the Parties under Section 6.2(a), each of Parent and the Company shall, to the extent permitted by applicable Law and not prohibited by the applicable Governmental Authority and subject to all applicable privileges (including the attorney client privilege), (i) cooperate and coordinate with the other in the making of Regulatory Filings (including, to the extent permitted by applicable Law and subject to the provisions of Section 6.1(b), providing copies, or portions thereof, of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation, request or other inquiry of any Governmental Authority under any applicable Law with respect to any such filing, (ii) supply the other with any information and reasonable assistance that may be required or reasonably requested in connection with the making of such filings, (iii) supply, within the time allowed, any additional or supplemental information that may be required or reasonably requested by the FTC, the DOJ, CFIUS, DSS and the relevant Governmental Entities of any applicable jurisdiction in which any such filing is made under any other applicable Law and (iv) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to obtain (A) the expiration or termination of the applicable waiting periods (and any extension thereof) under the HSR Act or any other Antitrust Law (the “Antitrust Approvals”), (B) the CFIUS Approval, (C) the ITAR/EAR Approval and (D) any approval required under the FOCI Requirements, in each case as promptly as practicable, and to avoid any impediment to the consummation of the Merger under any applicable Law, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ, CFIUS, DSS or any other Governmental Authority or Person may assert with respect to the Merger or the other Transactions.

(c) Each of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, to the extent practicable and unless prohibited by applicable Law or by the applicable Governmental Authority and subject to all applicable privileges (including the attorney client privilege), promptly inform the other of any material communication from any Governmental Authority regarding any of the Transactions in connection with any Regulatory Filings or investigations with, by or before any Governmental Authority relating to this Agreement or the Transactions, including any Actions initiated by a private party. If any Party or Subsidiary or other affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to a Regulatory Filing, then such Party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the Parties will (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Merger or any other Transactions, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other Party reasonably apprised with respect to any material communications with any Governmental Authority regarding the Merger or any other Transactions, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger or any other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger or any other Transactions and (vi) provide each other (or counsel of each Party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger or any other Transactions. Any such disclosures, rights to participate or provisions of information by one Party to the other may be made on a counsel-only basis to the extent required under applicable Law and the provisions of Section 6.1(b).

(d) Notwithstanding any other provision in this Agreement, except as set forth in this Section 6.2(d), Section 6.2(e) and Section 6.2(f), for purposes of Section 6.2 only, in no event shall Parent, the Company or any of their respective Subsidiaries be obligated to, and, without the prior written consent of Parent, neither the Company nor any of its Subsidiaries shall (x) contest or resist any Action by a Governmental Authority that is instituted (or threatened to be instituted) challenging any of the Transaction as violative of any Antitrust Law, or to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transaction, (y) consent to or take any actions to sell, hold separate or otherwise dispose of any assets, businesses or interest, or (z) consent to or take any other actions not described in the preceding clause (y), including agreeing to conditions relating to, or making changes in the conduct of, its business, that would reduce the reasonably anticipated benefits to Parent of the Transactions in an amount that is financially material relative to the value of the Company and its Subsidiaries as a whole.

(e) In addition to and not in limitation of the covenants of the Parties contained in this Section 6.2, the Parties agree to enter into a commitment letter with DSS prior to the Outside Date pursuant to which the Parties will enter into a Proxy Agreement (as defined under the NISPOM) and the FOCI Entity Plans with respect to the operations of the Company conducted only at the Palm Bay Facility on the terms required by DSS or any other applicable Governmental Authority (a “DSS Commitment Letter”). The Parties will enter into discussions immediately following the date of this Agreement with DSS or any other applicable Governmental Authority with respect to such DSS Commitment Letter, Proxy Agreement and FOCI Entity Plans and will finalize negotiations with respect to such Proxy Agreement and FOCI Entity Plans as promptly as practicable after the date of this Agreement. For the avoidance of doubt, Parent shall have no obligation to enter into a DSS Commitment Letter if DSS is not willing to agree to In-Scope FOCI Mitigation.

(f) The Company acknowledges Parent’s goal of seeking to minimize the scope of the FOCI Requirements and Parent’s preference for a National Interest Determination (as defined under the NISPOM) to permit the operation of the activities of the Company under a Special Security Agreement (as defined under the NISPOM) instead of a Proxy Agreement, and Parent acknowledges the Company’s goal of seeking a resolution with DSS as soon as possible after the date of this Agreement. The Company shall (i) permit Parent to review and consent (such consent not to be unreasonably withheld, conditioned or delayed) to any documents related to the Proxy Agreement and the FOCI Entity Plans that are submitted to DSS, and (ii) use reasonable best efforts to provide the assistance needed to develop and establish the FOCI Entity Plans. Parent will work in good faith to develop the FOCI Entity Plans as promptly as practicable after the date of this Agreement, and in any event prior to the Outside Date.

(g) The Company acknowledges Parent’s goal of seeking an end-of-life for any Company Products that are subject to the NISPOM, either before or after the Closing. The Company shall continue its discussions with all applicable Governmental Authorities regarding implementing an end-of-life process for any Company Products that are subject to the NISPOM, and the Company agrees to keep Parent reasonably notified and informed of such discussions. The Parties acknowledge and agree that the inability to obtain the consent of any applicable Government Authority to such end-of-life process shall not limit in any respect the obligation of the Parties pursuant to Section 6.2(e) to finalize negotiations with DSS or any other applicable Governmental Authority with respect to the FOCI Requirements prior to the Outside Date and the Parties further agree that all of the Company’s obligations set forth in Section 6.2(f) and Section 6.2(g) will be disregarded for purposes of determining (i) whether the conditions set forth in Section 7.2(b) have been satisfied and (ii) whether the Parent Termination Fee has become due and payable pursuant to Section 8.2(c).

(h) Notwithstanding anything to the contrary in this Section 6.2, neither Parent, Merger Sub, on the one hand, nor the Company, on the other hand, shall be required to (and the Company shall not, without Parent’s prior consent) agree to any term or take or omit to take any action in connection with obtaining the Antitrust Approvals, the CFIUS Approval, the ITAR/EAR Approval or any approval required under the FOCI Requirements that is not conditioned upon the consummation of the Merger and the other Transactions.

(i) Each of Parent and the Company shall use its reasonable best efforts to obtain all consents, waivers, authorizations and approvals of all third parties (other than Governmental Authorities, which are the subject of clauses (a)-(h) above) necessary, proper or advisable in connection with the consummation of the Transactions and to provide any notices to third parties required to be provided by them prior to the Effective Time.

Section 6.3 Publicity. Parent and the Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto. Notwithstanding the foregoing provisions of this Section 6.3, (i) Parent and the Company may make press releases or public announcements concerning this Agreement or the Transactions that consist solely of information previously disclosed in all material respects in previous press releases or announcements made by Parent and/or the Company in compliance with this Section 6.3, (ii) Parent and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements consist solely of information previously disclosed in all material respects in previous press releases, public disclosures or public statements made jointly by the Company and Parent and do not reveal material, non-public information regarding the other Parties, this Agreement or the Transactions and (iii) the Company shall not be required to provide any review or comment to Parent regarding any statement, release or disclosure made by the Company or its Representatives in response to or in connection with the receipt and existence of a Competing Proposal, the consideration of making a Company Change of Recommendation or any matters related thereto.

Section 6.4 Directors’ and Officers’ Insurance and Indemnification.

(a) From and after the Effective Time, the Company, the Surviving Corporation and Parent shall indemnify and hold harmless all past and present directors, officers and employees of the Company or any Company Subsidiary and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, together with such Persons’ heirs, executors, administrators and assigns, the “Covered Persons”) to the fullest extent permitted by Law against any costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Covered Person to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity at the request or for the benefit of the Company). Without limiting the foregoing, from and after the Effective Time, Parent, the Company and the Surviving Corporation shall indemnify and hold harmless the Covered Persons to the fullest extent permitted by Law for acts or omissions occurring in connection with the process resulting in and the adoption and approval of this Agreement and the consummation of the Transactions. From and after the Effective Time, Parent, the Company and the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Action or investigation with respect to the matters subject to indemnification pursuant to this Section 6.4(a) in accordance with the procedures (if any) set forth in the Company Certificate, the Company Bylaws, the certificate of incorporation and bylaws, or other organizational or governance documents, of any Company Subsidiary, and indemnification agreements, if any, in existence on the date of this Agreement. In the event of any such Action or investigation, Parent, the Company and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such Action or investigation.

(b) For not less than six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company Certificate and the Company Bylaws. Notwithstanding anything herein to the contrary, if any Action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.4(b) shall continue in effect until the final disposition of such Action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

(c) For not less than six years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain for the benefit of the Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of the Company and the Company Subsidiaries relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time (which the Company shall be permitted to purchase prior to the Effective Time), which policies provide such directors and officers with coverage for an aggregate period of at least six years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Transactions. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.4.

(e) The rights of each Covered Person pursuant to this Section 6.4 shall be in addition to, and not in limitation of, any other rights such Covered Person may have under the Company Certificate, the Company Bylaws (or similar documents of any Company Subsidiary), any Contract, or under applicable Law. The provisions of this Section 6.4 shall survive the Effective Time and shall not be terminated or modified in any manner that is adverse to the Covered Persons (and their respective successors and assigns), it being expressly agreed that the Covered Persons (including their respective successors and assigns) shall be third party beneficiaries of, and entitled to enforce, this Section 6.4. In the event of any breach by the Surviving Corporation or Parent of this Section 6.4, the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.4 as such fees are incurred upon the written request of such Covered Person.

Section 6.5 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other

Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions.

Section 6.6 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.7 Employee Benefits.

(a) Parent hereby agrees that for the period commencing at the Effective Time and ending 12 months following the Effective Time (such period, the “Transition Period”), Parent shall, or shall cause the Surviving Corporation or applicable Subsidiary or affiliate of Parent to provide each employee of the Company or any Company Subsidiary who continues to be employed by Parent, the Surviving Corporation or any Subsidiary or affiliate of Parent as of the Effective Time (each, a “Continuing Employee”) with:

(i) at least the same level of base salary or hourly wage rate, as the case may be, that was provided to such Continuing Employee immediately prior to the Effective Time,

(ii) an annualized target cash incentive amount that is no less than the annualized target cash incentive amount in effect with respect to such Continuing Employee immediately prior to the Effective Time;

(iii) an annual target equity or comparable incentive opportunity (which may consist of, for example, actual stock options or equity awards, synthetic / phantom equity or other variable cash awards tied to the performance of Parent, the Surviving Corporation, or particular business unit thereof, or other incentive arrangements) that is no less favorable than the aggregate annual target equity incentive opportunity plus annual Company LTIP Award opportunity in effect with respect to such Continuing Employee immediately prior to the Effective Time;

(iv) the opportunity to participate in applicable health (including health savings and flexible spending accounts), welfare, nonqualified cash deferred compensation and defined contribution retirement benefit plans and programs that are substantially comparable, in the aggregate, and at a cost to the Continuing Employee that is substantially comparable in the aggregate, to either (A) those health, welfare and defined contribution retirement benefits provided to such Continuing Employee immediately prior to the Effective Time or (B) those provided by Parent to similarly situated employees of Parent and its Subsidiaries;

(v) rate of accrual, maximum accrual and permitted use of paid vacation time or comparable paid time off under terms that are no less favorable than the terms of the Company’s policies governing such vacation or paid time off as in effect on the date of this Agreement; and

(vi) severance benefits in accordance with such Continuing Employee’s individual employment, severance, change in control or similar agreement in effect as of immediately prior to the Effective Time or, in the absence of any such agreement, in accordance with the applicable severance plan or policy of the Company as in effect immediately prior to the Effective Time.

(b) Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of service with the Company or the Company Subsidiaries (including any current or former affiliate of the Company or the Company Subsidiaries or any predecessor of the Company or a Company Subsidiary) shall be credited for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent (including the Surviving Corporation) for the benefit of the Continuing Employees, including vacation or other paid-time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits for the same period of service).

(c) Effective as of the Effective Time and thereafter, Parent shall, and shall cause the Surviving Corporation to, (i) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees under the applicable health, welfare and defined contribution retirement benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Plans immediately prior to the Effective Time), (ii) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Plans immediately prior to the Effective Time, (iii) credit each Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Plans prior to the Closing Date during the plan year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such plan year and (iv) as applicable, credit each Continuing Employee with his or her contribution balances, if any, under the health savings accounts, flexible spending accounts and dependent care spending accounts administered under Company Plans which contributions are made during the Company Plan plan year in which the Closing occurs.

(d) Parent agrees that:

(i) the portion of each Company LTIP Award granted prior to the date of this Agreement by the Company that is outstanding immediately prior to the Effective Time and that, in the absence of the Transactions, is scheduled to vest in calendar years 2019 and 2020 shall be deemed, as of immediately prior to the Effective Time, to be earned and be fully vested at the Effective Time; and

(ii) if the Effective Time occurs prior to April 1, 2017, then the portion of each Company LTIP Award granted prior to the date of this Agreement by the Company that is outstanding immediately prior to the Effective Time and that, in the absence of the Transactions, is scheduled to vest in calendar year 2017 shall be deemed, as of immediately prior to the Effective Time, to be earned and be fully vested at the Effective Time.

(iii) The Surviving Corporation shall make all payments due under this Section 6.7(d) promptly and not later than 30 days following the Effective Time.

Parent shall cause the Surviving Corporation to make the payments due under this Section 6.7(d) and Parent shall take all actions necessary to ensure that the Surviving Corporation has cash sufficient to satisfy the payment obligations set forth in this Section 6.7(d), including, to the extent necessary, depositing with the Surviving Corporation the amounts due under this Section 6.7(d), including the employer’s share of employment Taxes, at or prior to any applicable payment date.

(e) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any affiliate of Parent and the Continuing Employee and subject to the terms of any severance, benefit or other applicable plan or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.7 shall (i) be deemed or construed to be an amendment or other modification of any employee benefit plan of Parent or (ii) create any third-party rights in any current or former employee or individual independent contractor of the Company or its affiliates (or any beneficiaries or dependents thereof).

Section 6.8 401(k) Plans. If requested by Parent at least 10 days prior to the Closing, then effective as of no later than the day immediately preceding the Closing, the Company will terminate each of the Company Plans intended to be “qualified” within the meaning of Section 401(a) of the Code (the “Company 401(k) Plans”). If Parent requires the termination of the Company 401(k) Plans, then Parent or one of Parent’s ERISA Affiliates shall maintain or cause to be maintained, for the benefit of the Continuing Employees throughout the Transition Period, a defined contribution plan that (i) meets the requirements of Section 401(a) of the Code, and (ii) includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (such plan being referred to as the “Parent 401(k) Plan”). Parent will provide for the Parent 401(k) Plan to accept, on or after Closing, the rollover by each Continuing Employee of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from the Company 401(k) Plans, including plan loans, in accordance with applicable Code provisions. Prior to the Effective Time, the Company shall provide Parent with evidence that such plan(s) have been terminated by providing resolutions approving such termination. The form and substance of such resolutions shall be subject to the review and approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 6.9 Rule 16b-3. The Company Board of Directors, or a committee of non-employee directors thereof, shall, prior to the Effective Time, adopt a resolution providing in substance that the dispositions by the Company Insiders of Company Common Stock (including derivative securities with respect to Company Common Stock) contemplated by this Agreement are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act in accordance with Rule 16b-3 and interpretations of the SEC thereunder.

Section 6.10 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate its registration under the Exchange Act, provided, however, that such delisting and termination shall not be effective until after the Effective Time.

Section 6.11 Dividends. If the Closing Date occurs after the record date for a regular quarterly cash dividend payable to holders of the Company Common Stock and prior to the payment date of such dividend (the “Final Quarterly Dividend”), then Parent or the Surviving Company will cause to be paid, out of the Exchange Fund, the Final Quarterly Dividend on behalf of the Company following the Closing on the scheduled payment date for such dividend.

Section 6.12 Transaction Litigation. The Company shall give Parent the opportunity to participate in the Company’s defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to this Agreement and/or the Merger. The Company agrees that it shall not settle or offer to settle any litigation commenced after the date of this Agreement against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to this Agreement and/or the Merger without the prior written consent of Parent.

Section 6.13 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other Party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.14 Company Equity and LTIP Awards. At least five business days prior to the Closing, the Company shall give Parent correct and complete lists, as of such date, of: (a) outstanding Company Options and other Company Equity Awards, and (b) Company LTIP Awards, including as applicable with respect to each category of awards: the holder, number of Company Shares then subject to such Company Option or other Company Equity Award, vesting schedule, grant date, expiration date and exercise price (if applicable), whether the holder of such award has made a deferral election with respect to such award under Code Section 409A, and whether the holder is a current or former employee, director, consultant or other individual independent contractor of the Company.

Section 6.15 FIRPTA. At the Closing, the Company shall provide to Parent a statement certificate, dated as of the Closing Date, in accordance with Treasury Regulations sections 1.1445-2(c) and 1.897-2(h) in the form of Exhibit B and a notice to the Internal Revenue Service in accordance with Treasury Regulations section 1.897-2(h) in the form of Exhibit C.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Company Stockholder Approval has been obtained;

(b) No Restraints. No Governmental Authority of competent jurisdiction (in any case in a jurisdiction that is material to the business and operations of the Company and Parent, taken together) shall have issued an Adverse Law or Order restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(c) Required Antitrust Clearances. Any (i) applicable waiting period (or extension thereof) relating to the Merger under the HSR Act has expired or been earlier terminated and (ii) clearance or affirmative approval of a Governmental Authority required under any Antitrust Law set forth on Section 7.1(c) of the Company Disclosure Letter has been obtained and any mandatory waiting period related thereto has expired;

(d) CFIUS Approval. The CFIUS Approval has been obtained; and

(e) ITAR. A period of 60 days shall have elapsed following written notice to the the Directorate of Defense Trade Controls under the ITAR, 22 CFR§122.4(b), with respect to the Transactions.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub (following the execution of the Joinder Agreement) to effect the Merger are also subject to the satisfaction or waiver (in writing) by Parent on or prior to the Closing Date of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.3(b) and (c) (Capitalization) are true and correct in all respects as of immediately prior to the Effective Time with the same force and effect as if made on and as of immediately prior to the Effective Time (except to the extent expressly made as of a particular date, in which case as of such particular date) except for any inaccuracies that, individually or in the aggregate, would not result in the aggregate amount required to be paid by Parent as additional consideration in the Merger (including as a result of the assumption of additional Company Stock Options, Company Equity Awards, or other securities convertible into Company Shares) to increase by more than $30,000,000; (ii) set forth in Section 3.1(a) (Qualification, Organization, Subsidiaries, etc.), Section 3.3(a) and (d) – (e) (Capitalization), Section 3.4 (Authority Relative to this Agreement), Section 3.20 (Brokers and Expenses), Section 3.21 (Takeover Statutes), Section 3.23 (Vote Required) and Section 3.24 (Opinion of Financial Advisor) (collectively, the “Company Specified Representations”) are, if qualified by materiality or “Company Material Adverse Effect,” true and correct in all respects, and if not qualified by materiality or “Company Material Adverse Effect,” true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of a particular date, in which case as of such particular date) and (iii) set forth in Article III, other than the Company Specified Representations, are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 7.2(a)(iii), all qualifications based on a “Company Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties will be disregarded (it being understood and hereby agreed that the “Company Material Adverse Effect” qualification set forth in clause (b) of Section 3.8 will not be disregarded pursuant to the terms of this proviso);

(b) Covenants. The Company has complied with or performed, in all material respects, the covenants, obligations and agreements of the Company under this Agreement to be complied with or performed by it prior to the Effective Time;

(c) Company Material Adverse Effect. No Company Material Adverse Effect has occurred since the date of this Agreement and is continuing; and

(d) Certificate. The Company has furnished Parent with a certificate, dated as of the Closing date and signed on its behalf by the chief executive officer or chief financial officer of the Company, to the effect that the conditions set forth in Section 7.2(a), (b) and (c) are satisfied.

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (in writing) by the Company on or prior to the Closing Date of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent (i) set forth in Section 4.1(a) (Corporate Organization; Parent Subsidiaries) and Section 4.3 (Authority Relative to this Agreement), and the representations and warranties of Merger Sub set forth in Section 2.1 and Section 2.3 of the Joinder Agreement (following its execution) are, if qualified by materiality or “Parent Material Adverse Effect,” true and correct in all respects, and if not qualified by materiality or “Parent Material Adverse Effect,” true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of a particular date, in which case as of such particular date), (ii) set forth in Section 4.8 (Sufficient Funds) are true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and (iii) set forth in Article IV, other than the Parent Specified Representations, and the representations and warranties of Merger Sub set forth in the Joinder Agreement (following its execution) other than the representations and warranties of Merger Sub set forth in Section 2.1 and Section 2.3 of the Joinder Agreement, are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement and the Joinder Agreement for purposes of this Section 7.3(a)(iii), all qualifications based on a “Parent Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties will be disregarded;

(b) Covenants. Parent and Merger Sub (following the execution of the Joinder Agreement) have complied with or performed, in all material respects, the covenants, obligations and agreements of Parent and

Merger Sub under this Agreement and the Joinder Agreement to be complied with or performed by them on or prior to the Closing Date;

(c) Parent Material Adverse Effect. No Parent Material Adverse Effect has occurred since the date of this Agreement and is continuing; and

(d) Deliveries. Parent and Merger Sub have furnished the Company with (i) a certificate, dated as of the Closing Date and signed on their behalf by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions set forth in Section 7.3(a), (b) and (c) are satisfied and (ii) the Joinder Agreement (to the extent not previously delivered), duly executed by Merger Sub.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Company Stockholder Approval) as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either the Company or Parent if a Governmental Authority of competent jurisdiction (in any case in a jurisdiction that is material to the business and operations of the Company and Parent, taken together) shall have issued a final and nonappealable Adverse Law or Order that remains in effect and that permanently restrains, permanently enjoins or otherwise permanently prohibits the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) will not be available to any Party where failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, such Adverse Law or Order;

(c) by Parent, at any time prior to the Effective Time, if (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, in either case, such that any condition contained in Section 7.1 or Section 7.2 is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent has delivered to the Company written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions contained in Section 7.1 or Section 7.2 prior to the Outside Date or at least 45 days have elapsed since the date of delivery of such written notice to the Company and such breach has not been cured in all material respects; provided, however, that Parent will not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if there has been any material breach by Parent or Merger Sub (following the execution of the Joinder Agreement) of its representations, warranties or covenants contained in this Agreement or the Joinder Agreement, and such breach has not been cured in all material respects;

(d) by the Company, at any time prior to the Effective Time, if (i) there has been a breach by Parent or Merger Sub (following the execution of the Joinder Agreement) of any of its representations, warranties or covenants contained in this Agreement or the Joinder Agreement in any case, such that any condition contained in Section 7.1 or Section 7.3 is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company has delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions contained in Section 7.1 or Section 7.3 prior to the Outside Date or at least 45 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects; provided, however, that the Company will not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if there has been any material breach by the Company of its representations, warranties or covenants contained in this Agreement, and such breach has not been cured in all material respects;

(e) by either Parent or the Company, if the Effective Time shall not have occurred by 5:00 p.m., Eastern Time, on July 12, 2017 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has caused, or resulted in, the Effective Time not occurring prior to the Outside Date;

(f) by Parent, if, prior to receipt of the Company Stockholder Approval, the Company materially and willfully breaches its obligations under Section 5.2 or the Company Board of Directors or any committee thereof shall have effected a Company Change of Recommendation;

(g) by either the Company or Parent, if the Company Stockholder Approval is not obtained at the Company Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

(h) by the Company in order to accept a Superior Proposal in accordance with Section 5.2(f); provided that as a condition to the termination of this Agreement by the Company pursuant to this Section 8.1(h), the Company pays Parent, or causes Parent to be paid, the Company Termination Fee payable under Section 8.2(b)(i); or

(i) by the Company, if Merger Sub has not joined this agreement by execution and delivery of the Joinder Agreement within 20 days of the date of this Agreement.

Section 8.2 Effect of Termination.

(a) To terminate this Agreement as provided in Section 8.1 (other than in the case of termination pursuant to Section 8.1(a)), the terminating Party shall give written notice to the other Party specifying the subsection of Section 8.1 pursuant to which such termination is made, and this Agreement will become null and void and there will be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, Section 6.3, this Section 8.2 and Section 9.3 through Section 9.14 will survive such termination; provided, however, that each Party will retain liability for its fraud or a willful and material breach of its representations, warranties covenants or agreements set forth in this Agreement prior to such termination and any aggrieved Party will be entitled to all rights and remedies available under applicable Law or in equity.

(b) Company Termination Fee.

(i) If the Company terminates this Agreement pursuant to Section 8.1(h), then the Company shall pay or cause to be paid to Parent prior to or substantially concurrently with, and as a condition to such termination, an amount in cash equal to $96,500,000 (the “Company Termination Fee”).

(ii) If Parent terminates this Agreement pursuant to Section 8.1(f), then the Company shall pay the Company Termination Fee or cause the Company Termination Fee to be paid to Parent within five business days after such termination.

(iii) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(e) (solely in the event that the Company Stockholder Approval has not been obtained) or Section 8.1(g), (B) a Competing Proposal has been publicly disclosed after the date of this Agreement and prior to the date of such termination and has not been withdrawn prior to the Outside Date (in the case of a termination pursuant to Section 8.1(e)) or the date of the Company Special Meeting (in the case of a termination pursuant to Section 8.1(g)), and (C) within 12 months after such termination, the Company either consummates a Competing Proposal or enters into a definitive agreement with respect to any Competing Proposal and such Competing Proposal (or any “superior proposal” permitted by the terms of such Competing Proposal) is subsequently consummated, then within five business days after the date of such consummation, the Company will pay or cause to be paid to Parent the

Company Termination Fee. For purposes of this Section 8.2(b)(iii), the term “Competing Proposal” will have the meaning assigned to such term in Section 9.5, except that the references to “20%” will be deemed to be references to 50%.

(iv) In the event any amount is payable by the Company pursuant to the preceding clauses (i)-(iii), such amount shall be paid by wire transfer of immediately available funds to an account designated by Parent. In no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.

(v) The Company acknowledges that (A) the agreements contained in this Section 8.2 are an integral part of the Transactions and that without this Section 8.2 Parent and Merger Sub would not have entered into this Agreement and (B) the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. If the Company fails to promptly pay any amount due pursuant to this Section 8.2(b), the Company shall pay to Parent all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees as well as reasonable expenses incurred in connection with any action initiated by Parent), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. Except in the case of fraud or a willful and material breach of the Company’s representations, warranties, covenants or agreements set forth in this Agreement prior to termination of this Agreement, and subject to Parent’s and Merger Sub’s rights set forth in Section 9.14(b), Parent’s right to receive payment from the Company of the Company Termination Fee (under the circumstances in which it is payable) shall be the sole and exclusive remedy of the Parent Related Parties against the Company, the Company Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions, including the Merger, to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount (if entitled under this Section 8.2(b)), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, including the Merger (except that the Company shall also be obligated with respect to Section 8.2, to the extent applicable, and except that the Company shall remain obligated for, and Parent and its affiliates may be entitled to remedies with respect to, the provisions and agreements surviving such termination pursuant to Section 8.2(a)). For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance of the Company’s obligation to consummate the Merger in accordance with Section 9.14(b) and the payment of the Company Termination Fee under this Section 8.2(b), under no circumstances shall Parent and Merger Sub be permitted or entitled to receive both a grant of such specific performance requiring the Company to consummate the Merger and to pay the Company Termination Fee (if entitled under this Section 8.2(b)). In any circumstance where performance by the Company of its obligations under this Agreement would relieve the Company of its obligation to pay the Company Termination Fee, Parent and Merger Sub may, in their sole discretion (i) seek specific performance pursuant to Section 9.14(b), (ii) withdraw any claim for specific performance and require payment of the Company Termination Fee if entitled to payment of the Company Termination Fee under this Section 8.2(b) or (iii) if Parent and Merger Sub are unable for any reason to obtain specific performance, require payment of the Company Termination Fee if entitled to payment of the Termination Fee under this Section 8.2(b). For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) Parent Termination Fee.

(i) If (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) other than the condition set forth in Section 7.1(d), (B) DSS is willing to agree to In-Scope FOCI Mitigation, (C) Parent has not entered into a DSS Commitment Letter that continues in full force and effect, and (D) this Agreement is terminated by either the

Company or Parent pursuant to Section 8.1(e), then Parent shall pay or cause to be paid to the Company (x) if such termination was by Parent, prior to or substantially concurrently with, and as a condition to, such termination, or (y) if such termination was by the Company, within five business days of such termination, an amount in cash equal to $96,500,000 (the “Parent Termination Fee”).

(ii) In the event any amount is payable pursuant to the preceding clause (i) such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company. In no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

(iii) Parent and Merger Sub each acknowledge that (A) the agreements contained in this Section 8.2 are an integral part of the Transactions and that without this Section 8.2 the Company would not have entered into this Agreement and (B) the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. If Parent fails to promptly pay any amount due pursuant to this Section 8.2(c), Parent shall pay to the Company all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees as well as reasonable expenses incurred in connection with any action initiated by the Company), together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. Except in the case of fraud or a willful and material breach of Parent’s or Merger Sub’s representations, warranties, covenants or agreements set forth in this Agreement prior to termination of this Agreement, and subject to the Company’s rights set forth in Section 9.14(b), the Company’s right to receive payment from Parent of the Parent Termination Fee (under the circumstances in which it is payable) shall be the sole and exclusive remedy of the Company Related Parties against Parent, the Parent Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, “Parent Related Parties”) for any loss suffered as a result of the failure of the Transactions, including the Merger, to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount (if entitled under this Section 8.2(c)), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, including the Merger (except that Parent and Merger Sub shall also be obligated with respect to Section 8.2, to the extent applicable, and except that Parent and Merger Sub shall remain obligated for, and the Company and its affiliates may be entitled to remedies with respect to, the provisions and agreements surviving such termination pursuant to Section 8.2(a)). For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the obligation of Parent and Merger Sub to consummate the Merger in accordance with Section 9.14(b) and the payment of the Parent Termination Fee under this Section 8.2(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of such specific performance requiring Parent and Merger Sub to consummate the Merger and to pay the Parent Termination Fee (if entitled under this Section 8.2(c)). In any circumstance where performance by Parent of its obligations under this Agreement would relieve Parent of its obligation to pay the Parent Termination Fee, the Company may, in its sole discretion (i) seek specific performance pursuant to Section 9.14(b), (ii) withdraw any claim for specific performance and require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under this Section 8.2(c) or (iii) if the Company is unable for any reason to obtain specific performance, require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under this Section 8.2(c). For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Company Stockholder Approval, by written agreement of the Company and Parent; provided, however, that after receipt of the Company Stockholder Approval, no amendment shall be made that by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b) At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent or Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of Parent or Merger Sub or the Company, as applicable, contained herein. Any agreement on the part of Parent or Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 9.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms expressly contemplates performance after the Effective Time.

Section 9.3 Expenses. Except as otherwise expressly provided in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses, except that Parent shall pay any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes.

Section 9.4 Notices. All notices, requests, demands and other communications under this Agreement shall, except to the extent expressly provided to be oral, be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery; (c) if sent by e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a business day before 5:00 p.m. in the time zone of the receiving party, when transmitted and the sender has received non-automated confirmation of receipt by the recipient; (d) if sent by e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a business day or after 5:00 p.m. in the time zone of the receiving party, and the sender has received non-automated confirmation of receipt by the recipient, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties:

if to the Company, to:

Intersil Corporation

1001 Murphy Ranch Road

Milpitas, California 95035

Telephone: +1 (408) 432-8888

Attention: Andrew Hughes, Vice President, General Counsel

Email: ahughes@intersil.com

with a copy (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: Daniel R. Mitz, Micheal Reagan and Jonn Beeson

Email: drmitz@jonesday.com, mreagan@jonesday.com and jbeeson@jonesday.com

and

if to Parent or Merger Sub, to:

Renesas Electronics Corporation

Toyosu Foresia

3-2-24, Toyosu, Koto-ku

Tokyo 135-0061, Japan

Telephone: +81-03-6773-3209

Attention: Haruka Osawa, General Counsel, Legal Division

Email: inxs@lm.renesas.com

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building 29th Floor

5-1, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-6529, Japan

Telephone: +81-3-3214-6522

Facsimile: +81-3-3214-6512

Attention:Gary M. Smith and Jeff Schrepfer

Email: Gsmith@mofo.com and Jschrepfer@mofo.com

and to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601, U.S.A.

Telephone: +1 (212) 468-8000

Facsimile: +1 (212) 468-7900

Attention: Jeffery Bell

Email: Jbell@mofo.com

Section 9.5 Certain Definitions. For the purposes of this Agreement, the term:

“Accelerated RSU” means the portion of each Company RSU (i) that is neither a 2017 Annual Grant nor an award that is not exempt from Code Section 409A pursuant to Treasury Regulations Section 1.409A-1(b)(4), (ii) that is outstanding immediately prior to the Effective Time and (iii) that, in the absence of the Transactions, is not scheduled to vest until calendar years (A) 2017, if the Effective Time occurs prior to April 1, 2017; (B) 2019; and (C) 2020.

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company, than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement (i) shall not be required to contain standstill provisions,

(ii) shall not provide for an exclusive right to negotiate with the Company, and (iii) shall not restrict the Company from complying with Section 5.2.

“Action” means any and all litigation, suits, actions, legal proceedings, audits, arbitrations or mediations by or before any Governmental Authority.

“Adverse Law or Order” means (i) any Law shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the Merger or (ii) there shall be in effect any Order preventing the consummation of the Merger.

“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.

“business days” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York and Tokyo, Japan are authorized or required by applicable Law to close.

“CFIUS” means the Committee on Foreign Investment in the United States, and each member agency thereof, acting in such capacity.

“CFIUS Approval” means (i) CFIUS has issued a written notification stating that CFIUS has concluded that the Transactions contemplated by this Agreement are not a “covered transaction” and not subject to review under applicable Law; (ii) the review of the Transactions contemplated by this Agreement under Section 721 has been concluded, and CFIUS has determined that there are no unresolved national security concerns with respect to the Transactions; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (A) the President has not taken any action within 15 days from the date the President received the report from CFIUS or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Transactions.

“Claim” means any and all allegations, claims, demands and causes of action.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the amended and restated bylaws of the Company in effect on the date of this Agreement.

“Company Certificate” means the Certificate of Incorporation of the Company in effect on the date of this Agreement.

“Company Equity Awards” means each outstanding award granted under the Company Equity Plans, each option to purchase a share of Company Common Stock under the Company ESPP, and each other outstanding Company Option, Company RSU, Company MSU and Director RSU.

“Company Equity Plans” means: the Company’s Amended and Restated 2008 Equity Compensation Plan; the DSU Inducement Award Agreement between the Company and Necip Sayiner, effective April 1, 2013; the Company’s 1999 Equity Compensation Plan; the Company’s 2009 Option Exchange Plan; and the Company ESPP.

“Company ERISA Affiliate” means any trade or business (whether or not incorporated), which is or within the last six years, has been under common control with the Company within the meaning of Section 4001(b)(1) of ERISA, or which together with the Company is, or within the last six years, has been treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Code.

“Company ESPP” means the Company’s Employee Stock Purchase Plan (as amended on May 6, 2014).

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company Immaterial Trademark Licenses” means licenses or other rights of use granted by the Company or any Company Subsidiary in respect of Trademarks to Third Party vendors to refer to the Company as a customer and rights granted to third parties as part of corporate sponsorships, or other similar licenses or rights that are not material to the Company or Company Subsidiaries.

“Company Insiders” means those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Company Intervening Event” means an Effect (a) that was not known to the Company Board of Directors, or the material consequences of which (based on facts known to members of the Company Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement and (b) that does not relate to any Competing Proposal.

“Company LTIP Award” means a cash-based award granted in connection with the Company’s annual equity grant program entitling the holder thereof to earn cash compensation in a fixed dollar amount subject to the holder’s continued service with the Company or Company Subsidiary over a period of three to four years.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) is, or would reasonably be expected to be, materially adverse to the business, assets, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects relating to the following will be deemed, either alone or in combination, to be or constitute a “Company Material Adverse Effect” or be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) changes in the industry in which the Company and the Company Subsidiaries operate, (ii) general economic conditions, (iii) changes in securities markets, credit markets, currency markets or other financial markets, (iv) political conditions or changes in such conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism), (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events, (vi) changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof), (vii) the negotiation, announcement (whether or not authorized by the Parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to the acquisition of the Company), pendency or consummation of this Agreement or the Transactions, including the identity of, or Effects relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, the Company Subsidiaries or their employees (including any impact on the relationship of the Company or any the Company Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners), (viii) changes in the Company’s stock price or the trading volume (including suspension of trading) of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition), (ix) any breach, violation or non-performance of any provision of this Agreement by Parent or any of its affiliates, (x) actions or omissions required of the Company under this Agreement or taken or not taken at the request of, or with the consent of, Parent or any of its affiliates, (xi) any Claims or Actions arising from allegations of breach of fiduciary duty or violation of Law or otherwise relating to this Agreement or the Transactions, and (xii) any item or matter disclosed in the Company Disclosure Letter or in the Company SEC Reports filed prior to the date of this Agreement, except, in the case of each of clauses (i) through (vi), to the extent such Effects disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which the Company and the Company Subsidiaries operate (in which case only the incremental disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect), or (b) would prevent or materially impair or delay the Company from consummating the Merger.

“Company Outbound License Agreements” means Contracts pursuant to which any Company products are or have been directly or indirectly licensed or sold by the Company or any of the Company Subsidiaries to customers or channel partners in the ordinary course of business.

“Company Owned Intellectual Property” means any Intellectual Property that is owned by or purported to be owned, in whole or in part, by the Company or any of the Company Subsidiaries.

“Company Plans” means (i) all written employee benefit plans (as defined in Section 3(3) of ERISA), and (ii) all bonus, stock option, stock purchase, restricted stock, restricted stock unit, equity-based incentive, cash-based incentive, retention incentive, compensatory change in control payment, profit sharing, vacation pay, paid time off, cafeteria plan, fringe benefit, deferred compensation, severance, supplemental termination pay, retiree medical or life insurance, supplemental retirement or other material compensation or benefit plans, programs, agreements or arrangements, in each case, with respect to which the Company or any Company Subsidiary has or would reasonably be expected to have any material liability or that are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, director or other individual providing services to the Company or any Company Subsidiary, but excluding compensation and benefit plans, programs and arrangements sponsored or maintained by a Governmental Authority.

“Company Products” means all product offerings, including all software, of the Company and each of the Company Subsidiaries (a) that are being sold, licensed, or distributed, as applicable, as of the date of this Agreement, or (b) that the Company, or any of the Company Subsidiaries, is otherwise obligated, as of the date of this Agreement, to license, distribute, support or maintain (in each case, excluding, for the avoidance of doubt, (i) those Third Party products or Open Source Materials embedded in or otherwise part of the product offering and (ii) any of the Company’s support, consulting and/or training services), in each case, that are material to the business of the Company and its Subsidiaries, taken as a whole.

“Company Registered Intellectual Property” means all Company Owned Intellectual Property that is Registered Intellectual Property.

“Company RSU” means a restricted stock unit award entitling the holder thereof to receive the value of one share of Company Common Stock, whether payable in cash or shares of Company Common Stock, in respect of each unit subject to such award.

“Company Special Meeting” means the meeting of the holders of Company Shares for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote upon the adoption of this Agreement at the Company Special Meeting.

“Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets (as measured by fair market value as determined in good faith by the Company Board of Directors) of or equity interest in the Company (on a consolidated basis with its Subsidiaries) (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger.

“Confidentiality Agreement” means the Confidentiality Agreement, dated July 1, 2016, between Parent and the Company, as amended.

“Contract” means any agreement, contract, subcontract, settlement agreement, lease, sublease, legally binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

“Copyrights” means any and all U.S. and foreign copyrights, mask work rights and all other rights with respect to works of authorship and all registrations thereof and applications therefor.

“Credit Agreement” means the Company’s Amended and Restated Credit Agreement, dated July 19, 2016, with the lenders party thereto and Bank of America, N.A. as administrative agent, swing line lender, and letter of credit issuer.

“Domain Names” means all Internet domain name registrations.

“DSOS” means the Secretary of State of the State of Delaware.

“DSS” means the Defense Security Service of the U.S. Department of Defense.

“EAR” means the Export Administration Regulations.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Laws” means any Law, including common law, relating to (i) releases or threatened releases of Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances, (iii) pollution or protection of the indoor or outdoor environment, occupational health as it relates to exposures to Hazardous Substances or natural resources, or (iv) the European Union’s Directives on the Restriction of Hazardous Substances (RoHS) and the Waste Electrical and Electronic Equipment (WEEE).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FOCI Entity Plans” means the relevant plans, acceptable to DSS, related to the operation of the Palm Bay Facility under the Proxy Agreement (including a Technology Control Plan, an Electronic Communications Plan, and an Affiliated Operations Plan) (each as defined under the NISPOM).

“Governmental Authority” means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government.

“Hazardous Substances” means (i) those substances, materials, contaminants or wastes defined in or regulated as “hazardous”, “toxic”, or “radioactive”, under the following U.S. federal statutes and their state counterparts, as amended to date, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) polychlorinated biphenyls, friable asbestos and radon, and (v) any biological or chemical substance, material or waste regulated or classified as “hazardous”, “toxic”, or “radioactive” by any Governmental Authority pursuant to any Environmental Law.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent (a) in respect of notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (not including any undrawn amounts under standby letters of credit); (c) in respect of banker’s acceptances; (d) representing capital lease obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or (f) representing any hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“In-Scope FOCI Mitigation” means (i) a Proxy Agreement with respect to the operations of the Company conducted only at the Palm Bay Facility or (ii) any form of mitigation under the FOCI Requirements that is no more restrictive than a Proxy Agreement with respect to the operations of the Company conducted only at the Palm Bay Facility, provided that such mitigation is also limited only to the Palm Bay Facility.

“Intellectual Property” means the rights associated with or arising out of any of the following: (a) Patents; (b) Trade Secrets; (c) Copyrights, (d) Trademarks, (e) Domain Names and (f) any similar, corresponding or equivalent intellectual property rights to any of the foregoing anywhere in the world.

“IRS” means the Internal Revenue Service.

“ITAR” means the International Traffic in Arms Regulations, 22 Code of Federal Regulations § 120 et seq.

“knowledge of Parent” means the actual knowledge of each executive officer of Parent set forth in Schedule 1.2, in each case assuming reasonable inquiry by such executive officer of those other employees of Parent who are direct reports of such executive officer and who would reasonably be expected to have actual knowledge of the relevant matter based on their duties and responsibilities to Parent.

“knowledge of the Company” means the actual knowledge of each executive officer of the Company set forth in Schedule 1.1 in each case assuming reasonable inquiry by such executive officer of those other employees of the Company who are direct reports of such executive officer and who would reasonably be expected to have actual knowledge of the relevant matter based on their duties and responsibilities to the Company.

“Law” means any statute, code, rule, regulation, ordinance, rule of common law, or other pronouncement of any Governmental Authority having the effect of law.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), but excluding, with respect to Intellectual Property, nonexclusive licenses.

“NASDAQ” means the NASDAQ Global Select Market.

“Open Source Materials” refers to any software or other material that is distributed pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including but not limited to the GNU General Public License (GPL), LGPL, Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

“Order” means any injunction, judgment, decree or other order issued by a Governmental Authority of competent jurisdiction.

“Palm Bay Facility” means the Company’s entire facility in Palm Bay, Florida.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate that (i) materially impairs the ability of Parent or Merger Sub (following the execution of the Joinder Agreement) to perform its obligations under this Agreement and the Joinder Agreement, (ii) would prevent Parent or Merger Sub from consummating the Merger or (iii) materially delays the consummation of the Transactions.

“Parent Specified Representations” means the representations and warranties of Parent set forth in Section 4.1(a) (Corporate Organization; Parent Subsidiaries), Section 4.3 (Authority Relative to this Agreement) and Section 4.8 (Sufficient Funds).

“Patents” means domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof.

“Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the Most Recent Company Balance Sheet or notes thereto or securing liabilities reflected on such balance sheet, (iv) which was incurred in the ordinary course of business since the date of the Most Recent Company Balance Sheet, (v) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used, (vi) statutory or common law Liens to secure landlords, lessors or renters under leases or rental agreements, (vii) imposed on the underlying fee interest in leased real property, (viii) any zoning, land use, covenants, conditions and restrictions, matters that would be shown by a real property survey or similar matters affecting the Company’s real property, (ix) Liens imposed by applicable Law and (x) Liens relating to intercompany borrowings among the Company and its wholly owned Subsidiaries.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or organization.

“Proxy Statement” means a proxy statement to be sent to the stockholders of the Company (together with any amendments or supplements thereto) with respect to the Company Special Meeting.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Authority, including any of the following: (a) issued Patents and Patent applications; (b) Trademark registrations, renewals and applications; (c) Copyright registrations and applications; and (d) Domain Name registrations.

“Representatives” means, when used with respect to Parent, Merger Sub or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives of Parent or the Company, as applicable, and its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Specified Antitrust Authority” means (i) any U.S. federal or state Governmental Authority, or (ii) any non-U.S. or supranational Governmental Authority listed on Section 7.1(c) of the Company Disclosure Letter to the extent such Governmental Authority’s clearance, consent or approval is required under Antitrust Laws in connection with the Transactions.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide written offer constituting a Competing Proposal (with references to 20% being deemed to be replaced with references to 50%), which did not result from a breach of Section 5.2(a) and which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the stockholders of the Company than the Merger, taking into account such factors as the Company Board of Directors considers in good faith to be appropriate (including the terms and conditions of such offer, identity of the Person or group making such offer, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation).

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority or domestic or foreign taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Authority or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Third Party” means any person other than the Company, Parent and each of their respective affiliates (including Merger Sub) and the respective Representatives of the Company, Parent and each of their respective affiliates.

“Trademarks” means all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

“Trade Secrets” means non-public know-how and trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable).

“Treasury Regulations” means the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code and any successor regulations.

Section 9.6 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
“2017 Annual Grant”	Section 5.1(c)
“affiliates”	Section 9.8
“Agreement”	Preamble
“Antitrust Approvals”	Section 6.2(b)
“Antitrust Counsel Only Material”	Section 6.1(b)
“Antitrust Restricted Material”	Section 6.1(b)
“Appraisal Rights”	Section 2.3(a)
“Blue Sky Laws”	Section 3.5(b)
“Book-Entry Shares”	Section 2.1(a)
“Certificate”	Section 2.1(a)
“Certificate of Merger”	Section 1.3
“Charter Documents”	Section 4.2
“Closing Date”	Section 1.2
“Closing”	Section 1.2
“Company”	Preamble
“Company 401(k) Plans”	Section 6.8
“Company Board of Directors”	Recitals
“Company Board Recommendation”	Recitals
“Company Change of Recommendation”	Section 5.2(a)
“Company Common Stock”	Recitals
“Company Disclosure Letter”	Article III
“Company Financial Advisor”	Section 3.24
“Company Material Contracts”	Section 3.17(a)
“Company MSU”	Section 2.4(c)
“Company Option”	Section 2.4(a)
“Company Owned Real Property”	Section 3.13(b)
“Company Preferred Stock”	Section 3.3(a)
“Company Real Property Leases”	Section 3.13(c)
“Company Related Parties”	Section 8.2(b)(v)
“Company Required Approvals”	Section 3.5(b)
“Company SEC Reports”	Section 3.7(a)
“Company Securities”	Section 3.3(c)
“Company Shares”	Recitals

Term	Section
“Company Specified Representations”	Section 7.2(a)
“Company Subsidiary”	Section 3.1(b)
“Company Termination Fee”	Section 8.2(b)(i)
“Continuing Employee”	Section 6.7(a)
“Covered Persons”	Section 6.4(a)
“Director RSU”	Section 2.4(d)
“D&O Insurance”	Section 6.4(c)
“DGCL”	Recitals
“Dissenting Shares”	Section 2.3(a)
“DOJ”	Section 6.2(a)
“DSS Commitment Letter”	Section 6.2(e)
“Earned MSU Shares”	Section 2.4(c)
“Effective Time”	Section 1.3
“Electronic Delivery”	Section 9.8
“Employment And Other HR Practices”	Section 3.11(d)
“Environmental Permits”	Section 3.16(d)
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(a)
“Export Control Laws”	Section 3.25
“Final Purchase Date”	Section 2.4(e)(iv)
“Final Quarterly Dividend”	Section 6.11
“FOCI Requirements”	Section 6.2(a)
“FTC”	Section 6.2(a)
“GAAP”	Section 3.7(b)
“ITAR/EAR Approval”	Section 6.2(a)
“Joinder Agreement”	Section 5.4(c)
“Merger”	Recitals
“Merger Sub”	Recitals
“Most Recent Company Balance Sheet”	Section 3.7(c)
“MSU Measurement Date”	Section 2.4(c)
“NISPOM”	Section 6.2(a)
“Non-U.S. Plan”	Section 3.10(g)
“OFAC”	Section 3.25
“Outside Date”	Section 8.1(e)
“Parent”	Preamble
“Parent 401(k) Plan”	Section 6.8
“Parent Board of Directors”	Recitals
“Parent Disclosure Letter”	Article IV
“Parent Subsidiary”	Section 4.1(b)
“Parent Termination Fee”	Section 8.2(c)(i)
“Party” or “Parties”	Preamble
“Permits”	Section 3.6(a)
“Per Share Merger Consideration”	Section 2.1(a)
“Proposed Dissenting Shares”	Section 2.3(a)
“Purchase Period”	Section 2.4(e)(i)
“Regulatory Filings”	Section 6.2(a)
“RSU Payment”	Section 2.4(b)(i)
“Section 721”	Section 3.5(b)
“SOX”	Section 3.7(a)
“Surviving Corporation”	Section 1.1
“Transactions”	Recitals
“Transition Period”	Section 6.7(a)

Section 9.7 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “Sections,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Annexes and Schedules to this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a Person are also to such Person’s successors and permitted assigns. All references in this Agreement to “$”or other monetary amounts refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.8 Counterparts. This Agreement may be executed and delivered (including by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Section 9.9 Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b) Except (i) for the right of holders of Company Shares to receive the Per Share Merger Consideration, which shall be enforceable by such holders, (ii) for the rights of the holders of Company Options, Company RSUs, Company MSUs and Director RSUs to receive such amounts as provided for in Section 2.4, which shall be enforceable by such holders, (iii) as provided in Section 6.4 and (iv) subject to Section 8.2(a), for the rights of holders of Company Shares to pursue claims for damages and other relief, including equitable relief, for Parent’s or Merger Sub’s fraud or willful and material breach of their representations, warranties, covenants or agreements set forth in this Agreement prior to any termination of this Agreement (provided, however, that the rights granted pursuant to this clause (iv) shall only be enforceable on behalf of such holders of Company Shares by the Company in its sole and absolute discretion), neither this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 9.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such Action in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in such courts. Each of the Parties hereto (A) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions (including Japan) by suit on the judgment or in any other manner provided by Law and (B) waives any objection to the recognition and enforcement by a court in other jurisdictions (including Japan) of any such final judgment. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law. Nothing in this Agreement shall limit the right of the Company to bring and have heard and determined actions arising out of or relating to this Agreement in the courts of Japan.

Section 9.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, except that Merger Sub (following the execution of the Joinder Agreement) may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) Parent and one or more direct or indirect wholly owned Subsidiaries of Parent, or (iii) one or more direct or indirect wholly owned Subsidiaries of Parent; provided, however, that no such assignment shall relieve Parent or Merger Sub (following the execution of the Joinder Agreement) of any obligation or liability under this Agreement. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.14 Enforcement; Remedies; Specific Performance.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Article VIII, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.

(c) The Parties’ rights in this Section 9.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For purposes of clarity, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

RENESAS ELECTRONICS CORPORATION

By	/s/ Bunsei Kure
Name: Bunsei Kure
Title: Representative Director, President and CEO

INTERSIL CORPORATION

By	/s/ Necip Sayiner
Name: Necip Sayiner
Title: President and Chief Executive Officer

EXHIBIT A

Form of Joinder Agreement

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of [                ], 2016, is by and between Chapter One Company, a Delaware corporation (“Merger Sub”) and Intersil Corporation, a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein are defined in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on September 12, 2016, the Company and Renesas Electronics Corporation, a Japanese corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent and the Company agreed to effect the Merger upon the terms and subject to conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to the obligations of the Company to effect the Merger, the Merger Agreement provides that Merger Sub must enter into, and deliver to the Company a duly executed copy of, this Joinder Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

ARTICLE I – JOINDER; PART OF MERGER AGREEMENT

Merger Sub hereby becomes a party to the Merger Agreement and to be bound to the Merger Agreement as “Merger Sub” and a “Party”. Merger Sub hereby confirms all of the covenants and agreements set forth with respect to Merger Sub in the Merger Agreement.

This Joinder Agreement shall be deemed to be part of, and a modification to, the Merger Agreement and shall be governed by all the terms and provisions of the Merger Agreement, which shall continue in full force and effect as modified hereby as a valid and binding agreement of Merger Sub.

ARTICLE II – REPRESENTATIONS AND WARRANTIES

Merger Sub represents and warrants to the Company as set forth below.

Section 2.1 Corporate Organization. Merger Sub is a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, is directly and wholly owned by Parent, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Merger Sub is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 2.2 Charter Documents and Bylaws. Merger Sub has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date (such certificates of incorporation and bylaws or equivalent organizational documents collectively referred to as “Charter Documents”) of Merger Sub. Such Charter Documents are in full force and effect. Merger Sub is not in material violation of any of the provisions of its Charter Documents.

Section 2.3 Authority Relative to this Joinder Agreement.

(a) Merger Sub has all necessary corporate power and authority to execute and deliver this Joinder Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Joinder Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings (including any actions of Merger Sub’s respective stockholders) on the part of Merger Sub are necessary to authorize this Joinder Agreement or to consummate the Transactions (except for the filing of the Certificate of Merger with the DSOS). This Joinder Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The board of directors of Merger Sub adopted resolutions (i) determining that this Agreement and the Transactions is fair to, and in the best interests of, Merger Sub and its stockholder and (ii) approving and declaring advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with the DGCL).

Section 2.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Joinder Agreement by Merger Sub do not, and the performance of this Joinder Agreement by Merger Sub will not, (i) conflict with or violate the Charter Documents of Merger Sub, (ii) conflict with or violate any Law or Order applicable to Merger Sub or by which any property or asset of it is bound or affected, or (iii) subject to obtaining the consents listed in Section 4.4(a) of the Parent Disclosure Letter, result in any breach of or any loss of any benefit under, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of Merger Sub, or result in the creation of a Lien on a property or asset of Merger Sub pursuant to, any material contract of Parent, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) any filings as may be required under the rules and regulations of NASDAQ, (ii) the Securities Act, Exchange Act and Blue Sky Laws, (iii) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (iv) the DGCL, (v) the submission of a joint voluntary notice relating to the Transactions to CFIUS and any other related filings or requirements under 31 C.F.R. Part 800 and Section 721 in order to obtain the CFIUS Approval, (vi) the ITAR/EAR Approval, (vii) the FOCI Requirements and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 2.5 Information Supplied. The information supplied by Merger Sub for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, Merger Sub makes no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement. The information supplied by Merger Sub for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 2.6 Merger Sub. Except for obligations or liabilities incurred in connection with its incorporation or organization or the consummation of this Agreement and the Transactions, Merger Sub has not incurred any obligations or liabilities, has not engaged in any business or activities of any type or kind whatsoever and has not entered into any Contracts or arrangements with any person or entity.

Section 2.7 Ownership of Company Capital Stock. Merger Sub does not beneficially own any Company Shares.

Section 2.8 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Section 2.01, none of Merger Sub, any of its affiliates or any other Person on behalf of Merger Sub makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to Merger Sub or with respect to any other information provided, or made available, to the Company or its respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the date first set forth above.

INTERSIL CORPORATION

By:
Name:
Title:

CHAPTER ONE COMPANY

By:
Name:
Title:

EXHIBIT B

Form of FIRPTA Certificate

STATEMENT OF NON-U.S. REAL PROPERTY HOLDING CORPORATION STATUS

PURSUANT TO TREASURY REGULATION SECTION 1.897-2(h) AND

CERTIFICATION OF NON-FOREIGN STATUS

Pursuant to the Agreement and Plan of Merger, dated as of September 12, 2016 (the “Agreement”), by and among Intersil Corporation, a Delaware corporation (“Company”), Renesas Electronics Corporation, a Japanese corporation (“Parent”) and Chapter One Company, a Delaware corporation, Parent will acquire 100% of the issued and outstanding shares of the Company (the “Acquisition”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a “U.S. real property interest” (as that term is defined in § 897(c)(1) of the Code and Treas. Reg. § 1.897-1(c)) must withhold U.S. tax if the transferor is a foreign person. In order to confirm that Parent, as transferee, is not required to withhold tax under § 1445 of the Code from amounts paid to any Company stockholder as consideration in connection with the Acquisition contemplated by the Agreement, the undersigned, in his capacity as [                ] of the Company, hereby certifies the following pursuant to Treas. Reg. § 1.1445-2(c)(3) and Treas. Reg. § 1.897-2(h):

1. As of the date hereof, the Company is not a “U.S. real property holding corporation” (a “USRPHC”) as defined in § 897(c)(2) of the Code and Treas. Reg. § 1.897-2(b), and the Company has not been a USRPHC at any time during the five-year period ending on the date hereof.

2. As of the date hereof, none of the outstanding capital stock of the Company constitutes a “U.S. real property interest” as defined in § 897(c)(1) of the Code and Treas. Reg. § 1.897-1(c).

3. The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Treasury regulations promulgated thereunder).

4. The Company’s federal employer identification number is 59-3590018 and the Company’s address is 1001 Murphy Ranch Road, Milpitas, California 95035.

5. The Company acknowledges that (1) it is issuing this certificate and making the statements contained herein pursuant to Treas. Reg. § 1.1445-2(c)(3) and Treas. Reg. § 1.897-2(h), (2) it hereby authorizes and instructs its outside counsel to file this certificate and the attached notice on its behalf with the U.S. Internal Revenue Service within five (5) business days following the closing of the Acquisition, and (3) any false statement contained herein could be punished by fine, imprisonment, or both.

[Remainder of Page Intentionally Left Blank]

Under penalties of perjury I declare that I have examined this certification and the statements contained herein and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.

INTERSIL CORPORATION

By:
Name:
Title:
Date: , 2016

EXHIBIT C

Form of FIRPTA Notification Letter

Intersil Corporation

1001 Murphy Ranch Road, Milpitas, CA 95035

[Closing Date]

Director

Ogden Service Center

FIRPTA Unit

P.O. Box 409101

Ogden, UT 84409.

Re:    Notice Required Under Treasury Regulation Section 1.897-2(h)(2)

Dear Sir/Madam:

At the request of Renesas Electronics Corporation, a Japanese corporation (“Parent”), in connection with its acquisition of Intersil Corporation, a Delaware corporation (“Company”), pursuant to the Agreement and Plan of Merger by and among Company, Parent, and Chapter One Company, a Delaware corporation, we have provided the following statement to Parent as of the date hereof:

This Notice is provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2);

The following information relates to the corporation providing this Notice:

Name:	Intersil Corporation
Address:	1001 Murphy Ranch Road Milpitas, CA 95035
Taxpayer Identification No.:	59-3590018

The attached certification was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from Parent in accordance with Treasury Regulations Section 1.1445-2(c)(3)(i).

The following information relates to Parent:

Name:	Renesas Electronics Corporation
Address:	3-2-24, Toyosu, Koto-ku Tokyo 135-0061, Japan
Taxpayer Identification No.:	[Company TIN]/[N/A]

No interest in the Company is a U.S. real property interest.

A copy of the certification provided by Company to Parent in this regard is attached to this Notice.

Under penalties of perjury, the undersigned declares that he has examined the above notice (including the attachment hereto) and to the best of his knowledge and belief it is correct, and he further declares that he has authority to sign this document on behalf of the Company.

Sincerely,

INTERSIL CORPORATION

By:
Name:
Title:
Date: , 2016

Joinder Agreement

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of September 21, 2016, is by and between Chapter One Company, a Delaware corporation (“Merger Sub”) and Intersil Corporation, a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein are defined in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on September 12, 2016, the Company and Renesas Electronics Corporation, a Japanese corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent and the Company agreed to effect the Merger upon the terms and subject to conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to the obligations of the Company to effect the Merger, the Merger Agreement provides that Merger Sub must enter into, and deliver to the Company a duly executed copy of, this Joinder Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

ARTICLE I — JOINDER; PART OF MERGER AGREEMENT

Merger Sub hereby becomes a party to the Merger Agreement and to be bound to the Merger Agreement as “Merger Sub” and a “Party”. Merger Sub hereby confirms all of the covenants and agreements set forth with respect to Merger Sub in the Merger Agreement.

This Joinder Agreement shall be deemed to be part of, and a modification to, the Merger Agreement and shall be governed by all the terms and provisions of the Merger Agreement, which shall continue in full force and effect as modified hereby as a valid and binding agreement of Merger Sub.

ARTICLE II — REPRESENTATIONS AND WARRANTIES

Merger Sub represents and warrants to the Company as set forth below.

Section 2.1 Corporate Organization. Merger Sub is a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, is directly and wholly owned by Parent, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Merger Sub is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 2.2 Charter Documents and Bylaws. Merger Sub has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date (such certificates of incorporation and bylaws or equivalent organizational documents collectively referred to as “Charter Documents”) of Merger Sub. Such Charter Documents are in full force and effect. Merger Sub is not in material violation of any of the provisions of its Charter Documents.

Section 2.3 Authority Relative to this Joinder Agreement.

(a) Merger Sub has all necessary corporate power and authority to execute and deliver this Joinder Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Joinder Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings (including any actions of Merger Sub’s respective stockholders) on the part of Merger Sub are necessary to authorize this Joinder Agreement or to consummate the Transactions (except for the filing of the Certificate of Merger with the DSOS). This Joinder Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The board of directors of Merger Sub adopted resolutions (i) determining that this Agreement and the Transactions is fair to, and in the best interests of, Merger Sub and its stockholder and (ii) approving and declaring advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with the DGCL).

Section 2.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Joinder Agreement by Merger Sub do not, and the performance of this Joinder Agreement by Merger Sub will not, (i) conflict with or violate the Charter Documents of Merger Sub, (ii) conflict with or violate any Law or Order applicable to Merger Sub or by which any property or asset of it is bound or affected, or (iii) subject to obtaining the consents listed in Section 4.4(a) of the Parent Disclosure Letter, result in any breach of or any loss of any benefit under, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of Merger Sub, or result in the creation of a Lien on a property or asset of Merger Sub pursuant to, any material contract of Parent, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) any filings as may be required under the rules and regulations of NASDAQ, (ii) the Securities Act, Exchange Act and Blue Sky Laws, (iii) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (iv) the DGCL, (v) the submission of a joint voluntary notice relating to the Transactions to CFIUS and any other related filings or requirements under 31 C.F.R. Part 800 and Section 721 in order to obtain the CFIUS Approval, (vi) the ITAR/EAR Approval, (vii) the FOCI Requirements and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 2.5 Information Supplied. The information supplied by Merger Sub for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, Merger Sub makes no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement. The information supplied by Merger Sub for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 2.6 Merger Sub. Except for obligations or liabilities incurred in connection with its incorporation or organization or the consummation of this Agreement and the Transactions, Merger Sub has not incurred any obligations or liabilities, has not engaged in any business or activities of any type or kind whatsoever and has not entered into any Contracts or arrangements with any person or entity.

Section 2.7 Ownership of Company Capital Stock. Merger Sub does not beneficially own any Company Shares.

Section 2.8 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article II, none of Merger Sub, any of its affiliates or any other Person on behalf of Merger Sub makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to Merger Sub or with respect to any other information provided, or made available, to the Company or its respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the date first set forth above.

INTERSIL CORPORATION

By:	/s/ Necip Sayiner
	Name:	Necip Sayiner
	Title:	President and Chief Executive Officer

CHAPTER ONE COMPANY

By:	/s/ Haruka Osawa
	Name:	Haruka Osawa
	Title:	President

[Signature Page of Joinder Agreement]

ANNEX B

September 12, 2016

The Board of Directors

Intersil Corporation

1001 Murphy Ranch Road

Milpitas, CA 95035

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.01 per share (the “Company Common Stock”), of Intersil Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Renesas Electronics Corporation (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), between the Company and the Acquiror, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Acquiror or by any subsidiary of the Company or the Acquiror, and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $22.50 per share in cash plus the amount of any Final Quarterly Dividend (as defined in the Agreement), if any (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated September 12, 2016 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the

B-1

Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

    J.P. Morgan Securities LLC

B-2

ANNEX C

ANNEX C: SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7; 80 Del. Laws, c. 265, §§ 8-11.;

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION

INTERSIL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

[●], 2016, [●], Pacific time

1001 Murphy Ranch Road, Milpitas, California 95035

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

▼ Please detach here ▼

INTERSIL CORPORATION 1001 Murphy Ranch Road Milpitas, CA 95035

This proxy is solicited by the Board of Directors of Intersil Corporation for use at the Special Meeting of Stockholders on [●], 2016.

This proxy will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Necip Sayiner, our President, Chief Executive Officer and Director, and Donald Macleod, our Chairman of the Board (the “Named Proxies”), and each of them, with full power of substitution, to vote on the matters shown on the reverse side and, in their discretion, on any other matters which may properly come before the Special Meeting and all adjournments and postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (See reverse side for voting instructions)

INTERSIL CORPORATION 1001 Murphy Ranch Road Milpitas, CA 95035

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy materials, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11.59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not mail your proxy card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERSIL CORPORATION

1001 Murphy Ranch Road

Milpitas, CA 95035

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3:		For	Against	Abstain

1.	PROPOSAL 1 – Adoption of the Merger Agreement	☐	☐	☐

2.	PROPOSAL 2 – Adjournment of the Special Meeting	☐	☐	☐

3.	PROPOSAL 3 – Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) on this proxy. If held in joint tenancy all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date